                                                                     EXHIBIT 4.1

                          THIRD AMENDED AND RESTATED
                          --------------------------
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT
                   ----------------------------------------

                          Dated as of August 17, 1999

                                     among


                            GENESEE & WYOMING INC.,
                                as US Borrower

          AUSTRALIA SOUTHERN RAILROAD PTY. LIMITED, ACN 079 444 296,
                            as Australian Borrower,

                         QUEBEC GATINEAU RAILWAY INC.,
                             as Canadian Borrower

           COMPANIA DE FERROCARRILES CHIAPAS - MAYAB, S.A. de C.V.,
                              as Mexican Borrower


                                THE GUARANTORS,


                        THE LENDING INSTITUTIONS LISTED
                             ON SCHEDULE II HERETO,
                                    as Banks

                               BANKBOSTON, N.A.,
                            as Administrative Agent

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                          as Documentation Agent and
                               Australian Agent

                                     with

                      BANCBOSTON ROBERTSON STEPHENS INC.
                                  as Arranger

                            EXHIBITS AND SCHEDULES
                            ----------------------

     *Exhibit A-1    Form of US Revolving Credit Note
     *Exhibit A-2    Form of Mexican Revolving Credit Note
     *Exhibit B-1    Form of US Term Note
     *Exhibit B-2    Form of Canadian Term Note
     *Exhibit B-3    Form of Mexican Term Note
     *Exhibit C-1    Form of US Revolving Credit Loan Request
     *Exhibit C-2    Form of Australian Revolving Credit Loan Request
     *Exhibit C-3    Form of Mexican Revolving Credit Loan Request
     *Exhibit C-4    Form of Canadian Continuation Request
     *Exhibit D      Form of Compliance Certificate
     *Exhibit E      Form of Instrument of Adherence (Guaranty)
     *Exhibit F      Form of Assignment and Acceptance


     *Schedule I     Guarantors
     *Schedule II    Banks and Commitments
     *Schedule III   Existing Letters of Credit
     *Schedule 8.3   Titles to Properties; Leases
     *Schedule 8.7   Litigation
     *Schedule 8.14  Certain Transactions
     *Schedule 8.15  ERISA
     *Schedule 8.17  Environmental Compliance
     *Schedule 8.18  Subsidiaries; Joint Ventures
     *Schedule 8.21  Operating Locations
     *Schedule 9.7   Insurance
     *Schedule 10.1  Existing Indebtedness
     *Schedule 10.2  Existing Liens
     *Schedule 10.3  Existing Investments

     * OMITTED EXHIBITS AND SCHEDULES

       UPON WRITTEN REQUEST, THE REGISTRANT WILL
       PROVIDE COPIES OF ANY OF THE REFERENCED OMITTED EXHIBITS AND SCHEDULES.

                               TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION..................................................    2
     ---------------------------------------
      1.1.  Definitions.......................................................................    2
            -----------
      1.2.  Rules of Interpretation...........................................................   33
            -----------------------
2.   THE REVOLVING CREDIT FACILITIES..........................................................   34
     -------------------------------
      2.1.  Commitment to Lend................................................................   34
            ------------------
            2.1.1.  US Revolving Credit Loans.................................................   34
                    -------------------------
            2.1.2.  Australian Revolving Credit Loans.........................................   35
                    ---------------------------------
            2.1.3.  Mexican Revolving Credit Loans............................................   35
                    ------------------------------
      2.2.  Commitment Fee....................................................................   36
            --------------
      2.3.  Reduction of Commitments..........................................................   37
            ------------------------
      2.4.  Reduction of Optional Currency Borrowings.........................................   38
            -----------------------------------------
      2.5.  The US Revolving Credit Notes; Australian Revolving
            ---------------------------------------------------
            Credit Loan Accounts; Mexican Revolving Credit Notes..............................   38
            ----------------------------------------------------
      2.6.  Reliquification Bills.............................................................   39
            ---------------------
      2.7.  Interest on Revolving Credit Loans................................................   40
            ----------------------------------
      2.8.  Requests for Revolver Loans.......................................................   41
            ---------------------------
      2.9.  US Borrower's Conversion Options; Continuation of Loans...........................   42
            -------------------------------------------------------
            2.9.1.  Conversion to Different Type of US Revolving Credit Loan..................   42
                    --------------------------------------------------------
            2.9.2.  Continuation of Type of US Revolving Credit Loan..........................   43
                    ------------------------------------------------
            2.9.3.  Eurocurrency Rate Loans...................................................   44
                    -----------------------
     2.10.  Mexican Borrower's Conversion Options; Continuation of Loans......................   44
            ------------------------------------------------------------
            2.10.1. Conversion to Different Type of Mexican Revolving Credit Loan.............   44
                    -------------------------------------------------------------
            2.10.2. Continuation of Type of Mexican Revolving Credit Loan.....................   44
                    -----------------------------------------------------
            2.10.3. Eurocurrency Rate Loans...................................................   45
                    -----------------------
     2.11.  Optional Currencies...............................................................   45
            -------------------
     2.12.  Funds for US Revolving Credit Loans...............................................   46
            -----------------------------------
            2.12.1. Funding Procedures........................................................   46
                    ------------------
            2.12.2. Advances by Administrative Agent..........................................   47
                    --------------------------------
     2.13.  Funding Procedures for Australian Revolving Credit Loans..........................   47
            --------------------------------------------------------
            2.13.1. Funding Procedures........................................................   47
                    ------------------
            2.13.2. Advances by Australian Agent..............................................   48
                    ----------------------------
     2.14.  Funds for Mexican Revolving Credit Loans..........................................   49
            ----------------------------------------
            2.14.1. Funding Procedures........................................................   49
                    ------------------
            2.14.2. Advances by Administrative Agent..........................................   49
                    --------------------------------

3.   THE TERM LOANS...........................................................................   50
     --------------
      3.1.   Commitment to Lend...............................................................   50
             ------------------
      3.2.   The US Term Notes; Canadian Term Notes; Mexican Term Notes.......................   50
             ----------------------------------------------------------
      3.3.   Schedule of Installment Payments of Principal of Term Loans......................   52
             -----------------------------------------------------------
      3.4.   Interest on Term Loans...........................................................   54
             ----------------------
      3.5.   Notification by Borrowers........................................................   54
             -------------------------
      3.6.   Amounts, etc.....................................................................   55
             ------------
      3.7.   Interest Periods.................................................................   55
             ----------------
4.   MANDATORY PREPAYMENT OF LOANS............................................................   55
     -----------------------------
      4.1.   Maturity of Loans................................................................   55
             -----------------
      4.2.   Mandatory Payments of Loans......................................................   56
             ---------------------------
             4.2.1.  Mandatory Repayments of Loans............................................   56
                     -----------------------------
             4.2.2.  Mandatory Prepayments from Asset Sales...................................   56
                     --------------------------------------
             4.2.3.  Mandatory Prepayments from Equity Sales..................................   58
                     ---------------------------------------
             4.2.4.  Mandatory Prepayments from Debt Offerings................................   59
                     -----------------------------------------
             4.2.5.  Mandatory Repayment by Australian Borrower...............................   60
                     -----------------------------------------
             4.2.6.  Mandatory Prepayment From Excess Cash Flow...............................   61
                     ------------------------------------------
             4.2.7.  Application of Repayments................................................   61
                     -------------------------
             4.2.8.  Reduction of Commitments.................................................   63
                     ------------------------
      4.3.   Optional Repayments of Loans.....................................................   63
             ----------------------------
5.   LETTERS OF CREDIT........................................................................   65
     -----------------
      5.1.   Letter of Credit Commitments.....................................................   65
             ----------------------------
             5.1.1.  Commitment to Issue Letters of Credit....................................   65
                     -------------------------------------
             5.1.2.  Letter of Credit Applications............................................   65
                     -----------------------------
             5.1.3.  Terms of Letters of Credit...............................................   66
                     --------------------------
             5.1.4.  Reimbursement Obligations of US Revolving Credit Banks...................   66
                     ------------------------------------------------------
             5.1.5.  Participations of US Revolving Credit Banks..............................   66
                     -------------------------------------------
      5.2.   Reimbursement Obligation of the US Borrower......................................   67
             ------------------------------------------
      5.3.   Letter of Credit Payments........................................................   67
             -------------------------
      5.4.   Obligations Absolute.............................................................   68
             --------------------
      5.5.   Reliance by Issuer...............................................................   68
             ------------------
      5.6.   Letter of Credit Fee.............................................................   69
             --------------------
6.   CERTAIN GENERAL PROVISIONS...............................................................   69
     --------------------------
      6.1.   Fees.............................................................................   69
             ----
      6.2.   Funds for Payments...............................................................   70
             ------------------

           6.2.1.   Payments to Agents........................................................   70
                    ------------------
           6.2.2.   No Offset, Etc............................................................   72
                    --------------
           6.2.3.   Currency Matters..........................................................   73
                    ----------------
     6.3.  Computations.......................................................................   76
           ------------
     6.4.  Inability to Determine Eurocurrency Rate or Canadian Eurodollar Rate...............   77
           --------------------------------------------------------------------
     6.5.  Illegality.........................................................................   78
           ----------
     6.6.  Additional Costs, Etc..............................................................   78
           ---------------------
     6.7.  Capital Adequacy...................................................................   80
           ----------------
     6.8.  Certificate........................................................................   81
           -----------
     6.9.  Indemnity..........................................................................   82
           ---------
     6.10. Interest After Default.............................................................   82
           ----------------------
           6.10.1.  Overdue Amounts...........................................................   82
                    ---------------
           6.10.2.  Amounts Not Overdue.......................................................   83
                    -------------------
     6.11. Replacement of Banks...............................................................   83
           --------------------
     6.12. Taxes..............................................................................   84
           -----
     6.13. Interest Limitation................................................................   84
           -------------------
     6.14. Concerning Joint and Several Liability of the Borrowers............................   85
           -------------------------------------------------------
7.  GUARANTY AND COLLATERAL SECURITY..........................................................   87
    --------------------------------
     7.1.  Guaranty...........................................................................   87
           --------
     7.2.  Guarantors Agreement to Pay Enforcement Costs, Etc.................................   88
           --------------------------------------------------
     7.3.  Effectiveness; Enforcement.........................................................   89
           --------------------------
     7.4.  Waivers............................................................................   90
           -------
     7.5.  Expenses...........................................................................   90
           --------
     7.6.  Concerning Joint and Several Liability of the Guarantors...........................   90
           --------------------------------------------------------
     7.7.  Subrogation; Subordination.........................................................   94
           --------------------------
     7.8.  Currency of Payment................................................................   95
           -------------------
     7.9.  Indemnity..........................................................................   95
           ---------
8.  REPRESENTATIONS AND WARRANTIES............................................................   96
    ------------------------------
     8.1.  Corporate Authority................................................................   96
           -------------------
           8.1.1.   Incorporation; Good Standing..............................................   96
                    ----------------------------
           8.1.2.   Authorization.............................................................   96
                    -------------
           8.1.3.   Enforceability............................................................   96
                    --------------
     8.2.  Governmental Approvals.............................................................   97
           ----------------------
     8.3.  Title to Properties; Leases........................................................   97
           ---------------------------
     8.4.  Financial Statements and Projections...............................................   97
           ------------------------------------
           8.4.1.   Financial Statements......................................................   97
                    --------------------
           8.4.2.   Projections...............................................................   98
                    -----------
     8.5.  No Material Changes, Etc.; Solvency................................................   98
           -----------------------------------
           8.5.1.   Changes...................................................................   98
                    -------

           8.5.2.   Solvency..................................................................    98
                    --------
     8.6.  Franchises, Patents, Copyrights, Etc...............................................    98
           ------------------------------------
     8.7.  Litigation.........................................................................    99
           ----------
     8.8.  No Materially Adverse Contracts, Etc...............................................    99
           ------------------------------------
     8.9.  Compliance with Other Instruments, Laws, Etc.......................................    99
           --------------------------------------------
     8.10. Tax Status.........................................................................    99
           ----------
     8.11. No Event of Default................................................................   100
           -------------------
     8.12. Holding Company and Investment Company Acts........................................   100
           -------------------------------------------
     8.13. Absence of Financing Statements, Etc...............................................   100
           ------------------------------------
     8.14. Certain Transactions...............................................................   100
           --------------------
     8.15. Employee Benefit Plans.............................................................   100
           ----------------------
           8.15.1.  In General................................................................   100
                    ----------
           8.15.2.  Terminability of Welfare Plans............................................   101
                    ------------------------------
           8.15.3.  Guaranteed Pension Plans..................................................   101
                    ------------------------
           8.15.4.  Multiemployer Plans.......................................................   101
                    -------------------
           8.15.5.  Canadian Plans............................................................   102
                    --------------
           8.15.6.  Mexican Plans.............................................................   102
                    -------------
     8.16. Use of Proceeds; Regulations U and X...............................................   102
           ------------------------------------
     8.17. Environmental Compliance...........................................................   102
           ------------------------
     8.18. Subsidiaries, Etc..................................................................   104
           -----------------
     8.19. Capitalization.....................................................................   105
           --------------
     8.20. Fiscal Year........................................................................   106
           -----------
     8.21. Operation of Railroads.............................................................   106
           ----------------------
     8.22. Disclosure.........................................................................   106
           ----------
     8.23. No Withholding.....................................................................   106
           --------------
     8.24. Year 2000 Problem..................................................................   106
           -----------------
9.   AFFIRMATIVE COVENANTS OF THE BORROWERS...................................................   107
     --------------------------------------
     9.1.  Punctual Payment...................................................................   107
           ----------------
     9.2.  Maintenance of Office..............................................................   107
           ---------------------
     9.3.  Records and Accounts...............................................................   108
           --------------------
     9.4.  Financial Statements, Certificates and Information.................................   108
           --------------------------------------------------
     9.5.  Notices............................................................................   109
           -------
           9.5.1.   Defaults..................................................................   109
                    --------
           9.5.2.   Environmental Events......................................................   110
                    --------------------
           9.5.3.   Notice of Litigation and Judgments........................................   110
                    ----------------------------------
           9.5.4.   Notification of Derailments...............................................   110
                    ---------------------------
     9.6.  Corporate Existence; Maintenance of Properties.....................................   111
           ----------------------------------------------
     9.7.  Insurance..........................................................................   111
           ---------
     9.8.  Taxes..............................................................................   111
           -----
     9.9.  Inspection of Properties and Books, Etc............................................   112
           ---------------------------------------
           9.9.1.   General...................................................................   112
                    -------
           9.9.2.   Communications with Accountants...........................................   112
                    -------------------------------
     9.10. Compliance with Laws, Contracts, Licenses, and Permits.............................   112
           ------------------------------------------------------

     9.11.   Employee Benefit Plans...........................................................   113
             ----------------------
     9.12.   Use of Proceeds..................................................................   113
             ---------------
     9.13.   Further Assurances...............................................................   113
             ------------------
     9.14.   Additional Subsidiaries..........................................................   113
             -----------------------
10. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS...............................................   114
    -------------------------------------------
     10.1.   Restrictions on Indebtedness.....................................................   114
             ----------------------------
     10.2.   Restrictions on Liens............................................................   116
             ---------------------
     10.3.   Restrictions on Investments......................................................   118
             ---------------------------
     10.4.   Distributions and Restricted Payments............................................   121
             -------------------------------------
     10.5.   Merger, Acquisitions and Disposition of Assets...................................   122
             ----------------------------------------------
             10.5.1. Mergers and Acquisitions.................................................   122
                     ------------------------
             10.5.2. Disposition of Assets....................................................   122
                     ---------------------
     10.6.   Sale and Leaseback. After the Closing Date,......................................   122
             -------------------------------------------
     10.7.   Compliance with Environmental Laws...............................................   123
             ----------------------------------
     10.8.   CSX Remaining Debt...............................................................   123
             ------------------
     10.9.   Employee Benefit Plans...........................................................   123
             ----------------------
     10.10.  Business Activities..............................................................   124
             -------------------
     10.11.  Capitalization...................................................................   124
             --------------
     10.12.  Fiscal Year......................................................................   125
             -----------
     10.13.  Negative Pledges.................................................................   125
             ----------------
     10.14.  Transactions with Affiliates.....................................................   125
             ----------------------------
11. FINANCIAL COVENANTS OF THE BORROWERS......................................................   125
    ------------------------------------
     11.1.   Funded Debt to EBITDAR Ratio.....................................................   125
             ----------------------------
     11.2.   Cash Flow Coverage...............................................................   126
             ------------------
     11.3.   Net Worth........................................................................   126
             ---------
     11.4.   Minimum Quarterly EBITDA.........................................................   126
             ------------------------
     11.5.   Calculation of Financial Covenants...............................................   126
             ----------------------------------
12. CLOSING CONDITIONS........................................................................   126
    ------------------
     12.1.   Loan Documents, etc..............................................................   127
             -------------------
     12.2.   Certified Copies of Charter Documents............................................   127
             -------------------------------------
     12.3.   Corporate or Other Action........................................................   127
             -------------------------
     12.4.   Incumbency Certificate...........................................................   127
             ----------------------
     12.5.   Validity of Liens................................................................   127
             -----------------
     12.6.   Perfection Certificates and Lien Search Results..................................   128
             -----------------------------------------------
     12.7.   Certificates of Insurance........................................................   128
             -------------------------
     12.8.   Opinion of Counsel...............................................................   128
             ------------------
     12.9.   Payment of Fees..................................................................   128
             ---------------
     12.10.  Disbursement Instruction.........................................................   129
             ------------------------
     12.11.  Closing Certificate..............................................................   129
             -------------------
     12.12.  Closing Date Funded Debt to EBITDAR Ratio........................................   129
             -----------------------------------------
     12.13.  Completion of Mexican Acquisition................................................   129
             ---------------------------------

13. CONDITIONS TO ALL BORROWINGS..............................................................   129
    ----------------------------
     13.1.   Representations True; No Event of Default........................................   129
             -----------------------------------------
     13.2.   No Legal Impediment..............................................................   130
             -------------------
     13.3.   Governmental Regulation..........................................................   130
             -----------------------
     13.4.   Proceedings and Documents........................................................   130
             -------------------------
14. EVENTS OF DEFAULT; ACCELERATION; ETC......................................................   130
    ------------------------------------
     14.1.   Events of Default and Acceleration...............................................   130
             ----------------------------------
     14.2.   Termination of Commitments.......................................................   134
             --------------------------
     14.3.   Remedies.........................................................................   134
             --------
15. SETOFF....................................................................................   135
    ------
16. THE AGENTS................................................................................   135
    ----------
     16.1.   Authorization....................................................................   135
             -------------
     16.2.   Employees and Agents.............................................................   136
             --------------------
     16.3.   No Liability.....................................................................   136
             ------------
     16.4.   No Representations...............................................................   136
             ------------------
             16.4.1.  General.................................................................   136
                      -------
             16.4.2.  Closing Documentation, Etc..............................................   137
                      --------------------------
     16.5.   Payments.........................................................................   137
             --------
             16.5.1.  Payments to Agents......................................................   137
                      ------------------
             16.5.2.  Distribution by Agents..................................................   137
                      ----------------------
             16.5.3.  Delinquent Banks........................................................   138
                      ----------------
     16.6.   Holders of Notes.................................................................   138
             ----------------
     16.7.   Indemnity........................................................................   139
             ---------
     16.8.   Agents as Banks..................................................................   139
             ---------------
     16.9.   Resignation......................................................................   139
             -----------
     16.10.  Notification of Defaults and Events of Default...................................   139
             ----------------------------------------------
     16.11.  Duties of Documentation Agent....................................................   140
             -----------------------------
     16.12.  Quebec Security..................................................................   140
             ---------------
17. EXPENSES..................................................................................   140
    --------
18. INDEMNIFICATION...........................................................................   141
    ---------------
19. SURVIVAL OF COVENANTS, ETC................................................................   142
    --------------------------
20. ASSIGNMENT AND PARTICIPATION..............................................................   142
    ----------------------------
     20.1.   Conditions to Assignment by Bank.................................................   142
             --------------------------------
     20.2.   Certain Representations and Warranties; Limitations; Covenants...................   143
             --------------------------------------------------------------
     20.3.   Register.........................................................................   144
             --------
     20.4.   New Notes........................................................................   145
             ---------
     20.5.   Participations...................................................................   145
             --------------
     20.6.   Disclosure.......................................................................   146
             ----------

     20.7.  Assignee or Participant Affiliated with the Borrowers.............................   146
            -----------------------------------------------------
     20.8.  Miscellaneous Assignment Provisions...............................................   146
            -----------------------------------
     20.9.  Assignment by Borrower............................................................   147
            ----------------------
21. NOTICES, ETC..............................................................................   147
    ------------
22. GOVERNING LAW.............................................................................   148
    -------------
23. HEADINGS..................................................................................   148
    --------
24. COUNTERPARTS..............................................................................   148
    ------------
25. ENTIRE AGREEMENT, ETC.....................................................................   148
    ---------------------
26. WAIVER OF JURY TRIAL, ETC.................................................................   149
    -------------------------
27. CONSENTS, AMENDMENTS, WAIVERS, ETC........................................................   149
    ----------------------------------
28. SEVERABILITY..............................................................................   150
    ------------
29. PARI PASSU TREATMENT......................................................................   150
    --------------------
30. TRANSITIONAL ARRANGEMENTS.................................................................   151
    -------------------------
     30.1.  Prior Credit Agreement Superseded.................................................   151
            ---------------------------------
     30.2.  Return and Cancellation of Prior Notes............................................   151
            --------------------------------------
     30.3.  Interest and Fees under Superseded Agreement......................................   151
            --------------------------------------------
31. DISTRIBUTION OF COLLATERAL PROCEEDS.......................................................   152
    -----------------------------------

                          THIRD AMENDED AND RESTATED
                          --------------------------
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT
                   ----------------------------------------

     This THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Credit Agreement") is made as of August 17, 1999 by and among (a) GENESEE
       ----------------
& WYOMING INC., a Delaware corporation ("GWI" or the "US Borrower"), (b)
                                                      -----------
AUSTRALIA SOUTHERN RAILROAD PTY. LIMITED, ACN 079 444 296, an Australian corporation ("ASR" or the "Australian Borrower"), (c) QUEBEC GATINEAU RAILWAY
              ---          -------------------
INC., a corporation constituted under the laws of Quebec, Canada ("Quebec" or
                                                                   ------
the "Canadian Borrower"), (d) COMPANIA DE FERROCARRILES CHIAPAS - MAYAB, S.A. de
     -----------------
C.V., a corporation constituted under the laws of Mexico ("CFCM" or the "Mexican
                                                           ----          -------
Borrower" and, collectively with the US Borrower, the Australian Borrower and
--------
the Canadian Borrower, the "Borrowers"), (e) the Subsidiaries of the US Borrower
                            ---------
listed on Schedule I hereto (the "US Guarantors"), (f) GENESEE & WYOMING
          ----------              -------------
AUSTRALIA PTY. LIMITED, ACN 080 579 308, an Australian corporation ("GWAI") and
                                                                     ----
the Subsidiaries of GWAI and ASR listed on Schedule I hereto (the "Australian
                                           ----------              ----------
Guarantors"), (g) GENESEE RAIL-ONE INC. ("GRO"), MIRABEL RAILWAY INC.
----------                                ---
("Mirabel"), RAIL-ONE INC ("Rail-One"), and the Subsidiaries of GRO and the Canadian Borrower listed on Schedule I hereto (the "Canadian Guarantors"), (h)
                            ----------              -------------------
G.W. MEXICO, S.A. de C.V. ("G.W. Mexico") and the subsidiaries of CFCM and GW
                            ---- ------
Mexico listed on Schedule I hereto (the "Mexican Guarantors"), (i) BANKBOSTON,
                 -------- -              ------- ----------
N.A., a national banking association and the other lending institutions listed on Schedule II hereto (collectively, the "Banks" and, each individually, a
   -------- --                            -----
"Bank"), (j) THE FIRST NATIONAL BANK OF CHICAGO, a national banking association,
 ----
as documentation agent (acting in such capacity, the "Documentation Agent") and
                                                      -------------------
Australian agent (acting in such capacity, the "Australian Agent"), (k)
                                                ----------------
BANKBOSTON, N.A., as administrative agent and syndication agent for itself and the Banks (acting in such capacity, the "Administrative Agent" and collectively,
                                         --------------------
with the Documentation Agent and the Australian Agent, the "Agents"), and (l)
                                                            ------
BANCBOSTON ROBERTSON STEPHENS INC., as arranger for the Banks (the "Arranger").
                                                                    --------

     WHEREAS, pursuant to that certain Second Amended and Restated Revolving Credit Agreement, dated as of October 31, 1997 (as heretofore amended, the "Prior Credit Agreement"), certain Banks which are party to this Credit
 ----------------------
Agreement and certain other Banks have made loans to the US Borrower for the purposes described therein; and

     WHEREAS, GWI has requested that the Banks and the Agents amend and restate the Prior Credit Agreement in its entirety to, among other things:

     (a) increase the Total Commitment from $65,000,000 to $88,000,000;

     (b) convert the loans and letters of credit under the Prior Credit Agreement into Loans and Letters of Credit hereunder;

     (c) add ASR as Australian Borrower hereunder and GWAI, ASR and the Restricted Subsidiaries of GWAI and ASR as Australian Guarantors hereunder;

     (d) add Quebec as Canadian Borrower hereunder and the other Restricted Subsidiaries of GRO, GRO, the Canadian Borrower, Mirabel and Rail-One as Canadian Guarantors hereunder;

     (e) add CFCM as Mexican Borrower hereunder and G.W. Mexico and the Mexican Borrower and the Restricted Subsidiaries of the Mexican Borrower and G.W. Mexico as Mexican Guarantors hereunder;

     (f) add a Canadian Term Loan facility in the Canadian Dollar Equivalent of $22,000,000; a U.S. Term Loan facility in the amount of $10,000,000 and a Mexican Term Loan facility in the amount of $30,000,000; and

     (g) make certain other changes to the terms and provisions of the Prior Credit Agreement;

     NOW THEREFORE, the Borrowers, the Guarantors, the Banks and the Agents hereby agree that the Prior Credit Agreement (including all the schedules and exhibits thereto) is hereby amended and restated in its entirety as set forth herein.

     1.  DEFINITIONS AND RULES OF INTERPRETATION.
         ---------------------------------------

     1.1 Definitions.
         -----------

The following terms shall have the meanings set forth in this (S)1 or elsewhere in the provisions of this Credit Agreement referred to below:

     Adjustment Date. Each April 1, June 1, September 1 and December 1 of each
     ---------------
calendar year.

     Administrative Agent. See preamble.
     --------------------

     Administrative Agent's Head Office. The Administrative Agent's head office
     ----------------------------------
located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

     Administrative Agent's Mexican Lending Office. The Administrative Agent's
     ---------------------------------------------
Nassau Branch office located at c/o International Loan Services, 100 Rustcraft Road, Mail Stop MA DED 74-02-02D, Dedham, Massachusetts 02026.

     Administrative Agent's Special Counsel. Bingham Dana LLP or such other
     --------------------------------------
counsel as may be approved by the Administrative Agent.

     Affected Bank. See (S)6.11.
     -------------

     Affiliate. Any Person that would be considered to be an affiliate of GWI
     ---------
under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if GWI were issuing securities.

     Agents. See preamble.
     ------

     Agents' Fee Letters. Collectively, the Fee Letter dated on or about the
     -------------------
Closing Date among the Administrative Agent, the Arranger and GWI (the

"Administrative Agent's Fee Letter") and the Fee Letter dated on or about the
 ---------------------------------
Closing Date among the Australian Agent and the Borrowers (the "Australian
                                                                ----------
Agent's Fee Letter").
------------------

     Agents' Fees. See (S)6.1(a).
     ------------

     Applicable Margin. For each period commencing on an Adjustment Date
     -----------------
through the date immediately preceding the next Adjustment Date (each a "Rate
                                                                         ----
Adjustment Period"), the Applicable Margin shall be the applicable margin set
-----------------
forth below with respect to the Funded Debt to EBITDAR Ratio, as determined for the fiscal period of the Borrowers and their Restricted Subsidiaries ending immediately prior to the applicable Rate Adjustment Period (except for any Rate Adjustment Period beginning on April 1 of any calendar year for which the Applicable Margin will be determined by reference to the Funded Debt to EBITDAR Ratio for the fiscal period ending on the immediately preceding December 31).

----------------------------------------------------------------------------------------
                                      Base Rate             BBSW Rate,
                                        and              Eurocurrency Rate,    Letter of
               Funded Debt to         Australian              Canadian          Credit
                 EBITDAR               Base Rate         Eurodollar Rate or   Applicable
 Level             Ratio              Applicable             CDOR Rate          Margin
 -----             -----               Margin            Applicable Margin      ------
                                       ------            -----------------
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
   I       Greater than or equal       0.75%                   2.50%             2.50%
           to 3.00 to 1.00
----------------------------------------------------------------------------------------

   II      Greater than or equal       0.50%                   2.25%             2.25%
           to 2.50 to 1.00 but
           less than 3.00 to 1.00
----------------------------------------------------------------------------------------

   III     Greater than or equal       0.25%                   2.00%             2.00%
           to 1.50 but less than
           2.50 to 1.00
----------------------------------------------------------------------------------------

   IV      Less than 1.50 to           0.00%                   1.75%             1.75%
           1.00
----------------------------------------------------------------------------------------

Notwithstanding the foregoing, (a) during the period commencing on the Closing Date through December 31, 1999, the Applicable Margin shall be the Applicable Margin set forth as Level I above, (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to (S)9.4(c) hereof, then, for the period commencing on the date such Compliance Certificate was due pursuant to (S)9.4(c) through the date such Compliance Certificate is actually delivered to the Banks, the Applicable Margin shall be the highest Applicable Margin set forth above.

     Arranger. See preamble.
     --------

     Assignment and Acceptance. See (S)20.1.
     -------------------------

     ASR. Australia Southern Railroad Pty. Limited, ACN 079 444 296, an
     ---
Australian corporation.

     Audited Companies. The U.S. Borrower, the Mexican Borrower, the Australian
     -----------------
Borrower and GRO.

     Australian Agent. See preamble.
     ----------------

     Australian Agent's Office. The Australian Agent's office as designated by
     -------------------------
the Australian Agent from time to time.

     Australian Banks. The Banks listed on Schedule II, acting in their role as
     ----------------                      -------- --
makers of Australian Revolving Credit Loans in accordance with (S)2.1.2 hereof.

     Australian Base Rate. The annual rate of interest announced from time to
     --------------------
time by the Australian Agent at its head office in Adelaide, South Australia as its "overdraft rate".

     Australian Base Rate Loan. Australian Revolving Credit Loans bearing
     -------------------------
interest calculated by reference to the Australian Base Rate.

     Australian Borrower. See preamble.
     -------------------

     Australian Business Day. Any day on which banking institutions in Sydney,
     -----------------------
New South Wales and Adelaide, South Australia are open for the transaction of banking business.

     Australian Commitment. With respect to each Australian Bank, the amount to
     ---------------------
be set forth on Schedule II hereto as the amount of such Australian Bank's
                -------- --
commitment to make Australian Revolving Credit Loans to the Australian Borrower, as the same may be increased or reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Australian Commitment Fee. See (S)2.2(b).
     -------------------------

     Australian Commitment Percentage. With respect to each Australian Bank,
     --------------------------------
the percentage set forth next to such Australian Bank's name on Schedule II
                                                                -------- --
hereto, as the same may be adjusted in accordance with (S)20.

     Australian Counsel. Piper Alderman, 167 Flinders Street, Adelaide, South
     ------------------
Australia or such other counsel as may be approved by the Agents.

     Australian Dollars or Aus. $. Dollars in lawful currency of Australia.
     ------------------    ------

     Australian Dollar Equivalent. On any date of determination, with respect
     ----------------------------
to an amount denominated in Australian Dollars, such amount of Australian Dollars, and with respect to an amount denominated in a currency other than Australian Dollars, the amount of Australian Dollars (as conclusively ascertained by the Administrative Agent absent manifest error) which could be purchased by the Administrative Agent with that amount of such other currency at the spot rate of exchange quoted by the Administrative Agent in the applicable foreign exchange market on the date of determination for the purchase of Australian Dollars with such currency.

     Australian Eligible Assignee. Any of  (i) a body corporate which is a
     ----------------------------
"Bank" within the meaning of the Banking Act 1959 (Commonwealth of Australia) and having total assets in excess of Aus. $1,000,000,000; (ii) a commercial bank organized under the laws of any country other than Australia which is a member of the Organization for Economic Co-operation and Development (the "OECD"), or a
                                                                    ----
political sub-division of any such country and having total assets in excess of $1,000,000,000 provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD); (iii) the central bank of any country which is a member of the OECD; and (iv) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financing institution or other Person approved by the Administrative Agent, such approval not to be unreasonably withheld.

     Australian Guaranteed Obligations. See (S)7.1.
     ---------------------------------

     Australian Guarantors. See Preamble.
     ---------------------

     Australian Obligations. All obligations of the Australian Borrower to the
     ----------------------
Australian Banks and the Australian Agent (a) under or in respect of or in connection with any of the Australian Revolving Credit Loans and including any interest thereon, Australian Commitment Fees or other fees in respect thereof,
(b) under any Rate Hedging Agreement between the Australian Borrower and any Bank or affiliate of a Bank, and (c) all other obligations under any other instruments at any time evidencing any thereof.

     Australian Revolving Credit Loan Accounts. See (S)2.5(b).
     -----------------------------------------

     Australian Revolving Credit Loan Request. See (S)2.8(b).
     ----------------------------------------

     Australian Revolving Credit Loans. The revolving credit loans to be made
     ---------------------------------
by the Australian Banks to the Australian Borrower pursuant to (S)2.1.2 hereof.

     Australian Security Agreements. (a) Each of the Deeds of Charge, dated on
     ------------------------------
or prior to the Closing, delivered by each of the Australian Guarantors to the Australian Agent, each in form and substance satisfactory to the Australian Agent, granting the Australian Agent a first priority security interest in all the property of each of the Australian Guarantors and a first priority security interest in 100% of the equity interests in each of the Australian Guarantors (other than GWAI) and (b) that certain Deed of Charge, dated November 7, 1997, by and between the Australian Borrower and ABN Amro Australia Limited ("ABN
                                                                        ---
Amro"), and assigned by ABN Amro to the Australian Agent and amended as of the
----
date hereof, granting the Australian Agent a first priority security interest in all the property of the Australian Borrower, each of the foregoing Deeds of Charge delivered as Collateral for the Australian Obligations and, to the extent set forth herein and therein, the Canadian Obligations and the Mexican Obligations, as the same may be amended, supplemented, modified or restated and in effect from time to time.

     Australian Security Documents. Collectively, the Australian Security
     -----------------------------
Agreements, the GWAI Stock Pledge Agreement and all other instruments and documents, including, without limitation, Australian Securities and Investment Commission statements, required to be executed or delivered pursuant to any Australian Security Document.

     Balance Sheet Date. December 31, 1998.
     ------------------

     Banks. Collectively, the US Banks and the Australian Banks and any other
     -----
Person who becomes an assignee of any rights and obligations of a Bank pursuant to (S)20.

     Base Rate. The higher of (i) the annual rate of interest announced from
     ---------
time to time by the Administrative Agent at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

     Base Rate Loans. US Loans  and Mexican Loans bearing interest calculated
     ---------------
by reference to the Base Rate.

     BBSW Rate. For any Interest Period, the rate of interest per annum equal
     ---------
to the mean buying and selling rates for a Bill with a tenor equal to the Interest Period, as specified in the Australian Revolving Credit Loan Request, quoted on the page numbered "BBSW" of the Reuters Monitor System at or about 10:00 a.m. (Sydney time) on the first day of such Interest Period by at least five (5) BBSW Reference Banks after eliminating the highest and the lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding up to the nearest four (4) decimal places, provided that if in respect
                                                    --------
of any such day, the BBSW Rate cannot be determined because less than five BBSW Reference Banks have quoted rates, the BBSW Rate shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks at or about the above stated time, on application by the Australian Agent for a Bill of the same tenor, provided that if in respect of
                                               --------
any Interest Period, the BBSW Rate cannot be determined in accordance with the foregoing procedures then the "BBSW Rate" for that Interest Period shall mean such rate as is agreed between the Australian Agent and the Australian Borrower having regard to comparable indices then available and in the absence of any such agreement shall be the rate stipulated by the Australian Agent having regard to such comparable indices.

     BBSW Rate Loans. Australian Revolving Credit Loans bearing interest
     ---------------
calculated by reference to the BBSW Rate.

     BBSW Reference Banks. National Australia Bank Limited, The Commonwealth
     --------------------
Bank of Australia, Westpac Banking Corporation and Australia and New Zealand Banking Group Limited.

     Bill. A Bill of Exchange as defined in the Bills of Exchange Act 1999 of
     ----
the Commonwealth of Australia or a bill which may be treated by the holder as a Bill of Exchange under Section 10 of such Act (but shall not include cheques).

     BKB. BankBoston, N.A., a national  banking association, acting in its
     ---
individual capacity.

     Borrowers. Collectively, the US Borrower, the Canadian Borrower, the
     ---------
Australian Borrower and the Mexican Borrower, and the term Borrower shall apply to any of them individually.

     BPR. Buffalo & Pittsburgh Railroad, Inc., a Delaware corporation.
     ---

     Calculation Date. See (S)6.2.3.2.
     ----------------

     Canadian Borrower. See preamble.
     -----------------

     Canadian Business Day. Any day on which banking institutions in Montreal,
     ---------------------
Quebec and Boston, Massachusetts are open for the transaction of banking business.

     Canadian Counsel. Stikeman, Elliott or such other counsel as may be
     ----------------
approved by the Administrative Agent.

     Canadian Dollar Equivalent. On any date of determination, with respect to
     --------------------------
an amount denominated in Canadian Dollars, such amount of Canadian Dollars, and with respect to an amount denominated in a currency other than Canadian Dollars, the amount of Canadian Dollars (as conclusively ascertained by the Administrative Agent absent manifest error) which could be purchased by the Administrative Agent with that amount of such other currency at the spot rate of exchange quoted by the Administrative Agent in the applicable foreign exchange market on the date of determination for the purchase of Canadian Dollars with such currency.

     Canadian Dollars or Cdn. $. Dollars in lawful currency of Canada.
     ----------------    ------

     Canadian Eurodollar Rate. In respect of each Interest Period for a
     ------------------------
Canadian Eurodollar Loan, the rate for deposits in Canadian Dollars for a period comparable to such Interest Period which appears on Telerate Page 3740 of the Dow Jones Telerate Service (or such other page as may be designated as a replacement page for such deposits) as of 11:00 a.m. (London time) two Canadian Business Days before the first day of such Interest Period.

     Canadian Eurodollar Rate Loans. The Canadian Term Loan denominated in
     ------------------------------
Canadian Dollars and bearing interest calculated by reference to the Canadian Eurodollar Rate.

     Canadian Guaranteed Obligations. See (S)7.1.
     -------------------------------

     Canadian Guarantors. See Preamble.
     -------------------

     Canadian Obligations. All obligations of the Canadian Borrower to the US
     --------------------
Term Banks and the Administrative Agent (i) under or in respect of or in connection with the Canadian Term Loan and including any interest thereon or fees in respect thereof, (ii) under any Rate Hedging Agreement between the Canadian Borrower and any Bank or affiliate of a Bank, and (iii) all other obligations under any other instruments at any time evidencing any thereof.

     Canadian Plans. All the employee benefit, fringe benefit, supplemental
     --------------
unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former employees, officers or directors of the Canadian Borrower and the Canadian Guarantors maintained, sponsored or funded by the Canadian Borrower or the Canadian Guarantors (as the case may be), whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

     Canadian Pledge Agreements. The Pledge Agreements and Securities Pledge
     --------------------------
Agreement dated as of the Closing Date (i) between GRO and the Administrative Agent, in form and substance satisfactory in all respects to the Administrative Agent and granting a first ranking pledge and movable hypothec with delivery on 100% of GRO's equity interest in the Canadian Borrower and Huron respectively and (ii) between Rail-One and the Administrative Agent, in form and substance satisfactory in all respects to the Administrative Agent and granting a first ranking pledge on 100% of Rail-One's equity interest in GRO.

     Canadian Security Agreements. (i) The Deeds of Hypothec, (ii) that certain
     ----------------------------
Security Agreement, dated on or about the Closing Date entered into by GRO in favor of the Administrative Agent, (iii) the Huron Security Agreement, (iv) the Quebec Bond, and (v) the Quebec Bond Pledge Agreement, in each case in form and substance satisfactory to the Administrative Agent.

     Canadian Security Documents. Collectively, the Canadian Security
     ---------------------------
Agreements, the Canadian Pledge Agreements, the GWIC Stock Pledge Agreement, and all other instruments and documents required to be executed or delivered pursuant to any Canadian Security Documents.

     Canadian Term Loan. The term loan made by the US Term Banks in accordance
     ------------------
with their Canadian Term Loan Percentages to the Canadian Borrower on the Closing Date pursuant to (S)3.1(b) in the Canadian Dollar Equivalent of the aggregate principal amount of $22,000,000.

     Canadian Term Loan Percentage. With respect to each US Term Bank, the
     -----------------------------
percentage set forth on Schedule II (subject to adjustment in accordance with (S)20 hereof) as such Bank's percentage of the Canadian Term Loan.

     Canadian Term Notes. See (S)3.2(b).
     -------------------

     Capital Assets. Fixed assets, both tangible (such as land, buildings,
     --------------
fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not
                                       --------
include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures. Amounts paid or indebtedness incurred by the
     --------------------
Borrowers or their Restricted Subsidiaries in connection with the purchase or lease by any of the Borrowers or any of their Restricted Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

     Capitalized Leases. Leases under which any of  the Borrowers or any of
     ------------------
their Restricted Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CDOR Rate. The annual rate of interest equal to the average 30 day rate
     ---------
applicable to Canadian bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. (1991
ISDA) definitions, as modified and amended from time to time) as of 10:00 am. (New York time) on such day, or if such day is not a Canadian and a US Business Day, then on the immediately preceding Canadian and US Business Day; provided
                                                                     --------
that if such rate does not appear on the Reuters' Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian bankers' acceptances quoted by the Banks which are listed in Schedule I to the Bank Act (Canada) as of 10:00 a.m. (New York time) on such day, or if such day is not a Canadian and a US Business Day, then on the immediately preceding Canadian and US Business Day.

     CDOR Rate Loans. The Canadian Term Loan denominated in Canadian Dollars
     ---------------
and bearing interest calculated by reference to the CDOR Rate.

     CERCLA. See (S)8.17.
     ------

     CFCM. See preamble.
     ----

     Closing Date. The first date on which the conditions set forth in (S)(S)12
     ------------
and 13 have been satisfied and any Loans are to be converted or made or any Letters of Credit are to be converted or issued hereunder.

     Code. The Internal Revenue Code of 1986, as amended, together with any
     ----
regulations issued thereunder.

     Collateral. All of the Property, rights and interests of the Borrowers and
     ----------
their Restricted Subsidiaries that are or are intended to be subject to the security interests created by the US Security Documents, the Australian Security Documents, the Canadian Security Documents or the Mexican Security Documents.

     Commitment. Collectively, the US Commitment, Australian Commitment and
     ----------
Mexican Commitment with respect to each Bank.

     Commitment Fees. Collectively, the US Commitment Fee, the Australian
     ---------------
Commitment Fee and the Mexican Commitment Fee.

     Commitment Fee Rate. (a) For each Rate Adjustment Period, the Commitment
     -------------------
Fee Rate shall be the rate per annum set forth below corresponding to the Funded Debt to EBITDAR Ratio calculated as at the Adjustment Date beginning such Rate Adjustment Period:

   -----------------------------------------------------------------------------
                                                                   Commitment
     Level               Funded Debt to EBITDAR Ratio                Fee Rate
     -----               ----------------------------                --------
       I         Greater than or equal to 3.00 to 1.00               0.500%
   -----------------------------------------------------------------------------

       II        Greater than or equal to 2.50 to 1.00 but less      0.500%
                 than 3.00 to 1.00
   -----------------------------------------------------------------------------

       III       Greater than or equal to 1.50 to 1.00 but less      0.375%
                 than 2.50 to 1.00
   -----------------------------------------------------------------------------

       IV        Less than 1.50 to 1.00                              0.375%
   -----------------------------------------------------------------------------

     (b) Notwithstanding the foregoing, for the period commencing on the Closing Date through December 31, 1999, the Commitment Fee Rate shall be that rate set forth as Level I in the table above.

     (c) If the Borrowers shall fail to deliver any Compliance Certificate pursuant to (S)9.4(c) hereof, then, for the period commencing on the date such Compliance Certificate was due pursuant to (S)9.4(c) through the date immediately preceding the Adjustment Date immediately following the date on which such Compliance Certificate is delivered, the Commitment Fee Rate shall be the highest Commitment Fee set forth above.

     Compliance Certificate. See (S)9.4(c).
     ----------------------

     Concession. See definition of Mexican Acquisition Documents.
     ----------

     Consolidated or consolidated. With reference to any term defined herein,
     ----------------------------
shall mean that term as applied to the accounts of the Borrowers and their Restricted Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated EBITDA. For any fiscal period of the Borrowers and their
     -------------------
Restricted Subsidiaries, an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus in each case, to the extent deducted in
                               ----
computing Consolidated Net Income and without duplication, (b) Consolidated Total Interest Expense for such fiscal period, (c) income tax expense for such fiscal period, and (d) the aggregate amount of depreciation and amortization for such fiscal period minus (e) to the extent included in computing Consolidated
                   -----
Net Income, all gains from the sale of assets of the Borrowers and their Restricted Subsidiaries and all extraordinary gains for such fiscal period plus
                                                                           ----
(f) all extraordinary losses for such fiscal period. For purposes of this Credit Agreement, Consolidated EBITDA of the Mexican Borrower for the period of four fiscal quarters (i) ended September 30, 1999 shall be deemed to be $9,200,000, (ii) ending December 31, 1999 shall be deemed to be the sum of $6,900,000 plus Consolidated EBITDA of the Mexican Borrower for the fiscal
           ----
quarter ending December 31, 1999, (iii) ending March 31, 2000 shall be deemed to be the sum of $4,600,000 plus Consolidated EBITDA of the Mexican Borrower for
                         ----
the period of two fiscal quarters ending March 31, 2000, and (iv) ending June 30, 2000 shall be deemed to be the sum of $2,300,000 plus Consolidated EBITDA of
                                                     ----
the Mexican Borrower for the period of three fiscal quarters ending June 30, 2000.

     Consolidated EBITDAR. For any fiscal period of the Borrowers and their
     --------------------
Restricted Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal period, plus (b) to the extent deducted in computing
                        ----
Consolidated Net Income, all payments and rental charges made by any of the Borrowers or any of their Restricted Subsidiaries during such fiscal period in respect to operating leases.

     Consolidated Excess Cash Flow. With respect to any fiscal year of the
     -----------------------------
Borrowers and their Restricted Subsidiaries, and determined on consolidated basis, an amount equal to Consolidated EBITDA for such period, less the sum
                                                               ----
(without duplication) of (a) the amount of Capital Expenditures made by the Borrowers and their Restricted Subsidiaries during such period, (b) cash tax payments made by the Borrowers and their Restricted Subsidiaries during such period, (c) Consolidated Total Interest Expense for such period and (d) all regularly scheduled payments required to be made during such period in respect of principal on long-term Consolidated Funded Debt (other than principal payments on the CSX Remaining Debt made with the proceeds of a refinancing of the CSX Remaining Debt on terms satisfactory to the Administrative Agent and the Majority Banks).

     Consolidated Funded Debt. As at any date of determination, an amount equal
     ------------------------
to the aggregate amount of Indebtedness of the Borrowers and their Restricted Subsidiaries, determined on a consolidated basis, related to the borrowing of money or the obtaining of credit (which the parties hereto agree for the purposes of this definition does not include Indebtedness permitted under
(S)(S)10.1(b), (c), (d), (e), (g), (j) and (l) hereof) whether absolute or contingent, including, to the extent not included in such Indebtedness, all Capitalized Leases, the net present value (using a discount rate of 8% per annum) of all operating leases with a non-cancellable term of longer than one year and all Indebtedness guaranteed by any of the Borrowers or any of their Restricted Subsidiaries.

     Consolidated Net Income. The consolidated net income of the Borrowers and
     -----------------------
their Restricted Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

     Consolidated Net Worth. The excess of Consolidated Total Assets over
     ----------------------
Consolidated Total Liabilities.

     Consolidated Total Assets. All assets ("consolidated balance sheet assets")
     -------------------------               ---------------------------------
of the Borrowers and their Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     Consolidated Total Liabilities. All liabilities of the Borrowers and their
     ------------------------------
Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and classified as such on the consolidated balance sheet of the Borrowers and their Restricted Subsidiaries and all other Indebtedness of the Borrowers and their Restricted Subsidiaries, whether or not so classified.

     Consolidated Total Interest Expense. For any period, the aggregate amount
     -----------------------------------
of interest required to be paid or accrued by the Borrowers and their Restricted Subsidiaries during such period on all Indebtedness of the Borrowers and their Restricted Subsidiaries related to the borrowing of money or the obtaining of credit outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money (other than non-cash interest or fees) solely to the extent that such fees are properly included as interest expense in accordance with generally accepted accounting principles.

     Continuation Request. A notice given by the Canadian Borrower to the
     --------------------
Administrative Agent of the Canadian Borrower's election to continue a Canadian Eurodollar Rate Loan in accordance with (S)3.5.

     Conversion Request. A notice given by the US Borrower or the Mexican
     ------------------
Borrower to the Administrative Agent of the US Borrower's or the Mexican Borrower's (as the case may be) election to convert or continue a Loan in accordance with (S)(S)2.9, 2.10 and 3.5.

     Corpus Christi Lease. The Lease Agreement dated as of July 25, 1997
     --------------------
between Port of Corpus Christi Authority of Nueces County, Texas, as Lessor and Corpus Christi Terminal Railroad, Inc. as Lessee, with respect to certain railroad property and facilities, in substantially the form delivered to the Administrative Agent on or prior to the date hereof.

     Credit Agreement. This Third Amended and Restated Revolving Credit and
     ----------------
Term Loan Agreement, as amended, modified or supplemented and in effect from time to time, including the Schedules and Exhibits hereto.

     Creditors. See (S)7.9.
     ---------

     CSX. CSX Transportation, Inc., a Virginia corporation.
     ---

     CSX Mortgages. Collectively, the Mortgage and Assignment of Leases, Rents,
     -------------
Issues and Profits (New York), dated as of October 7, 1991, from BPR to CSX with respect to BPR right of way and associated property from BPR's milepost 2.0 near Buffalo, New York and south to the New York/Pennsylvania state line and the Mortgage and Assignment of Leases, Rents, Issues and Profits (Pennsylvania), dated as of October 7, 1991, from BPR to CSX with respect to BPR right of way and associated property from the New York/Pennsylvania state line south to BPR's mile post 221.0 near Punxsutawney, Pennsylvania and securing the CSX Remaining Debt.

     CSX Security Agreements. Collectively, the Security Agreement
     -----------------------
(Pennsylvania) dated as of October 7, 1991 between BPR and CSX and the Security Agreement (New York) dated as of October 7, 1991 between BPR and CSX.

     CSX Remaining Debt. Indebtedness of BPR to CSX under the Promissory Note
     ------------------
dated as of October 7, 1991, executed by BPR in favor of CSX in the form delivered to the Administrative Agent prior to the Closing Date, in an aggregate outstanding principal amount not to exceed $8,922,105, or any refinancing or replacement thereof on terms satisfactory to the Majority Banks.

     Currency Restriction. As it pertains to any foreign jurisdiction,
     --------------------
including, without limitation, Mexico, (i) any foreign exchange restriction or prohibition; (ii) any moratorium or other order to cease payment of obligations in Dollars or to restrict or prohibit the payment of Dollars outside such foreign jurisdiction; (iii) any governmental or other declaration that any obligations payable in Dollars have been or are to be converted to another currency or to another form of, or assurance, of, payment of obligations; (iv) any restriction (whether permanent or temporary) on the removal of Dollars from any foreign jurisdiction; (v) any assumption by a foreign governmental authority or other agency or entity of any obligations for the payment of money in Dollars; and (vi) any other restriction, limitation, prohibition, action or event, whether or not having the force of law and whether or not instituted by a governmental authority or agency, the effect of which is to prevent or impair the ability of any of the Borrowers to make payments of the Obligations in Dollars.

     Dansville. The Dansville and Mount Morris Railroad Company, a New York
     ---------
corporation.

     Dayton. GWI Dayton, Inc., a Delaware corporation.
     ------

     Default. See (S)14.1.
     -------

     Deeds of Hypothec. Those certain Deeds of Hypothec (i) entered into by the
     -----------------
Canadian Borrower, GRO and Mirabel in favor of the Administrative Agent, each dated as of August 11, 1999 and (ii) entered into by Rail-One in favor of the Administrative Agent dated as of the Closing Date.

     Defaulting Bank. See (S)6.11.
     ---------------

     Delinquent Bank. See (S)16.5.3.
     ---------------

     Distribution. The declaration or payment of any dividend on or in respect
     ------------
of any shares of any class of capital stock or other equity interests of any Person, other than dividends payable solely in shares of common stock or similar non-preferred equity interests of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock or other equity interests of any Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any Person to its shareholders or equity holders as such; or any other distribution on or in respect of any shares of any class of capital stock or other equity interests of any Person.

     Documentation Agent. See preamble.
     -------------------

     Dollar Equivalent. On any date of determination, with respect to an amount
     -----------------
denominated in Dollars, such amount of Dollars, and with respect to an amount denominated in a currency other than Dollars, the amount of Dollars (as conclusively ascertained by the Administrative Agent absent manifest error) which could be purchased by the Administrative Agent with that amount of such other currency at the spot rate of exchange quoted by the

Administrative Agent in the applicable foreign exchange market on the date of determination for the purchase of Dollars with such currency.

     Dollars or $. Dollars in lawful currency of the United States of America.
     -------    -

     Domestic Lending Office. Initially, the office of each US Bank designated
     -----------------------
as such in Schedule II hereto; thereafter, such other office of such US Bank, if
           -----------
any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and
     -------------
the date on which any Loan is converted or continued in accordance with
(S)(S)2.9, 2.10 or 3.5.

     Emerging Market. Any market outside the United States, Western Europe,
     ---------------
Australia, Canada or Japan.

     Employee Benefit Plan. Any employee benefit plan within the meaning of
     ---------------------
(S)3(3) of ERISA maintained or contributed to by the US Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. See (S)8.17(a).
     ------------------

     EPA. See (S)8.17(b).
     ---

     ERISA. The Employee Retirement Income Security Act of 1974, as amended.
     -----

     ERISA Affiliate. Any Person which is treated as a single employer with the
     ---------------
US Borrower under (S)414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed
     ----------------------
Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     "Euro" or "Euro" Currency. The use of the term "Euro" in this Credit
      ---- ---- ---- ---------
Agreement relates to the establishment of the "Euro" as a single currency pursuant to the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (the Maastrict Treaty), and the conversion (pursuant to the requirements of such Treaty) of any Obligations under the Loan Documents from an Optional Currency of a country that is a member of the European Union into Euro. As of the date that any such Optional Currency is no longer the lawful currency of its respective country, all payment Obligations under the Loan Documents that would otherwise be in such Optional Currency shall thereafter be satisfied in the "Euro" Currency. For the avoidance of doubt, the parties hereto affirm and agree that neither the fixing of a conversion rate of any such Optional Currency against the Euro, nor the mandatory conversion of such Obligations into Euro, in each case pursuant to such Treaty, shall require the early termination of this Credit Agreement or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss otherwise arising from any of such events to the extent required by such Treaty.

     Eurocurrency Business Day. Any day on which commercial banks are open for
     -------------------------
international business (including dealings in Dollar deposits) in London or such other Eurocurrency interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

     Eurocurrency Interbank Market. Any lawful recognized market in which
     -----------------------------
deposits of Dollars and the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

     Eurocurrency Lending Office. Initially, the office of each Bank designated
     ---------------------------
as such in Schedule II hereto; thereafter, such other office of such Bank, if
           -----------
any, that shall be making or maintaining Eurocurrency Rate Loans.

     Eurocurrency Offered Rate. With respect to the Interest Period for any
     -------------------------
Eurocurrency Rate Loan denominated in an Optional Currency, the rate per annum (rounded upwards to the nearest 1/16 of one percent) equal to the rate at which the Administrative Agent is offered deposits in Dollars or the relevant Optional Currency, as the case may be, two (2) US Business Days prior to the beginning of such Interest Period in the Eurocurrency Interbank Market where the foreign currency and exchange operations or eurocurrency funding operations of the Administrative Agent are customarily conducted at or about 10:00 a.m. (London time) for delivery on the first day of such Interest Period and for the number of days comprised therein and in an amount equal (as nearly as may be) Eurocurrency Rate Loan to which such Interest Period applies.

     Eurocurrency Rate. With respect to amounts denominated in Dollars, the
     -----------------
Eurodollar Rate, and with respect to amounts denominated in any Optional Currency, the International Eurocurrency Rate.

     Eurocurrency Rate Loans. US Loans denominated in Dollars or an Optional
     -----------------------
Currency and bearing interest calculated by reference to the Eurocurrency Rate.

     Eurocurrency Reserve Rate. For any day with respect to a Eurocurrency Rate
     -------------------------
Loan, the maximum rate (expressed as a decimal) at which any Bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Rate. For any Interest Period with respect to a Eurocurrency
     ---------------
Rate Loan denominated in Dollars, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Administrative Agent's Eurocurrency Lending Office is offered Dollar deposits two (2) US Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurocurrency Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurocurrency Rate Loan denominated in Dollars to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Event of Default. See (S)14.1.
     ----------------

     Existing Letters of Credit. Those letters of credit issued by BKB for the
     --------------------------
account of the US Borrower or any of its Restricted Subsidiaries prior to the Closing Date and listed on Schedule III hereto.
                           ------------

     Federal Funds Effective Rate. For any day, the rate per annum equal to the
     ----------------------------
weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a US Business Day, for the next preceding US Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a US Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

     FRA. The United States of America, represented by the Secretary of
     ---
Transportation acting through the Administrator of Federal Railroad Administration or the Federal Railroad Administrator's designee.

     Fuller Immediate Family. Mortimer B. Fuller, III, his interest in his
     -----------------------
father's estate and any of his children or grandchildren and any trust or other Person controlled by, and a majority of the beneficial ownership interest of which is owned by, any of such individuals, singly or jointly.

     Funded Debt to EBITDAR Ratio. At any date as of which such ratio shall be
     ----------------------------
determined, the ratio of (a) the aggregate outstanding amount of Consolidated Funded Debt on such date to (b) Consolidated EBITDAR for the period of four consecutive fiscal quarters most recently ended.

     generally accepted accounting principles. (i) When used in (S)11, whether
     ----------------------------------------
directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     GRO. See preamble.
     ---

     GRO Guaranteed Obligations. See (S)7.1.
     --------------------------

     GRO Obligations. All obligations of GRO to the Banks and the Agents (i)
     ---------------
under or in respect of or in connection with GRO's guaranty of the Australian Guaranteed Obligations, the Canadian Guaranteed Obligations and the Mexican Guaranteed Obligations and including any interest thereon or fees in respect thereof and (ii) all other obligations under any other instruments at any time evidencing any thereof.

     GRO Notes. Collectively, the notes issued by GRO to Rail-One and GWIC,
     ---------
respectively, evidencing Indebtedness of GRO to Rail-One and GWIC in the aggregate principal amount of not more than Cdn. $13,000,000.

     Guaranteed Obligations. Collectively, the US Guaranteed Obligations, the
     ----------------------
Australian Guaranteed Obligations, the Canadian Guaranteed Obligations, the Mexican Guaranteed Obligations and the GRO Guaranteed Obligations.

     Guaranteed Pension Plan. Any employee pension benefit plan within the
     -----------------------
meaning of (S)3(2) of ERISA maintained or contributed to by the US Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantors. Collectively, GWI, ASR, Quebec, CFCM, the Australian
     ----------
Guarantors, the Canadian Guarantors, the Mexican Guarantors and the US Guarantors, each of which shall guaranty certain Obligations pursuant to (S)7 hereof.

     Guaranty. See (S)7.
     --------

     GWAI. See preamble.
     ----

     GWAI Stock Pledge Agreement. The Stock Pledge Agreement dated as of the
     ---------------------------
Closing Date between GWI and the Administrative Agent, in form and substance satisfactory to the Banks and the Agents, pledging (a) a first priority security interest in and first priority pledge of 66% of the equity interest in

GWAI to the Administrative Agent, as security for the US Obligations, and (b) a first priority security interest in 34% of GWI's equity interest in GWAI and a second priority security interest in 66% of GWI's equity interest in GWAI to the Administrative Agent, as security for the Australian Obligations, the Canadian Obligations and the Mexican Obligations, as the same may be amended, supplemented, modified or restated and in effect from time to time.

     G.W. Mexico. See preamble.
     -----------

     GWI. See preamble.
     ---

     GWIC. GWI Canada, Inc., a Delaware corporation and a Restricted Subsidiary
     ----
of GWI.

     GWIC Stock Pledge Agreement. The Stock Pledge Agreement dated as of the
     ---------------------------
Closing Date between GWIC and the Administrative Agent, in form and substance satisfactory to the Banks and the Agents, pledging (a) a first priority security interest in and pledge of 66% of GWIC's equity interest in GRO, Rail-One and Mirabel to the Administrative Agent, as security for US Obligations, and (b) a first priority security interest in 34% of GWIC's equity interest in GRO, Rail-One and Mirabel and a second priority interest in 66% of GWIC's equity interest in such Persons to the Administrative Agent, as security for the Australian Obligations, the Canadian Obligations and the Mexican Obligations, as the same may be amended, supplemented, modified or restated in effect from time to time.

     Hazardous Substances. See (S)8.17(b).
     --------------------

     Huron. Huron Central Railway Inc., a corporation constituted under the
     -----
laws of Ontario, Canada.

     Huron Security Agreement. The General Security Agreement, dated on or
     ------------------------
about the Closing Date, between Huron and the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

     IMR. Illinois & Midland Railroad, Inc., a Delaware corporation.
     ---

     Indebtedness. All obligations, contingent and otherwise, that in
     ------------
accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     Instrument of Adherence (Guaranty). See (S)9.14.
     ----------------------------------

     Interest Payment Date. (i) As to any Base Rate Loan, Australian Base Rate
     ---------------------
Loan or CDOR Rate Loan the last day of the calendar quarter; (ii) as to any Eurocurrency Rate Loan or Canadian Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months (in the case of Eurocurrency Rate Loans only), the date that is 3 months from the first day of such Interest Period; and (iii) as to any BBSW Rate Loan, the last Australian Business Day of the month.

     Interest Period. With respect to each Loan (a) initially, the period
     ---------------
commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by a Borrower in a Loan Request or resulting from a conversion under (S)(S)2.9, 2.10 or 3.5 (i) for any Base Rate Loan, Australian Base Rate Loan or CDOR Rate Loan, the last day of the calendar quarter; (ii) for any Eurocurrency Rate Loan, 1, 2, 3 or 6 months; (iii) for any BBSW Rate Loan, 30, 60, 90, 120, 150 or 180 days; and (iv) for any Canadian Eurodollar Rate Loan, 30, 60 or 90 days; and (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the applicable Borrower; provided that all of the foregoing
                                     --------
provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a BBSW Rate Loan would otherwise end on a day that is not an Australian Business Day, that Interest Period shall be extended to the next succeeding Australian Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Australian Business Day;

          (b) if any Interest Period with respect to an Eurocurrency Rate Loan would otherwise end on a day that is not a Eurocurrency Business Day, that Interest Period shall be extended to the next succeeding Eurocurrency Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurocurrency Business Day;

          (c) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a US Business Day, that Interest Period shall end on the next succeeding US Business Day;

               (d) if any Interest Period with respect to an Australian Base Rate Loan would end on a day that is not an Australian Business Day, that Interest Period shall end on the next succeeding Australian Business Day;

               (e) if any Interest Period with respect to a CDOR Rate Loan or Canadian Eurodollar Loan would end on a day that is not a Canadian Business Day or Eurocurrency Business Day (in the case of Canadian Eurodollar Loans), that Interest Period shall end on the next succeeding Canadian Business Day or Eurocurrency Business Day (as the case may be) unless the result of such extension would be to cause such Interest Period to be carried into its ninety-first (91/st/) day, in which event such Interest Period shall end on the immediately preceding Canadian Business Day or Eurocurrency Business Day (as the case may be);

               (f) if the US Borrower or Mexican Borrower shall fail to give notice as provided in (S)2.9 or (S)2.10, as the case may be, the US Borrower or the Mexican Borrower, as the case may be, shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

               (g) any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurocurrency Business Day of a calendar month;

               (h) any Interest Period relating to any BBSW Rate Loan or Eurocurrency Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date;

               (i) if the Australian Borrower fails to nominate an Interest Period, the Interest Period shall be as determined by the Australian Agent or in the absence of such a determination by the Australian Agent, the Interest Period shall be 3 months; and

               (j) interest shall accrue for the first day of each Interest Period and each day thereafter up to but (provided that interest is timely paid) not including the last day of such Interest Period.

         International Eurocurrency Rate. With respect to all Eurocurrency Rate
         -------------------------------
Loans denominated in an Optional Currency for any Interest Period, the annual rate of interest, rounded to the nearest 1/16th of one percent (1%), determined by the Administrative Agent for such Interest Period in accordance with the following formula:

                                     -22-
                                                       Eurocurrency Offered Rate
                                                       ------------ ------- ----

     International Eurocurrency Rate =      1 - Eurocurrency Reserve Rate

     International Standby Practices. With respect to any standby Letter of
     -------------------------------
Credit, International Standby Practices (ISP98) as promulgated by the Institute of International Banking Law & Practice, Inc., or any successor code of standby letter of credit practices among banks adopted by the Administrative Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Investments. All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) without duplication there shall be deducted in respect of any Investment any amounts received as cash earnings on such Investment, whether as dividends, interest or otherwise; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Investors. Genesee & Wyoming Investors, Inc., a Delaware corporation.
     ---------

     Issuing Bank. BKB, in its capacity as issuer of Letters of Credit pursuant
     ------------
to (S)5, or, in the event that BKB is unable to issue a Letter of Credit, any other Bank selected by the Administrative Agent to issue such Letter of Credit with the consent of the Borrowers and such Bank.

     Kittanning. Kittanning Equipment Leasing Company, a Pennsylvania
     ----------
corporation and a wholly owned Subsidiary of PSR.

     Leasing. GWI Leasing Corporation, a Delaware corporation.
     -------

     Letter of Credit. See (S)5.1.1.
     ----------------

     Letter of Credit Application. See (S)5.1.1.
     ----------------------------

     Letter of Credit Fee. See (S)5.6.
     --------------------

     Letter of Credit Obligations. As of any date, the sum of the Maximum
     ----------------------------
Drawing Amount as of such date and all Unpaid Reimbursement Obligations as of such date.

    Letter of Credit Participation. See (S)5.1.4.
    ------------------------------

    Loan Documents. Collectively, this Credit Agreement, the Notes, the Letter
    --------------
of Credit Applications, the Letters of Credit, the Security Documents, the Fee Letters and any Instruments of Adherence executed in connection herewith.

     Loan Requests. Collectively, any US Revolving Credit Loan Requests, any
     -------------
Australian Revolving Credit Loan Requests and any Mexican Revolving Credit Loan Requests.

     Loans. Collectively, the US Loans, the Canadian Term Loan, Australian
     -----
Revolving Credit Loans and the Mexican Loans made or to be made by the applicable Banks to the applicable Borrower(s) pursuant to (S)(S)2 and 3.

     Locomotive Sale. See (S)10.5.2.
     ---------------

     Majority Banks. As of any date, Banks holding at least fifty-one percent
     --------------
(51%) of the principal amount of the Loans on such date (including the unfunded portion of the Commitments); and if no such principal is Outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment.

     Majority US Term Banks. As of any date, US Term Banks holding at least
     ----------------------
fifty-one percent (51%) of the principal amount of the Term Loans on such date.

     Management. GWI Rail Management Corporation, a Delaware corporation.
     ----------

     Maturity Date. Five years from the Closing Date or such earlier date which
     -------------
may result from a Default or an Event of Default hereunder.

     Maximum Drawing Amount. The sum of the maximum aggregate amount that the
     ----------------------
beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Mexican Acquisition. The acquisition by the Mexican Borrower made pursuant
     -------------------
to the Mexican Acquisition Documents of a thirty-year concession to operate the Chiapas - Mayab Railroad in Mexico and certain personal property, equipment and other assets related thereto.

     Mexican Acquisition Documents. Collectively, the Purchase and Sale
     -----------------------------
Agreement for Personalty Under Title Qualifications and the Concession Agreement (the "Concession"), each dated or to be dated August 17, 1999 by and between the
      ----------
Mexican Borrower and the government of Mexico and all other documents entered into or delivered by the Borrowers or any of their Restricted Subsidiaries with respect to the Mexican Acquisition.

     Mexican Borrower. See preamble.
     ----------------

     Mexican Business Day. Any day on which banking institutions in Mexico City,
     --------------------
Mexico and Boston, Massachusetts are open for the transaction of banking business.

     Mexican Commitment. With respect to each US Revolving Credit Bank, the
     ------------------
amount to be set forth on Schedule II hereto as the amount of such US Bank's
                          -------- --
commitment to make Mexican Revolving Credit Loans to the Mexican Borrower, as the same may be increased or reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Mexican Commitment Fee. See (S)2.2(c).
     ----------------------

     Mexican Commitment Percentage. With respect to each US Bank, the percentage
     -----------------------------
set forth next to such US Bank's name on Schedule II hereto, as the same may be
                                         -------- --
adjusted in accordance with (S)20.

     Mexican Counsel. Ogarrio y Diaz, Abogados, Constituyentes No. 345-7 Piso,
     ---------------
Col. Daniel Garza, 11830 Mexico, D.F. or such other counsel as may be approved by the Administrative Agent.

     Mexican Guaranteed Obligations. See (S)7.1.
     ------------------------------

     Mexican Guarantors. See preamble.
     ------------------

     Mexican Loans. Collectively, the Mexican Revolving Credit Loans and the
     -------------
Mexican Term Loan.

     Mexican Obligations. All obligations of the Mexican Borrower to the US
     -------------------
Banks and the Administrative Agent (a) under or in respect of or in connection with any of the Mexican Revolving Credit Loans or Mexican Term Loan and including any interest thereon, Mexican Commitment Fees or other fees in respect thereof, (b) under any Rate Hedging Agreement between the Mexican Borrower and any Bank or affiliate of a Bank, and (c) all other obligations under any other instruments at any time evidencing any thereof.

     Mexican Revolving Credit Notes. See (S)2.5(c).
     ------------------------------

     Mexican Revolving Credit Loan Request. See (S)2.8(c).
     -------------------------------------

     Mexican Revolving Credit Loans. The revolving credit loans to be made by
     ------------------------------
the US Revolving Credit Banks to the Mexican Borrower pursuant to (S)2.1.3 hereof.

     Mexican Security Agreements. Those certain Mercantile Pledge Agreements
     ---------------------------
between the Mexican Borrower and the Administrative Agent and between the Mexican Guarantors and the Administrative Agent, in form and substance satisfactory to the Agents, pledging and creating a first priority lien on and security interest in certain equipment, machinery and other tangible and intangible assets, as the same may be amended, supplemented, modified or restated and in effect from time to time.

     Mexican Security Documents. Collectively, the Mexican Security Agreement,
     --------------------------
the Mexican Stock Pledge Agreement and all other instruments and documents, required to be executed or delivered pursuant to any Mexican Security Document.

     Mexican Stock Pledge Agreement. The Stock Pledge Agreement dated as of the
     ------------------------------
Closing Date among GWI and the Administrative Agent, in form and substance satisfactory to Agents, with respect to the equity interests of G.W. Mexico and CFCM, as the same may be amended, supplemented, modified or restated and in effect from time to time. The parties hereby agree that pursuant to such Stock Pledge Agreement (i) 66% of GWI's equity interest in G.W. Mexico and CFCM shall be pledged to the Administrative Agent on a first priority basis, as security for the US Obligations, and (ii) 34% of GWI's equity interest in G.W. Mexico and CFCM shall be pledged to the Administrative Agent on a first priority basis, and 66% of GWI's equity interest in G.W. Mexico and CFCM shall be pledged to the Administrative Agent on a second priority basis, in each case as security for the Australian Obligations, the Canadian Obligations and the Mexican Obligations.

     Mexican Term Loan. The term loan made by the US Term Banks to the Mexican
     -----------------
Borrower on the Closing Date pursuant to (S)3.1(c) in the aggregate principal amount of $30,000,000.

     Mexican Term Loan Percentage. With respect to each US Term Bank, the
     ----------------------------
percentage set forth on Schedule II (subject to adjustment in accordance with (S)20 hereof) as such Bank's percentage of the Mexican Term Loan.

     Mexican Term Note. See (S)3.2(c).
     -----------------

     Mirabel. See preamble.
     -------

     Multiemployer Plan. Any multiemployer plan within the meaning of (S)3(37)
     ------------------
of ERISA maintained or contributed to by the US Borrower or any ERISA Affiliate.

     Net Cash Proceeds. With respect to any sale of any assets of the Borrowers
     -----------------
or any of their Restricted Subsidiaries, or the issuance and sale of equity securities or debt of the Borrowers or any of their Restricted Subsidiaries, the gross consideration received by the Borrowers or any of their Restricted Subsidiaries, (in cash) from such sale of equity or debt issuance, net of commissions, direct sales costs, normal closing adjustments, the amount used to repay any Indebtedness permitted by (S)10.1 secured by such assets, income taxes attributable to such sale and professional fees and expenses incurred directly in connection therewith, to the extent the foregoing are actually paid in connection with such sale or equity or debt issuance.

     Note Record. The grid attached to a Note, or the continuation of such grid,
     -----------
or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Notes. Collectively, the US Revolving Credit Notes, the US Term Notes, the
     -----
Mexican Revolving Credit Notes, the Mexican Term Notes and the Canadian Term Notes.

     Note Pledge Agreement. The pledge of intercompany notes and the GRO Notes
     ---------------------
to the Administrative Agent as security for the US Obligations.

     Obligations. Collectively, the US Obligations, the Canadian Obligations,
     -----------
the Australian Obligations and the Mexican Obligations.

     Optional Currency. Any currency other than Dollars which is freely
     -----------------
convertible into Dollars and which is traded on any recognized Eurocurrency Interbank Market which each of the US Revolving Credit Banks and the US Borrower have agreed to be made available hereunder (including, without limitation, Canadian Dollars); provided, however, that in the event the US Borrower requests
                   --------  -------
an Optional Currency for a Letter of Credit consisting of a currency other than Australian Dollars or Canadian Dollars, the issuance of such Letter of Credit shall be subject to the consent of the Administrative Agent.

     Other Taxes. See (S)6.12(b).
     -----------

     Outstanding. With respect to the Loans, the aggregate unpaid principal
     -----------
thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA
     ----
and any successor entity or entities having similar responsibilities.

     Permitted Acquisition(s). See (S)10.3(i).
     ------------------------

     Permitted Liens. Liens, security interests and other encumbrances permitted
     ---------------
by (S)10.2.

     Person. Any individual, corporation, limited liability company,
     ------
partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Prior Credit Agreement. See preamble.
     ----------------------

     Pro Forma Basis. In connection with any proposed Permitted Acquisition
     ---------------
after the Closing Date, the calculation of compliance with the financial covenants described in (S)10.3(i) hereof by the Borrowers and their Restricted Subsidiaries (including the Person to be acquired) with reference to the audited historical financial results of such Person and the Borrowers and their Restricted Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition in the manner described in (i),
--- -----
(ii) and (iii) below; and, following a Permitted Acquisition, the calculation of compliance with the financial covenants set forth in (S)11 for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition with reference to the audited historical financial results of the Person so acquired and the Borrowers and their Restricted Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition in the manner described in
     --- -----
(i), (ii) and (iii) below, provided, however, that, in each case, in the event
                           --------  -------
that no historical financial results are available with respect to the Person or assets to be acquired, such calculations shall be made with reference to reasonable estimates of such past performance made by the Borrowers based on existing data and other available information, such estimates to be agreed upon by the Borrowers and the Administrative Agent and, with respect to Permitted Acquisitions for which the total consideration therefor exceeds $10,000,000, the Majority Banks:

               (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

               (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the Eurocurrency Rate for Eurocurrency Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (y) the Eurocurrency Rate for Eurocurrency Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable
                                                      ----
         Margin then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and
              --- -----

               (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Administrative Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

         PSR. Pittsburg & Shawmut Railroad, Inc., a Delaware corporation.
         ---

         Purchase Price. With respect to any Permitted Acquisition, all
         --------------
consideration payable by any of the Borrowers or any of their Restricted Subsidiaries in connection with such Permitted Acquisition, including, without limitation, cash payments, the principal amount of any promissory notes issued by any of the Borrowers or any of their Restricted Subsidiaries, any amounts payable by any of the Borrowers or any of their Restricted Subsidiaries in consideration for any non-compete covenant, deferred purchase price, earn-out or similar payment and the amount of any Indebtedness assumed by any of the Borrowers or any of their Restricted Subsidiaries.

     Quebec. See Preamble.
     ------

     Quebec Bond. The Bond dated August 17, 1999, in the amount of Cdn.
     -----------
$130,000,000 issued by the Canadian Borrower in favor of the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

     Quebec Bond Pledge Agreement. The Quebec Bond Pledge Agreement dated as of
     ----------------------------
August 17, 1999 between the Canadian Borrower and the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

     Rail-One. See preamble.
     --------

     Rate Adjustment Period. See the definition of Applicable Margin.
     ----------------------

     Rate Hedging Agreement. Any agreement, device or arrangement providing for
     ----------------------
payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     Real Estate. All real property at any time owned or leased (as lessee or
     -----------
sublessee) by any of the Borrowers or any of their Restricted Subsidiaries.

     Register. See (S)20.3.
     --------

     Registered in Mexico. A bank or other financial institution that is duly
     --------------------
registered in the Mexican Registry of Foreign Banks, Financial Entities, Pension, Retirement and Investment Funds (Registro de Bancos, Entidades de Financiamiento, Fondos de Pensiones y Jubilaciones y Fondos de Inversion de Extranjero) held by the Mexican Secretary of Treasury and Public Credit.

     Reimbursement Obligation. The US Borrower's obligation to reimburse the
     ------------------------
Issuing Bank and the US Revolving Credit Banks on account of any drawing under any Letter of Credit as provided in (S)5.2.

     Reliquification Bills. See (S)2.6.
     ---------------------

     Replacement Bank. See (S)6.11.
     ----------------

     Replacement Notice. See (S)6.11.
     ------------------

     Reset Date. See (S)6.2.3.2.
     ----------

     Restricted Payments. In relation to the Borrowers and their Restricted
     -------------------
Subsidiaries, (a) any Distribution or (b) any payment or prepayment by any of the Borrowers or their Restricted Subsidiaries to any Affiliate of any of the Borrowers or any of their Restricted Subsidiaries other than payments to Affiliates for goods and services in the ordinary course of business on terms equivalent to those obtainable in arms length transactions.

     Restricted Subsidiaries. Any Subsidiary which is not an Unrestricted
     -----------------------
Subsidiary. The Borrowers shall not have the right to change the status of an Unrestricted Subsidiary to a Restricted Subsidiary unless such Unrestricted Subsidiary becomes a Guarantor hereunder and all tangible and intangible assets of such Unrestricted Subsidiary (other than such Subsidiary's Real Estate) shall be pledged by the applicable Borrowers to the applicable Agent as security for such Subsidiary's guaranty pursuant to the applicable Security Documents.

     Revolving Credit Loans. Collectively, US Revolving Credit Loans, Australian
     ----------------------
Revolving Credit Loans and Mexican Revolving Credit Loans.

     RSI. Genesee & Wyoming Railroad Services, Inc. (f/k/a Railroad Services,
     ---
Inc.), a Delaware corporation.

     SA Rail. SA Rail Pty. Limited, ACN 077 946 340, an Australian corporation.
     -------

     Security Agreements. Collectively, the US Security Agreement, the
     -------------------
Australian Security Agreements, the Canadian Security Agreements and the Mexican Security Agreements.

     Security Documents. Collectively, the Security Agreements, US Stock Pledge
     ------------------
Agreement, GWAI Stock Pledge Agreement, Mexican Stock Pledge Agreement, the GWIC Stock Pledge Agreement, the Canadian Pledge Agreements and the Note Pledge Agreement, and all other instruments and documents required to be executed and/or delivered pursuant to any of the Security Documents.

     Solvent. See (S)8.5.2.
     -------

     STB. The Surface Transportation Board (the entity which succeeded to the
     ---
function and duties of the Interstate Commerce Commission) or any governmental authority(ies) which succeeds to the function or duties of the Surface Transportation Board or any portion thereof.

     Stock Repurchase Agreement. The US Borrower's plan to repurchase up to two
     --------------------------
hundred and fifty thousand shares of its Class A Common Stock in accordance with the Exchange Act Rule 10b-18 to be held by the US Borrower as treasury stock which stock may be used for customary corporate purposes.

     Subsidiary. Any corporation, association, trust, or other business entity
     ----------
of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Term Loans. Collectively, the US Term Loan, the Canadian Term Loan and the
     ----------
Mexican Term Loan.

     Test Period. (a) In connection with the calculation of financial covenant
     -----------
compliance on a Pro Forma Basis as required by (S)10.3(i) with respect to any proposed Permitted Acquisition, the period of four fiscal quarters most recently ended prior to such Permitted Acquisition, and (b) in connection with the calculation of the financial covenants set forth in (S)11 hereof following any Permitted Acquisition, the period of all fiscal quarters (and any portion of a fiscal quarter) prior to the date of such Permitted Acquisition included in the calculation of such financial covenant.

     Total Australian Commitment. The sum of the Australian Commitments of the
     ---------------------------
Australian Banks, as in effect from time to time. On the Closing Date, the Total Australian Commitment shall equal $15,000,000.

     Total Commitment. The sum of the Total US Commitment of the US Revolving
     ----------------
Credit Banks, the Total Australian Commitment of the Australian Banks and the Total Mexican Commitment of the US Revolving Credit Banks, as in effect from time to time. On the Closing Date, the Total Commitment shall equal $88,000,000.

     Total Commitment Percentage. With respect to each Bank, the percentage set
     ---------------------------
forth next to such Bank's name on Schedule II hereto, as the same may be
                                  -------- --
adjusted from time to time in accordance with (S)20.

     Total Mexican Commitment. The sum of the Mexican Commitments of the US
     ------------------------
Revolving Credit Banks, as in effect from time to time. On the Closing Date, the Total Mexican Commitment shall equal $15,000,000.

     Total US Commitment. The sum of the US Commitments of the US Revolving
     -------------------
Credit Banks, as in effect from time to time. On the Closing Date, the Total US Commitment shall equal $58,000,000.

     Type. As to any US Loan, the Canadian Term Loan or any Mexican Loan, its
     ----
nature as a Base Rate Loan or a Eurocurrency Rate Loan; as to any Australian Revolving Credit Loan, its nature as a BBSW Rate Loan or an Australian Base Rate Loan.

     Uniform Customs. With respect to any Letter of Credit, the Uniform Customs
     ---------------
and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the
     -------------------------------
US Borrower does not reimburse the Issuing Bank and the US Banks on the date specified in, and in accordance with, (S)5.2.

     Unrestricted Subsidiaries. SA Rail, Grande Prairie, Kittanning, GWI Dayton,
     -------------------------
Inc., Investors and any other Subsidiaries of the Borrowers formed or acquired after the Closing Date which the Borrowers have designated as an "Unrestricted Subsidiary" in accordance with (S)9.14. The Borrowers shall not have the right to change the status of an Unrestricted Subsidiary to a Restricted Subsidiary unless such Subsidiary becomes a Guarantor hereunder.

     US Banks. Collectively, the US Term Banks and the US Revolving Credit
     --------
Banks.

     US Borrower. See preamble.
     -----------

     US Business Day. Any day on which banking institutions in Boston,
     ---------------
Massachusetts and New York, New York, are open for the transaction of banking business and, in the case of Eurocurrency Rate Loans, also a day which is a Eurocurrency Business Day.

     US Commitment. With respect to each US Revolving Credit Bank, the amount
     -------------
set forth on Schedule II hereto as the amount of such US Bank's commitment to
             -----------
make US Revolving Credit Loans to the US Borrower, as the same may be increased or reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     US Commitment Fee. See (S)2.2(a).
     -----------------

     US Commitment Percentage. With respect to each US Revolving Credit Bank,
     ------------------------
the percentage set forth next to such Bank's name on Schedule II hereto, as the
                                                     -----------
same may be adjusted in accordance with (S)20.

     US Eligible Assignee. Any of (i) a commercial bank organized under the laws
     --------------------
of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such
                                                              --------
bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; or (iv) the central bank of any country which is a member of the OECD; provided in each case that, so long as any of the Mexican Loans or any commitment to make any of the Mexican Loans is then outstanding, such bank or other Person is Registered in Mexico; and provided further that if, but only if, any Event of Default has
            -------- -------
occurred and is continuing, a US Eligible Assignee shall be any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Administrative Agent, such approval not to be unreasonably withheld.

     US Guaranteed Obligations. See (S)7.1.
     -------------------------

     US Guarantors. See Preamble.
     -------------

     US Loans. Collectively, the US Revolving Credit Loans and the US Term Loan.
     --------

     US Notes. Collectively, the US Revolving Credit Notes and the US Term
     --------
Notes.

     US Obligations. All obligations of the US Borrower to the US Banks and the
     --------------
Administrative Agent (i) under or in respect of or in connection with any of the US Loans or Letters of Credit and including any interest thereon, US Commitment Fees or other fees in respect thereof, (ii) under any Rate Hedging Agreement between the US Borrower and any Bank or affiliate of a Bank, and (iii) all other obligations under any other instruments at any time evidencing any thereof.

     US Restricted Subsidiaries. Each of the Restricted Subsidiaries of the US
     --------------------------
Borrower which is organized under the laws of any state of the United States or the District of Columbia.

     US Revolving Credit Banks. The Banks listed on Schedule II, acting in their
     -------------------------                      -----------
role as makers of the US Revolving Credit Loans and Mexican Revolving Credit Loans in accordance with the provisions hereof.

     US Revolving Credit Loan Request. See (S)2.8(a).
     --------------------------------

     US Revolving Credit Loans. The revolving credit loans to be made by the US
     -------------------------
Revolving Credit Banks to the US Borrower pursuant to (S)2.1.1 hereof.

     US Revolving Credit Notes. See (S)2.5(a).
     -------------------------

     US Security Agreement. The US Security Agreement, dated as of the Closing
     ---------------------
Date among the US Borrower, the US Restricted Subsidiaries and the Administrative Agent, in form and substance satisfactory to the Agents, granting the Administrative Agent a first priority security interest in all the property of the US Borrower and the US Restricted Subsidiaries as security for all the Obligations (including the Australian Obligations, the Canadian Obligations and the Mexican Obligations), as the same may be amended, supplemented, modified or restated and in effect from time to time.

     US Security Documents. Collectively, the US Security Agreement, US Stock
     ---------------------
Pledge Agreement, Note Pledge Agreement and all other instruments and documents including, without limitation, UCC financing statements required to be executed or delivered pursuant to any US Security Document.

     US Stock Pledge Agreement. The US Stock Pledge Agreement dated as of the
     -------------------------
Closing Date between GWI and the Administrative Agent, in form and substance satisfactory to the Banks and the Agents, pledging 100% of GWI's equity interest in the US Restricted Subsidiaries to the Administrative Agent, as security for all the Obligations (including the Australian Obligations, the Canadian Obligations and the Mexican Obligations), as the same may be amended, supplemented, modified or restated and in effect from time to time.

     US Term Banks. The Banks listed on Schedule II, acting in their role as
     -------------                      -----------
makers of the US Term Loan, the Canadian Term Loan or the Mexican Term Loan in accordance with the provisions hereof.

     US Term Loan. The term loan made or to be made by the US Term Banks in
     ------------
accordance with their US Term Loan Percentages to the US Borrower on the Closing Date pursuant to (S)3.1(a) in the aggregate principal amount of $10,000,000.

     US Term Loan Percentage. With respect to each US Term Bank, the percentage
     -----------------------
set forth on Schedule II (subject to adjustment in accordance with (S)20 hereof)
             -----------
as such Bank's percentage of the US Term Loan.

     US Term Notes. See (S)3.2(a).
     -------------

     Voting Stock. Stock or similar interests, of any class or classes (however
     ------------
designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     Willamette Valley Note. The Installment Note dated as of February 5, 1997
     ----------------------
between WPR and Valley Development Initiatives providing for a loan from Valley Development Initiatives in an aggregate principal amount of not more than $400,000, having an interest rate of five percent (5%) per annum and a term of ten years, in substantially the form delivered to the Administrative Agent and the Banks.

     WPR. Willamette & Pacific Railroad, Inc., a New York corporation.
     ---

     1.2. Rules of Interpretation.
          -----------------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

          (h) Reference to a particular "(S)" refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                 2. THE REVOLVING CREDIT FACILITIES.
                    -------------------------------

     2.1. Commitment to Lend.
          ------------------

          2.1.1. US Revolving Credit Loans. Subject to the terms and conditions
                 -------------------------
     set forth in this Credit Agreement, each of the US Revolving Credit Banks severally agrees (a) on the Closing Date, to convert the loans and letters of credit outstanding under the Prior Credit Agreement, if any, to US Revolving Credit Loans and Letters of Credit under this Credit Agreement and (ii) to lend to the US Borrower and the US Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the US Borrower to the Administrative Agent given in accordance with (S)2.8, such sums in Dollars and/or, subject to (S)2.11 hereof, in an Optional Currency, as are requested by the US Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's US Commitment, minus the amount of such Bank's US Commitment Percentage of the sum of the
     -----
     Maximum Drawing Amount and all Unpaid Reimbursement Obligations; provided,
                                                                      --------
     that the sum of the outstanding amount of the US Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing
                                                    ----
     Amount and all Unpaid Reimbursement Obligations does not exceed the Total US Commitment; further provided, that the sum of the outstanding amount of
                    ------- --------
     the US Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all
                ----

     Unpaid Reimbursement Obligations plus the Dollar Equivalent of the
                                      ----
     outstanding amount of the Australian Revolving Credit Loans plus the
                                                                 ----
     outstanding amount of the Mexican Revolving Credit Loans shall not at any time exceed the Total Commitment. The US Revolving Credit Loans shall be made pro rata in accordance with each US Revolving Credit Bank's US
          --- ----
     Commitment Percentage. Each request for a US Revolving Credit Loan hereunder shall constitute a representation and warranty by the US Borrower that the conditions set forth in (S)12 and (S)13 hereof, in the case of the initial US Revolving Credit Loans to be made on the Closing Date, and (S)13 hereof, in the case of all other US Revolving Credit Loans, have been satisfied on the date of such request.

          2.1.2. Australian Revolving Credit Loans. Subject to the terms and
                 ---------------------------------
     conditions set forth in this Credit Agreement, each of the Australian Banks severally agrees to lend to the Australian Borrower and the Australian Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Australian Borrower to the Australian Agent and the Administrative Agent given in accordance with (S)2.8, such sums in Australian Dollars as are requested by the Australian Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the Australian Dollar Equivalent of such Australian Bank's Australian Commitment, provided that the Dollar Equivalent of the sum of the
                ---------
     outstanding amount of the Australian Revolving Credit Loans (after giving effect to all amounts requested) does not exceed the Total Australian Commitment, and further provided that the sum of the outstanding Dollar
                     ------- --------
     Equivalent amount of the Australian Revolving Credit Loans (after giving effect to all amounts requested) plus the outstanding amount of the US
                                      ----
     Revolving Credit Loans plus the outstanding amount of the Mexican Revolving
                            ----
     Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement
                  ----
     Obligations shall not at any time exceed the Total Commitment. The Australian Revolving Credit Loans shall be made pro rata in accordance with
                                                     --- ----
     each Australian Bank's Australian Commitment Percentage. Each request for an Australian Revolving Credit Loan hereunder shall constitute a representation and warranty by the Australian Borrower that the conditions set forth in (S)12 and (S)13 hereof, in the case of the initial Australian Revolving Credit Loans to be made on the Closing Date, and (S)13 hereof, in the case of all other Australian Revolving Credit Loans, have been satisfied on the date of such request.

          2.1.3. Mexican Revolving Credit Loans. Subject to the terms and
                 ------------------------------
     conditions set forth in this Credit Agreement, each of the US Revolving Credit Banks severally agrees to lend to the Mexican Borrower and the Mexican Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Mexican Borrower to the Administrative Agent given in accordance with (S)2.8, such sums in Dollars as are requested by the Mexican Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such US Revolving Credit Bank's Mexican Commitment, provided that the sum of the outstanding amount
                                --------
     of the Mexican Revolving Credit Loans (after giving effect to all amounts requested) does not exceed the Total Mexican Commitment, and further
                                                                  -------
     provided that the sum of the Mexican Revolving Credit Loans (after giving
     --------
     effect to all amounts requested) plus the outstanding amount of the US
                                      ----
     Revolving Credit Loans plus the outstanding Dollar Equivalent amount of the
                            ----
     Australian Revolving Credit Loans plus the Maximum Drawing Amount and all
                                       ----
     Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Mexican Revolving Credit Loans shall be made pro rata in
                                                                  --- ----
     accordance with each US Revolving Credit Bank's Mexican Commitment Percentage. Each request for a Mexican Revolving Credit Loan hereunder shall constitute a representation and warranty by the Mexican Borrower that the conditions set forth in (S)12 and (S)13 hereof, in the case of the initial Mexican Revolving Credit Loans to be made on the Closing Date, and
     (S)13 hereof, in the case of all other Mexican Revolving Credit Loans, have been satisfied on the date of such request.

     2.2. Commitment Fee.
          --------------

          (a) The US Borrower hereby agrees to pay to the Administrative Agent for the accounts of the US Revolving Credit Banks in accordance with their respective US Commitment Percentages, a commitment fee (the "US Commitment
                                                                  -------------
     Fee") at the applicable Commitment Fee Rate per annum on the average daily
     ---
     amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total US Commitment exceeds the sum of the outstanding principal amount of US Revolving Credit Loans, plus the
                                                                       ----
     Maximum Drawing Amount and all Unpaid Reimbursement Obligations.

          (b) The Australian Borrower hereby agrees to pay in the Australian Dollar Equivalent to the Australian Agent for the accounts of the Australian Banks in accordance with their respective Australian Commitment Percentages a commitment fee (the "Australian Commitment Fee") at the
                                        -------------------------
     applicable Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Australian Commitment exceeds the Dollar Equivalent of the sum of the outstanding principal amount of Australian Revolving Credit Loans.

          (c) The Mexican Borrower hereby agrees to pay to the Administrative Agent for the accounts of the US Revolving Credit Banks in accordance with their respective Mexican Commitment Percentages a commitment fee (the "Mexican Commitment Fee") at the applicable Commitment Fee Rate per annum
      ----------------------
     on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Mexican Commitment exceeds the sum of the outstanding principal amount of Mexican Revolving Credit Loans.

          (d) The Commitment Fees shall be payable quarterly in arrears on the last day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the applicable Commitments shall terminate.

     2.3. Reduction of Commitments.
          ------------------------

          (a) The US Borrower shall have the right at any time and from time to time upon five (5) US Business Days prior written notice to the Administrative Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the Total US Commitment, whereupon the US Commitments of the US Revolving Credit Banks shall be reduced pro rata in accordance
                                                       --- ----
     with their respective US Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the US Borrower delivered pursuant to this (S)2.3(a), the Administrative Agent will notify the US Revolving Credit Banks of the substance thereof. Upon the effective date of any such reduction or termination, the US Borrower shall pay to the Administrative Agent for the respective accounts of the US Revolving Credit Banks the full amount of any US Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the US Commitments may be reinstated.

          (b) The Australian Borrower shall have the right at any time and from time to time upon five (5) Australian Business Days prior written notice to the Australian Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the Total Australian Commitment, whereupon the Australian Commitments of the Australian Banks shall be reduced pro rata in
                                                                     --- ----
     accordance with their respective Australian Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Australian Borrower delivered pursuant to this (S)2.3(b), the Australian Agent will notify the Australian Banks and the Administrative Agent of the substance thereof. Upon the effective date of any such reduction or termination, the Australian Borrower shall pay to the Australian Agent for the respective accounts of the Australian Banks the full amount of any Australian Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Total Australian Commitments may be reinstated.

          (c) The Mexican Borrower shall have the right at any time and from time to time upon five (5) Mexican Business Days prior written notice to the Administrative Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the Total Mexican Commitment, whereupon the Mexican Commitments of the US Revolving Credit Banks shall be reduced pro
                                                                           ---
     rata in accordance with their respective Mexican Commitment Percentages of
     ----
     the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the

     Mexican Borrower delivered pursuant to this (S)2.3(c), the Administrative Agent will notify the US Revolving Credit Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Mexican Borrower shall pay to the Administrative Agent for the respective accounts of the US Revolving Credit Banks the full amount of any Mexican Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Total Mexican Commitments may be reinstated.

     2.4. Reduction of Optional Currency Borrowings. The principal amount
          -----------------------------------------
available to the US Borrower in Optional Currencies pursuant to (S)2.11 hereof shall be reduced pro rata by any amount by which the Total US Commitment is
                 --- ----
reduced under (S)2.3(a) hereof.

     2.5. The US Revolving Credit Notes; Australian Revolving Credit Loan
          ---------------------------------------------------------------
Accounts; Mexican Revolving Credit Notes.
----------------------------------------

          (a) The US Revolving Credit Loans shall be evidenced by separate promissory notes of the US Borrower in substantially the form of Exhibit
                                                                      -------
     A-1 hereto (each a "US Revolving Credit Note"), dated as of the Closing
     ---                 ------------------------
     Date (or other such date on which a US Revolving Credit Bank may become a party hereto in accordance with (S)20 hereof) and completed with appropriate insertions. One US Revolving Credit Note shall be payable to the order of each US Revolving Credit Bank in a principal amount equal to such Bank's US Commitment on the Closing Date. The US Borrower irrevocably authorizes each US Revolving Credit Bank to make or cause to be made, at or about the time of the Drawdown Date of any US Revolving Credit Loan or at the time of receipt of any payment of principal on such US Revolving Credit Bank's US Revolving Credit Notes, an appropriate notation on such US Revolving Credit Bank's Note Record reflecting the making of such US Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the US Revolving Credit Loans set forth on such Bank's Note Record shall be prima facie evidence of the principal amount
                                 ----- -----
     thereof owing and unpaid to such US Revolving Credit Bank, but the failure to record, or any error in so recording, any such amount on such US Revolving Credit Bank's Note Record shall not limit or otherwise affect the obligations of the US Borrower hereunder or under any US Revolving Credit Notes to make payments of principal of or interest on any US Revolving Credit Notes when due.

          (b) The obligation of the Australian Borrower to repay the Outstanding principal amount of any and all Australian Revolving Credit Loans, plus interest at the applicable BBSW Rate or Australian Base Rate, as applicable, accrued thereon, shall be evidenced by this Credit Agreement and by individual loan accounts (the "Australian Revolving Credit Loan
                                           --------------------------------
     Accounts" and individually, an "Australian Revolving Credit Loan Account")
     --------                        ----------------------------------------
     maintained by the Australian Agent on its books for each of the Australian Banks, it being the intention of the parties hereto that, except as provided for in this (S)2.5(b), the Australian Obligations with respect to Australian Revolving Credit Loans are to be evidenced only as stated herein and therein and not by separate promissory notes. The Australian Borrower irrevocably authorizes the Australian Agent to make or cause to be made, in connection with a Drawdown Date of any Australian Revolving Credit Loan or at the time of receipt of any payment of principal on any Australian Bank's Australian Revolving Credit Loan Account, an appropriate notation on the Australian Agent's records, reflecting the making of the Australian Revolving Credit Loan or the receipt of such payment (as the case may be). The outstanding amount of the Australian Revolving Credit Loans set forth on the Australian Agent's records shall be prima facie evidence of the principal amount thereof owing and unpaid to
     ----- -----
     the Australian Banks, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Australian Borrower hereunder to make payments of principal of or interest on any Australian Revolving Credit Loan when due.

           (c) The Mexican Revolving Credit Loans shall be evidenced by separate promissory notes of the Mexican Borrower in substantially the form of Exhibit A-2 hereto (each a "Mexican Revolving Credit Note"), dated as of
     -----------                 -----------------------------
     the Closing Date (or other such date on which a US Revolving Credit Bank may become a party hereto in accordance with (S)20 hereof) and completed with appropriate insertions. One Mexican Revolving Credit Note shall be payable to the order of each US Revolving Credit Bank in a principal amount equal to such Bank's Mexican Commitment on the Closing Date. The Mexican Borrower irrevocably authorizes each US Revolving Credit Bank to make or cause to be made, at or about the time of the Drawdown Date of any Mexican Revolving Credit Loan or at the time of receipt of any payment of principal on such US Revolving Credit Bank's Mexican Revolving Credit Notes, an appropriate notation on such US Revolving Credit Bank's Note Record reflecting the making of such Mexican Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Mexican Revolving Credit Loans set forth on such Bank's Note Record shall be prima
                                                                          -----
     facie evidence of the principal amount thereof owing and unpaid to such US
     -----
     Revolving Credit Bank, but the failure to record, or any error in so recording, any such amount on such US Revolving Credit Bank's Note Record shall not limit or otherwise affect the obligations of the Mexican Borrower hereunder or under any Mexican Revolving Credit Notes to make payments of principal of or interest on any Mexican Revolving Credit Notes when due.

     2.6. Reliquification Bills.
          ---------------------

           (a) Each Australian Bank may (at its option) from time to time prepare bills ("Reliquification Bills"), and without notice to the
                     ---------------------
     Australian Borrower, any employee of an Australian Bank may on behalf of the Australian Borrower draw or endorse (or both) and accept them or require the Australian Borrower to deliver to any Australian Bank, Reliquification Bills signed and completed by the Australian Borrower in any manner the Australian Bank may in its discretion require.

          (b) Unless otherwise agreed between an Australian Bank and the Australian Borrower (i) each Reliquification Bill will be for an amount and term and payable to such Person as such Australian Bank may require;
     (ii) the total face value of all outstanding or unpaid Reliquification Bills prepared by or at the direction of an Australian Bank at any time will not exceed the moneys Outstanding to that Australian Bank; (iii) such Australian Bank will be liable for the payment of stamp duty (if any) in connection with the Reliquification Bills prepared by it; and (iv) such Australian Bank may draw or accept any Reliquification Bill prepared by it in its own name and may endorse, realize, discount or negotiate each Reliquification Bill to any Person and may deal with the proceeds of realization, discounting or negotiating of Reliquification Bills as it sees fit.

          (c) Each Australian Bank will indemnify the Australian Borrower on demand against all liabilities, costs and expenses incurred by the Australian Borrower because it is a party to a Reliquification Bill prepared by or at the direction of that Australian Bank. This (S)2.6 does not affect any obligation of the Australian Borrower under this Credit Agreement. In particular, the obligation of the Australian Borrower to pay any principal, interest or other moneys under this Credit Agreement is absolute and unconditional. It is not in any way affected by any liability of an Australian Bank, contingent or otherwise, under the indemnity in this
     (S)2.6. If a Reliquification Bill is presented to the Australian Borrower and the Australian Borrower discharges it by payment, the amount of that payment will be deemed to have been applied against the Outstanding Australian Obligations to that Australian Bank.

     2.7. Interest on Revolving Credit Loans. Except as otherwise provided in
          ----------------------------------
(S)6.10:

          (a) Each US Revolving Credit Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to (i) the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in
               ----
     effect from time to time or (ii) the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin with respect to Eurocurrency
                     ----
     Rate Loans as in effect from time to time.

          (b) The rate of interest which shall be payable by the US Borrower on any portion of the principal of any US Revolving Credit Loans extended to the US Borrower denominated in an Optional Currency for the time period outstanding during each Interest Period relating thereto shall be at a rate per annum equal to the Eurocurrency

     Rate determined for such Interest Period plus the Applicable Margin
                                              ----
     with respect to Eurocurrency Rate Loans as in effect from time to time.

           (c) Each Australian Revolving Credit Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to
     (i) the BBSW Rate determined for such Interest Period plus the Applicable
                                                           ----
     Margin with respect to BBSW Rate Loans as in effect from time to time and
     (ii) the Australian Base Rate determined for such Interest Period plus the
                                                                       ----
     Applicable Margin with respect to Australian Base Rate Loans as in effect from time to time.

           (d) Each Mexican Revolving Credit Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to
     (i) the Base Rate plus the Applicable Margin with respect to Base Rate
                       ----
     Loans as in effect from time to time or (ii) the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin with respect
                                         ----
     to Eurocurrency Rate Loans as in effect from time to time.

           (e) The applicable Borrower promises to pay interest on the Outstanding amount of its Revolving Credit Loans on each Interest Payment Date with respect thereto.

     2.8. Requests for Revolver Loans.
          ---------------------------

           (a) The US Borrower shall give to the Administrative Agent written notice in the form of Exhibit C-1 hereto (or telephonic notice confirmed in
                           -----------
     a writing in the form of Exhibit C-1 hereto) of each US Revolving Credit
                              -----------
     Loan requested hereunder (a "US Revolving Credit Loan Request") not later
                                  --------------------------------
     than (a) one (1) US Business Day prior to any Drawdown Date of any Base Rate Loan or (b) three (3) Eurocurrency Business Days prior to any Drawdown Date of any Eurocurrency Rate Loan. Each such notice shall specify (i) the principal amount in Dollars of the US Revolving Credit Loan requested stated either in Dollars or, subject to (S)2.10 hereof, in an Optional Currency, (ii) the proposed Drawdown Date of such US Revolving Credit Loan,
     (iii) the Interest Period for such US Revolving Credit Loan, and (iv) the Type of such US Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the US Revolving Credit Banks thereof. Each such notice shall be irrevocable and binding on the US Borrower and shall obligate the US Borrower to accept the requested Loan on the proposed Drawdown Date thereof. Each US Revolving Credit Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof or the equivalent thereof in an Optional Currency.

           (b) The Australian Borrower shall give to the Australian Agent and the Administrative Agent written notice in the form of Exhibit C-2
                                                            ------- ---
     hereto (or telephonic notice confirmed in a writing in the form of Exhibit
                                                                        -------
     C-2 hereto) of each Australian Revolving Credit Loan requested hereunder (a
     ---
     "Australian Revolving Credit Loan Request") not later than (a) one (1)
      ----------------------------------------
     Australian Business Day prior to the Drawdown Date of any Australian Base Rate Loan or (b) three (3) Australian Business Days prior to any Drawdown Date of any BBSW Rate Loan. Each such notice shall specify (i) the principal amount in Australian Dollars of the Australian Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Australian Revolving Credit Loan, (iii) the Interest Period for such Australian Revolving Credit Loan and (iv) the Type of such Australian Revolving Credit Loan. Promptly upon receipt of any such notice, the Australian Agent shall notify each of the Australian Banks and the Administrative Agent thereof. Each such notice shall be irrevocable and binding on the Australian Borrower and shall obligate the Australian Borrower to accept the requested Loan on the proposed Drawdown Date thereof. Each Australian Revolving Credit Loan Request shall be in a minimum aggregate amount of Aus. $250,000 or an integral multiple thereof.

           (c) The Mexican Borrower shall give to the Administrative Agent written notice in the form of Exhibit C-3 hereto (or telephonic notice
                                   ------- ---
     confirmed in a writing in the form of Exhibit C-3 hereto) of each Mexican
                                           ------- ---
     Revolving Credit Loan requested hereunder (a "Mexican Revolving Credit Loan
                                                   -----------------------------
     Request") not later than (a) one (1) Mexican Business Day prior to any
     -------
     Drawdown Date of any Base Rate Loan or (b) three (3) Eurocurrency Business Days prior to any Drawdown Date of any Eurocurrency Rate Loan. Each such notice shall specify (i) the principal amount in Dollars of the Mexican Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Mexican Revolving Credit Loan, (iii) the Interest Period for such Mexican Revolving Credit Loan and (iv) the Type of such Mexican Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the US Revolving Credit Banks thereof. Each such notice shall be irrevocable and binding on the Mexican Borrower and shall obligate the Mexican Borrower to accept the requested Loan on the proposed Drawdown Date thereof. Each Mexican Revolving Credit Loan Request shall be in a minimum aggregate amount of $500,000 or a whole multiple of $250,000 in excess thereof.

     2.9.  US Borrower's Conversion Options; Continuation of Loans.
           -------------------------------------------------------

           2.9.1. Conversion to Different Type of US Revolving Credit Loan. The
                  --------------------------------------------------------
     US Borrower may elect from time to time to convert any outstanding US Revolving Credit Loan (other than US Revolving Credit Loans extended to the US Borrower denominated in an Optional Currency which shall solely be made as Eurocurrency Rate Loans) to a US Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the US Borrower shall give the Administrative Agent at least one
     (1) US Business Day prior
     written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurocurrency Rate Loan, the US Borrower shall give the Administrative Agent at least three (3) Eurocurrency Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurocurrency Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iv) no Base Rate Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing; and (v) no more than ten (10) Eurocurrency Rate Loans and Canadian Eurodollar Loans (collectively) having different Interest Periods may be outstanding at any time. On the date on which such conversion is being made, each US Bank shall take such action as is necessary to transfer its US Commitment Percentage of such US Revolving Credit Loans to its Domestic Lending Office or its Eurocurrency Lending Office, as the case may be. All or any part of outstanding US Revolving Credit Loans of any Type may be converted into a US Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a US Revolving Credit Loan to a Eurocurrency Rate Loan shall be irrevocable by the US Borrower.

           2.9.2. Continuation of Type of US Revolving Credit Loan. Any US
                  ------------------------------------------------
     Revolving Credit Loan of any Type may be continued by the US Borrower as a US Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the US Borrower with the notice provisions contained in (S)2.9.1; provided that (a) as to any
                                                  --------
     Eurocurrency denominated in Dollars, no such Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the US Borrower's account have actual knowledge; and (b) as to any Eurocurrency Rate Loans denominated in an Optional Currency, no such Eurocurrency Rate Loan may be continued as such when a Default or Event of Default has occurred or is continuing or the provisions of (S)2.11 hereof have not or cannot be met at the time of such continuation, but shall be repaid by the US Borrower on the last day of the Interest Period relating thereto. In the event that the US Borrower fails to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan as such, then (a) such Eurocurrency Rate Loan denominated in Dollars shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto; and (b) such Eurocurrency Rate Loan denominated in an Optional Currency shall be repaid on the last day of the Interest Period relating thereto. The Administrative Agent shall notify the US Banks promptly when any such automatic conversion contemplated by this (S)2.9 is scheduled to occur.

           2.9.3. Eurocurrency Rate Loans. Any conversion by the US Borrower to
                  -----------------------
     or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $500,000 (or, in the case of a Eurocurrency Rate Loan denominated in an Optional Currency, that whole number which is nearest the Dollar Equivalent of $500,000, rounded to the nearest one thousandth) in excess thereof.

     2.10. Mexican Borrower's Conversion Options; Continuation of Loans.
           ------------------------------------------------------------

           2.10.1. Conversion to Different Type of Mexican Revolving Credit
                   --------------------------------------------------------
     Loan. The Mexican Borrower may elect from time to time to convert any
     ----
     outstanding Mexican Revolving Credit Loan to a Mexican Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion to a Base Rate Loan, the Mexican Borrower shall give the Administrative Agent at least one (1) Mexican Business Day prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurocurrency Rate Loan, the Mexican Borrower shall give the Administrative Agent at least three (3) Eurocurrency Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurocurrency Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iv) no Base Rate Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing; and (v) no more than ten
     (10) Eurocurrency Rate Loans and Canadian Eurodollar Loans (collectively) having different Interest Periods may be outstanding at any time. All or any part of outstanding Mexican Revolving Credit Loans of any Type may be converted into a Mexican Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Each Conversion Request relating to the conversion of a Mexican Revolving Credit Loan to a Eurocurrency Rate Loan shall be irrevocable by the Mexican Borrower.

           2.10.2. Continuation of Type of Mexican Revolving Credit Loan. Any
                   -----------------------------------------------------
     Mexican Revolving Credit Loan of any Type may be continued by the Mexican Borrower as a Mexican Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Mexican Borrower with the notice provisions contained in (S)2.10.1; provided that no such Eurocurrency Rate Loan may be continued as such when
     --------
     any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Mexican

     Borrower's account have actual knowledge. In the event that the Mexican Borrower fails to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan as such, then such Eurocurrency Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the US Revolving Credit Banks promptly when any such automatic conversion contemplated by this (S)2.10 is scheduled to occur.

            2.10.3. Eurocurrency Rate Loans. Any conversion by the Mexican
                    -----------------------
     Borrower to or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $250,000 in excess thereof.

     2.11.  Optional Currencies.
            -------------------

                  (a) Subject to the provisions of (S)2.1.1, the US Borrower may elect, prior to the Maturity Date, to draw down US Revolving Credit Loans or convert a portion of the funds available to the US Borrower under this Credit Agreement in, or to, an Optional Currency (if any); provided that the aggregate amount of US Revolving Credit
                  -------- ----
            Loans (after giving effect to all amounts requested) made in any Optional Currency shall not at any time exceed the Dollar Equivalent of $5,000,000 (as such amount may be reduced pursuant to (S)2.4 from time to time). In order to exercise the foregoing option the US Borrower must deliver a written notice, subject to any other notice requirements under this Credit Agreement, to the Administrative Agent, which shall give to the US Revolving Credit Banks prompt notice thereof, designating the currency into which the designated portion of the US Revolving Credit Loans is to be drawn down or, as the case may be, converted, at least five (5) US Business Days prior to the commencement of an Interest Period relating to such portion of the US Revolving Credit Loans and any such conversion shall be effected on such date. If any such notice is not delivered to the Administrative Agent by the US Borrower within the required time, the US Borrower shall be deemed to have elected that the relevant portion of the principal amount of the US Revolving Credit Loans continue to be denominated in the currency in which it then currently stands denominated.

                  (b) If any US Bank determines (which determination shall be conclusive), on or prior to the second US Business Day preceding the first day of any Interest Period during which a portion of the principal of the US Revolving Credit Loans is to be denominated in any Optional Currency, that the Optional Currency is not freely transferable and convertible into Dollars or that it will be impracticable for such US Bank to fund the US Revolving Credit Loans in such Optional Currency, then such US Bank shall so notify the Administrative Agent, which notification shall be given immediately by the Administrative Agent to the US Borrower, and that portion of the principal amount of the US Revolving Credit Loans shall, notwithstanding any contrary election by the US Borrower or any other provisions hereof, be denominated in Dollars and be in the form of a Base Rate Loan.

                  (c) For all purposes of this Credit Agreement, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Administrative Agent) in the first currency which is or could be purchased by the Administrative Agent (in accordance with its normal banking practices) with such specified amount in the second currency in any recognized Eurocurrency Interbank Market selected by the Administrative Agent in good faith for delivery on such date at the spot rate of exchange prevailing at or about 11:00 a.m., London time (or as soon thereafter as practicable), on such date.

                  (d) If at any time prior to the Maturity Date, the aggregate amount of US Revolving Credit Loans made in any Optional Currency shall exceed the Dollar Equivalent of $5,000,000 as a result of fluctuations in respective currency conversion rates for three (3) or more consecutive US Business Days, the US Borrower shall pay or cause to be paid immediately, upon demand made by the Administrative Agent, for the pro rata accounts of the US Banks, such amounts as are sufficient to eliminate such excess and to reduce the aggregate principal amount outstanding to the Dollar Equivalent of $5,000,000.

     2.12.  Funds for US Revolving Credit Loans.
            -----------------------------------
            2.12.1. Funding Procedures. Not later than 2:00 p.m. (Boston time)
                    ------------------
     on the proposed Drawdown Date of any US Revolving Credit Loan, each of the US Revolving Credit Banks will make available to the Administrative Agent at its head office, in immediately available funds, the amount in Dollars or in the designated Optional Currency of such Bank's US Commitment Percentage of such US Revolving Credit Loans made or to be made on such date. Upon receipt from each US Revolving Credit Bank of such amount, and upon receipt of the documents required by (S)(S)12 and 13 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the US Borrower the aggregate amount of such US Revolving Credit Loans made available to the Administrative Agent by the US Revolving Credit Banks. The failure or refusal of any US Revolving Credit Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its

     US Commitment Percentage of the requested US Revolving Credit Loans shall not relieve any other US Revolving Credit Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other US Bank's Commitment Percentage of any requested US Revolving Credit Loans. In the event that the Administrative Agent becomes aware of any Bank's failure to make available the amount of its US Commitment Percentage of any requested US Revolving Credit Loan, the Administrative Agent shall notify the US Borrower of the identity of such Bank and the amount such Bank has not made available to the Administrative Agent.

           2.12.2. Advances by Administrative Agent. The Administrative Agent
                   --------------------------------
     may, unless notified to the contrary by any US Revolving Credit Bank prior to a Drawdown Date of a US Revolving Credit Loan, assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's US Commitment Percentage of the US Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the US Borrower a corresponding amount. If any US Revolving Credit Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the Federal Funds Effective Rate, times (b) the amount of such Bank's US Commitment Percentage of such
           -----
     US Revolving Credit Loans, times (c) a fraction, the numerator of which is
                                -----
     the number of days that shall have elapsed from and including such Drawdown Date to the date on which the amount of such Bank's US Commitment Percentage of such US Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of
                                                        ----- -----
     the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's US Commitment Percentage of such US Revolving Credit Loans is not made available to the Administrative Agent by such Bank within three (3) US Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the US Borrower on demand, with interest thereon at the rate per annum applicable to the US Revolving Credit Loans made on such Drawdown Date.

     2.13.  Funding Procedures for Australian Revolving Credit Loans.
            --------------------------------------------------------

            2.13.1. Funding Procedures. Not later than 12:00 noon (Adelaide
                    ------------------
     time) on the proposed Drawdown Date of any Australian Revolving Credit Loan, each of the Australian Banks will make available to the Australian Agent, at its office, in immediately available funds, the amount in Australian Dollars of such Bank's Australian Commitment Percentage of such Australian Revolving Credit Loans made or to be made on such date. Upon receipt from each such Bank of such amount, and upon receipt of the documents required by (S)(S)11, 12 and 13 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Australian Agent will make available to the Australian Borrower the aggregate amount of such Australian Revolving Credit Loans made available to the Australian Agent by the Australian Banks. The failure or refusal of any Australian Bank to make available to the Australian Agent at the aforesaid time and place on any Drawdown Date the amount of its Australian Commitment Percentage of such requested Australian Revolving Credit Loans shall not relieve any other Australian Bank from its several obligation hereunder to make available to the Australian Agent the amount of such other Bank's Australian Commitment Percentage of such Australian Revolving Credit Loans. In the event that the Australian Agent becomes aware of any Australian Bank's failure to make available the amount of its Australian Commitment Percentage of any requested Australian Revolving Credit Loan, the Australian Agent shall notify the Australian Borrower and the Administrative Agent of the identity of such Australian Bank and the amount such Bank has not made available to the Australian Agent.

           2.13.2. Advances by Australian Agent. The Australian Agent may,
                   ----------------------------
     unless notified to the contrary by any Australian Bank prior to a Drawdown Date of an Australian Revolving Credit Loan, assume that such Bank has made available to the Australian Agent on such Drawdown Date the amount of such Bank's Australian Commitment Percentage of such Australian Revolving Credit Loans to be made on such Drawdown Date, and the Australian Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Australian Borrower a corresponding amount. If any Australian Bank makes available to the Australian Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Australian Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Australian Agent for funds acquired by the Australian Agent during each day included in such period, times (b) the
                                                               -----
     amount of such Bank's Australian Commitment Percentage of such Australian Revolving Credit Loans, times (c) a fraction, the numerator of which is the
                             -----
     number of days that shall have elapsed from and including such Drawdown Date to the date on which the amount of such Bank's Australian Commitment Percentage of such Australian Revolving Credit Loans shall become immediately available to the Australian Agent, and the denominator of which is 365. A statement of the Australian Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie
                                                                ----- -----
     evidence of the amount due and owing to the Australian Agent by such Bank. If the amount of such Australian Bank's Australian Commitment Percentage of such Australian Revolving Credit Loans is not made available to the Australian Agent by such Bank within three (3) Australian Business Days following such Drawdown Date, the Australian Agent shall be entitled to recover such amount from the Australian Borrower on demand, with interest thereon at the rate per annum applicable to the Australian Revolving Credit Loans made on such Drawdown Date.

     2.14.  Funds for Mexican Revolving Credit Loans.
            ----------------------------------------

            2.14.1. Funding Procedures. Not later than 2:00 p.m. (Boston time)
                    ------------------
     on the proposed Drawdown Date of any Mexican Revolving Credit Loan, each of the US Revolving Credit Banks will make available to the Administrative Agent at the Administrative Agent's Mexican Lending Office, in immediately available funds, the amount in Dollars of such US Revolving Credit Bank's Mexican Commitment Percentage of such Mexican Revolving Credit Loans made or to be made on such date. Upon receipt from each US Revolving Credit Bank of such amount, and upon receipt of the documents required by (S)(S)12 and 13 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Mexican Borrower the aggregate amount of such Mexican Revolving Credit Loans made available to the Administrative Agent by the US Revolving Credit Banks. The failure or refusal of any US Revolving Credit Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Mexican Commitment Percentage of the requested Mexican Revolving Credit Loans shall not relieve any other US Revolving Credit Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other US Revolving Credit Bank's Commitment Percentage of any requested Mexican Revolving Credit Loans. In the event that the Administrative Agent becomes aware of any Bank's failure to make available the amount of its Mexican Commitment Percentage of any requested Mexican Revolving Credit Loan, the Administrative Agent shall notify the Mexican Borrower of the identity of such Bank and the amount such Bank has not made available to the Administrative Agent.

            2.14.2. Advances by Administrative Agent. The Administrative Agent
                    --------------------------------
     may, unless notified to the contrary by any US Revolving Credit Bank prior to a Drawdown Date of a Mexican Revolving Credit Loan, assume that such Bank has made available to the Administrative Agent's Mexican Lending Office on such Drawdown Date the amount of such Bank's Mexican Commitment Percentage of the Mexican Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Mexican Borrower a corresponding amount. If any US Revolving Credit Bank makes available to the Administrative Agent's Mexican Lending Office such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the Federal Funds Effective Rate, times (b) the amount of such Bank's Mexican
                                   -----
     Commitment Percentage of such Mexican Revolving Credit Loans, times (c) a
                                                                   -----
     fraction, the numerator of
     which is the number of days that shall have elapsed from and including such Drawdown Date to the date on which the amount of such Bank's Mexican Commitment Percentage of such Mexican Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima
                                                                          -----
     facie evidence of the amount due and owing to the Administrative Agent by
     -----
     such Bank. If the amount of such Bank's Mexican Commitment Percentage of such Mexican Revolving Credit Loans is not made available to the Administrative Agent by such Bank within three (3) Mexican Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Mexican Borrower on demand, with interest thereon at the rate per annum applicable to the Mexican Revolving Credit Loans made on such Drawdown Date.

                              3. THE TERM LOANS.
                                 --------------

     3.1.  Commitment to Lend.
           ------------------
                  (a) Subject to the terms and conditions set forth in this Credit Agreement, each US Term Bank agrees to lend to the US Borrower on the Closing Date the amount of its US Term Loan Percentage of the principal amount of $10,000,000 (the "US Term Loan").
                                               -- ---------
                  (b) Subject to the terms and conditions set forth in this Credit Agreement, each US Term Bank agrees to lend Canadian Dollars to the Canadian Borrower on the Closing Date the amount of its Canadian Term Loan Percentage of an amount equal to the Canadian Dollar Equivalent of the principal amount of $22,000,000 (the "Canadian Term
                                                                 -------- ----
         Loan").
         ----

                  (c) Subject to the terms and conditions set forth in this Credit Agreement, each US Term Bank agrees to lend Dollars to the Mexican Borrower on the Closing Date the amount of its Mexican Term Loan Percentage of the principal amount of $30,000,000 (the "Mexican Term Loan").

         3.2.  The US Term Notes; Canadian Term Notes; Mexican Term Notes.
               ----------------------------------------------------------
               (a) The US Term Loan shall be evidenced by separate promissory notes of the US Borrower in substantially the form of Exhibit B-1
                                                               -----------
         hereto (each a "US Term Note"), dated the Closing Date (or such other
                         ------------
         date on which a US Bank may become a party hereto in accordance with ss.20 hereof) and completed with appropriate insertions. One US Term Note shall be payable to the order of each US Term Bank in a principal amount equal to such Bank's US Term Loan Percentage of the US Term Loan and representing the Obligation of the US Borrower to pay to such Bank such principal amount, plus interest accrued thereon, as set forth below. The US Borrower irrevocably authorizes each US Term Bank to make or cause to be made a notation on such Bank's Note Record reflecting the original principal amount of such Bank's US Term Loan Percentage of the US Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's US Term Note, an appropriate notation on such Bank's Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof
                         ----- -----
         owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not affect the obligations of the US Borrower hereunder or under any US Term Note to make payments of principal of and interest on any US Term Note when due.

                  (b) The Canadian Term Loan shall be evidenced by separate promissory notes of the Canadian Borrower in substantially the form of Exhibit B-2 hereto (a "Canadian Term Note"), dated the Closing Date (or
         -----------            ------------------
         such other date on which a US Term Bank may become a party hereto in accordance with (S) 20 hereof) and completed with appropriate insertions. One Canadian Term Note shall be payable to the order of each US Term Bank in a principal amount equal to such Bank's Canadian Term Loan Percentage of the Canadian Term Loan and representing the Obligation of the Canadian Borrower to pay to such Bank such principal amount, plus interest accrued thereon, as set forth below. The Canadian Borrower irrevocably authorizes each US Term Bank to make or cause to be made a notation on such Bank's Note Record reflecting the original principal amount of such Bank's Canadian Term Loan Percentage of the Canadian Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Canadian Term Note, an appropriate notation on such Bank's Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid
         ----- -----
         to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not affect the obligations of the Canadian Borrower hereunder or under any Canadian Term Note to make payments of principal of and interest on any Canadian Term Note when due.

                  (c) The Mexican Term Loan shall be evidenced by separate promissory notes of the Mexican Borrower in substantially the form of Exhibit B-3 hereto (each a "Mexican Term Note"), dated the Closing Date
         -----------                 -----------------
         (or such other date on which a US Term Bank may become a party hereto in accordance with ss.20 hereof) and completed with appropriate insertions. One Mexican Term Note shall be payable to the order of each US Term Bank in a principal amount equal to such Bank's Mexican Term Loan Percentage of the Mexican Term Loan and representing the Obligation of the Mexican Borrower to pay to such Bank such principal amount, plus interest accrued thereon, as set forth below. The Mexican

         Borrower irrevocably authorizes each US Term Bank to make or cause to be made a notation on such Bank's Note Record reflecting the original principal amount of such Bank's Mexican Term Loan Percentage of the Mexican Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Mexican Term Note, an appropriate notation on such Bank's Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid
         -----------
         to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not affect the obligations of the Mexican Borrower hereunder or under any Mexican Term Note to make payments of principal of and interest on any Mexican Term Note when due.

         3.3.  Schedule of Installment Payments of Principal of Term Loans.
               -----------------------------------------------------------

                  (a) The US Borrower promises to pay to the Administrative Agent for the account of the US Term Banks, in accordance with their respective US Term Loan Percentages, the principal amount of the US Term Loan in twenty (20) consecutive installments as set forth below:


                                                       Amount of Each Quarterly
                    Payment Period                            Installment
                    --------------                            -----------

          December 31, 1999 - September 30, 2000               $250,000

            October 1, 2000 - September 30, 2001                375,000

            October 1, 2001 - September 30, 2002                500,000

            October 1, 2002 - September 30, 2003                625,000

            October 1, 2003 - June 30, 2004                     750,000

                       Maturity Date                            750,000


                  (b) The Canadian Borrower promises to pay to the Administrative Agent for the account of the US Term Banks, in accordance with their respective Canadian Term Loan Percentages, the principal amount of the Canadian Term Loan in Canadian Dollars in twenty (20) consecutive installments as set forth below:

              Payment Period          Amount of Each Quarterly Installment
              --------------          ------------------------------------
December 31, 1999 - June 30, 2004     1.25% of the original principal amount in
                                      Canadian Dollars of the Canadian Term Loan

               Maturity Date          An amount equal to (i) 76.25% of the original
                                      principal amount of the Canadian Term Loan,
                                      minus (ii) the amount of any prepayments of the
                                      -----
                                      Canadian Term Loan made pursuant to (S)(S) 4.2 or 4.3.


                  Notwithstanding the foregoing mandatory repayment schedule, the US Term Banks and the Canadian Borrower agrees that in no event shall the aggregate amount of mandatory scheduled repayments of principal of the Canadian Term Loan exceed twenty-five percent (25%) of the original principal amount in Canadian Dollars during that period commencing on the Closing Date and ending on the Maturity Date.

                  (c) The Mexican Borrower promises to pay to the Administrative Agent for the account of the US Term Banks, in accordance with their respective Mexican Term Loan Percentages, the principal amount of the Mexican Term Loan in twenty (20) consecutive installments as set forth below:


                                                       Amount of Each Quarterly
                      Payment Period                         Installment
                      --------------                         -----------
           December 31, 1999 - September 30, 2000            $ 750,000

            October 1, 2000 - September 30, 2001             $1,125,000

            October 1, 2001 - September 30, 2002             $1,500,000

            October 1, 2002 - September 30, 2003             $1,875,000

            October 1, 2003 - June 30, 2004                  $2,250,000

                       Maturity Date                         $2,250,000

                   (d) Such installments on the US Term Loan, the Canadian Term Loan and the Mexican Term Loan shall be due and payable on the last US Business Day, Canadian Business Day or Mexican Business Day (as the case may be) of each quarter after the Closing Date, commencing on December 31, 1999, with a final payment on the Maturity Date in an amount equal to the unpaid balance of the applicable Term Loan; provided, that, the scheduled payment on the Maturity Date of the
         --------  ----
         Canadian Term Loan shall be not less than (i) 75% of the original principal amount of the Canadian Term Loan, minus (ii) the amount of
                                                     -----
         any prepayments of the Canadian Term Loan made pursuant to (S)(S)
         4.2 or 4.3.

         3.4. Interest on Term Loans. Except as otherwise provided in (S) 6.10
              ----------------------
the Outstanding amount of the (a) US Term Loan shall bear interest at the Base Rate or the Eurocurrency Rate plus the Applicable Margin for Base Rate Loans or
                              ----
Eurocurrency Rate Loans (as the case may be), (b) Canadian Term Loan shall bear interest at the Canadian Eurodollar Rate or, solely pursuant to (S)(S) 6.4 or 6.5, the CDOR Rate plus the Applicable Margin for Canadian Eurodollar Rate Loans
                   ----
or CDOR Rate Loans (as the case may be) as in effect from time to time and (c) the Mexican Term Loan shall bear interest at the Base Rate or the Eurocurrency Rate plus the Applicable Margin for Base Rate Loans or Eurocurrency Rate Loans
     ----
(as the case may be). Interest shall be payable on each Interest Payment Date with respect thereto and on the Maturity Date. Any change in the interest rate resulting from a change in the Base Rate is to be effective at the beginning of the day of such change in the Base Rate. The Administrative Agent will give the US Banks, the US Borrower, the Canadian Borrower and the Mexican Borrower prompt notice in writing of any change in the Base Rate. The US Borrower, Canadian Borrower and the Mexican Borrower promise to pay interest on the outstanding amount of the US Term Loan, Canadian Term Loan and Mexican Term Loan, as the case may be, from the Closing Date until the Maturity Date in accordance with the provisions of this (S) 3.4.

         3.5.  Notification by Borrowers.
               -------------------------

         (a) The US Borrower shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Eurocurrency Business Days prior to the Drawdown Date of the US Term Loan if all or any portion of the US Term Loan is to bear interest at the Eurocurrency Rate. After the US Term Loan has been made, the provisions of (S) 2.9 shall apply mutatis mutandis with respect to all or
                                      ------- --------
any portion of the US Term Loan so that the US Borrower may have the same interest rate options with respect to all or any portion of the US Term Loan as it would be entitled to with respect to the US Revolving Credit Loans.

         (b) The Canadian Borrower shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Eurocurrency Business Days prior to the Drawdown Date of the Canadian Term Loan of the Interest Period for the Canadian Term Loan. After the Canadian Term Loan has been made, so long as the provisions of (S)(S) 6.4 or 6.5 do not apply, the Canadian Borrower shall deliver to the Administrative Agent at least three (3) Eurocurrency Business Days prior to the last day of any Interest Period applicable to the Canadian Term Loan, a Continuation Request in substantially the form of Exhibit C-4
                                                               -----------
attached hereto specifying the next subsequent Interest Period for the Canadian Term Loan.

         (c) The Mexican Borrower shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Eurocurrency Business Days prior to the Closing Date if all or any portion of the Mexican Term Loan to be borrowed on such date is to bear interest at the Eurocurrency Rate. After the Mexican Term Loan has been made, the provisions of (S) 2.10 shall apply mutatis mutandis
                                                                ----------------
with respect to all or any portion of the Mexican Term Loan so that the Mexican Borrower may have the same interest rate options with respect to all or any portion of the Mexican Term Loan as it would be entitled to with respect to the Mexican Revolving Credit Loans.

         3.6. Amounts, etc. Any portion of the Term Loans bearing interest at
              ------------
the Eurodollar Rate or the Canadian Eurodollar Rate relating to any Interest Period shall be in the amount of $500,000 for the US Term Loan, Cdn. $500,000 for the Canadian Term Loan, $500,000 for the Mexican Term Loan or integral multiples thereof.

         3.7. Interest Periods. No Interest Period relating to the Term Loans or
              ----------------
any portion thereof bearing interest at the Eurodollar Rate or the Canadian Eurodollar Rate shall extend beyond the date on which the regularly scheduled installment payments of the principal of the Term Loans is to be made, unless a portion of the Term Loans at least equal to such installment payments has an Interest Period ending on such date or, in the case of the US Term Loan or the Mexican Term Loan, is then bearing interest at the Base Rate.

                       4. MANDATORY PREPAYMENT OF LOANS.
                          -----------------------------

         4.1. Maturity of Loans. The Loans shall be absolutely due and payable
              -----------------
on the Maturity Date. The US Borrower hereby promises to pay to the Administrative Agent for the pro rata accounts of the US Banks all of the
                             --- ----
Outstanding US Loans, together with any and all accrued and unpaid interest thereon, on the Maturity Date. The Canadian Borrower hereby promises to pay to the Administrative Agent for the pro rata accounts of the US Term Banks, and
                                 --- ----
there shall become absolutely due and payable on the Maturity Date, the Outstanding Canadian Term Loans, together with any and all accrued and unpaid interest thereon, on the Maturity Date. The Australian Borrower hereby promises to pay to the Australian Agent for the respective accounts of the Australian Banks, and there shall become absolutely due and payable on the Maturity Date, all of the Outstanding Australian Revolving Credit Loans, together with any and all accrued and unpaid interest thereon, on the Maturity Date. The Mexican Borrower hereby promises to pay the Administrative Agent for the respective accounts of the US Banks all of the Outstanding Mexican Loans, together with any and all accrued and unpaid interest thereon, on the Maturity Date.

         4.2.  Mandatory Payments of Loans.
               ---------------------------

                  4.2.1.   Mandatory Repayments of Loans.
                           -----------------------------

                           (a) If at any time for any reason (not including
                  currency fluctuations, which shall be governed by (S)6.2.3.2) the sum of the outstanding Dollar Equivalent amount of the US Revolving Credit Loans and the Dollar Equivalent of the aggregate Letter of Credit Obligations exceeds the Total US Commitment of the US Revolving Credit Banks, then the applicable Borrower(s) shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the applicable US Revolving Credit Banks for application in the order prescribed in (S)4.2.7.

                           (b) If at any time for any reason (not including
                  currency fluctuations, which shall be governed by (S)6.2.3.2) the sum of the Dollar Equivalent of the outstanding principal amount of the Australian Revolving Credit Loans exceeds the Total Australian Commitment then the Australian Borrower shall immediately pay the amount of such excess to the Australian Agent, for the respective accounts of the Australian Banks for application to the Australian Revolving Credit Loans in accordance with (S)4.2.7.

                           (c) If at any time for any reason the outstanding
                  principal amount of the Mexican Revolving Credit Loans exceeds the Total Mexican Commitment then the Mexican Borrower shall immediately pay the amount of such excess to the Administrative Agent, for the respective accounts of the US Revolving Credit Banks for application to the Mexican Revolving Credit Loans in accordance with (S)4.2.7.

                  4.2.2.   Mandatory Prepayments from Asset Sales.
                           --------------------------------------

                           (a) The US Borrower shall (i) concurrently with each
                  delivery of the Compliance Certificate pursuant to (S)9.4(c) hereof, deliver to the Administrative Agent and the US Banks a statement certified by the principal financial or accounting officer of the US Borrower setting forth (A) the aggregate gross consideration for all sales of any assets or group of related assets (excluding assets sold in the ordinary course of business and assets sold in connection with sale/leaseback transactions permitted under (S)10.6) of the US Borrower and any US Restricted Subsidiary during the most recently ended fiscal quarter where such asset sale is either permitted pursuant to (S)10.5.2 or is previously consented to in writing by the Majority Banks and (B) in reasonable detail, a computation of the aggregate Net Cash Proceeds from such asset sales and the deductions taken to arrive at such Net Cash Proceeds, and (ii) within two (2) US Business Days of delivery of the statement referred to above, prepay the US

                  Loans and Reimbursement Obligations in accordance with
                  (S)4.2.7 in an amount equal to the amount by which the aggregate amount of all Net Cash Proceeds from sales of assets during such fiscal year exceeds $5,000,000, after taking into account proceeds of assets sold in prior fiscal quarters of such fiscal year.

                           (b) The Australian Borrower shall (i) concurrently
                  with each delivery of the Compliance Certificate pursuant to
                  (S)9.4(c) hereof, deliver to the Australian Agent, the Administrative Agent and the Australian Banks a statement certified by the principal financial or accounting officer of the Australian Borrower setting forth (A) the aggregate gross consideration for all sales of any assets or group of related assets (other than assets sold in the ordinary course of business and assets sold in connection with sale/leaseback transactions permitted under (S)10.6) of the Australian Borrower, GWAI or any Restricted Subsidiary of GWAI during the most recently ended fiscal quarter where such asset sale is either permitted pursuant to (S)10.5.2 or is previously consented to in writing by the Majority Banks and (B) in reasonable detail, a computation of the aggregate Net Cash Proceeds from such assets sales and the deductions taken to arrive at such Net Cash Proceeds, and (ii) within two (2) Australian Business Days of delivery of the statement referred to above, prepay the Australian Revolving Credit Loans in accordance with (S)4.2.7 in an amount equal to the amount by which the aggregate amount of all Net Cash Proceeds from sales of assets during such fiscal year exceeds $2,500,000, after taking into account proceeds of assets sold in prior fiscal quarters of such fiscal year.

                           (c) The Canadian Borrower shall (i) concurrently with
                  each delivery of the Compliance Certificate pursuant to
                  (S)9.4(c) hereof, deliver to the Administrative Agent and the US Banks a statement certified by the principal financial or accounting officer of the Canadian Borrower setting forth (A) the aggregate gross consideration for all sales of any assets or group of related assets (other than assets sold in the ordinary course of business and assets sold in connection with sale/leaseback transactions permitted under (S)10.6) of the Canadian Borrower or any Canadian Guarantor during the most recently ended fiscal quarter where such asset sale is either permitted pursuant to (S)10.5.2 or is previously consented to in writing by the Majority Banks and (B) in reasonable detail, a computation of the aggregate Net Cash Proceeds from such assets sales and the deductions taken to arrive at such Net Cash Proceeds, and (ii) elect an option in accordance with
                  (S)4.2.7 with regard to the application of the amount by which the aggregate amount of all Net Cash Proceeds from sales of assets during such fiscal year exceeds $1,500,000, after taking into account proceeds of assets sold in prior fiscal quarters of such fiscal year.

                           (d) The Mexican Borrower shall (i) concurrently with
                  each delivery of the Compliance Certificate pursuant to
                  (S)9.4(c) hereof, deliver to the Administrative Agent and the US Banks a statement certified by the principal financial or accounting officer of the Mexican Borrower setting forth (A) the aggregate gross consideration for all sales of any assets or group of related assets (excluding assets sold in the ordinary course of business) of the Mexican Borrower and any Mexican Guarantor during the most recently ended fiscal quarter where such asset sale is either permitted pursuant to
                  (S)10.5.2 or is previously consented to in writing by the Majority Banks and (B) in reasonable detail, a computation of the aggregate Net Cash Proceeds from such asset sales and the deductions taken to arrive at such Net Cash Proceeds, and (ii) within two (2) Mexican Business Days of delivery of the statement referred to above, prepay the Mexican Loans in accordance with (S)4.2.7 in an amount equal to the amount by which the aggregate amount of all Net Cash Proceeds from sales of assets during such fiscal year exceeds $100,000, after taking into account proceeds of assets sold in prior fiscal quarters of such fiscal year.

                           (e) Notwithstanding anything in clauses (a) through
                  (d) of this (S)4.2.2 to the contrary, in the event that the Net Cash Proceeds from all sales of assets or groups of assets (excluding assets sold in the ordinary course of business) of the Borrower and the Guarantors during the term of this Credit Agreement exceeds $20,000,000, then the applicable Borrower or Borrowers (other than the Canadian Borrower, which may elect an option pursuant to (S)4.2.7 in satisfaction of such requirement) shall thereafter prepay the applicable Loans in accordance with (S)4.2.7 in an amount equal to the amount by which the aggregate amount of all Net Cash Proceeds from such sales exceeds $20,000,000.

                  4.2.3.   Mandatory Prepayments from Equity Sales.
                           ---------------------------------------

                           (a) In the event that the US Borrower or any US
                  Restricted Subsidiary shall after the Closing Date sell or issue any shares of its stock, options (other than stock options awarded to employees and directors pursuant to incentive compensation plans operated by the US Borrower involving not more than 25% of the common stock of the US Borrower) or warrants, where such sale is previously consented to in writing by the Majority Banks or all of the Banks, as applicable, in accordance (S)10.5.2, with then as soon as practicable and in any event within thirty (30) days after the sale of such new equity, the US Borrower shall prepay the US Loans and Reimbursement Obligations in accordance with
                  (S)4.2.7 in an amount equal to one hundred percent (100%) of the Net Cash Proceeds to the US Borrower or such Restricted

                  Subsidiary of the US Borrower of such sale or issuance of new equity.

                           (b) In the event that the Australian Borrower, GWIA
                  or any Restricted Subsidiary of GWIA shall after the Closing Date sell or issue any shares of stock, options or warrants, where such sale is previously consented to in writing by the Majority Banks or all of the Banks, as applicable, in accordance (S)10.5.2, then as soon as practicable and in any event within thirty (30) days after the sale of such new equity, the Australian Borrower shall prepay the Australian Revolving Credit Loans in accordance with (S)4.2.7 in an amount equal to one hundred percent (100%) of the Net Cash Proceeds to the Australian Borrower, GWIA or such Restricted Subsidiary of GWIA of such sale or issuance of new equity.

                           (c) In the event that the Canadian Borrower or any of
                  Canadian Guarantors shall after the Closing Date sell or issue any shares of its stock, options or warrants, where such sale is previously consented to in writing by the Majority Banks or all of the Banks, as applicable, in accordance (S)10.5.2, then as soon as practicable the Canadian Borrower shall elect an option with regard to the application of such Net Cash Proceeds of such sale or issuance of new equity in accordance with (S)4.2.7.

                           (d) In the event that any shares of the stock,
                  options or warrants of the Mexican Borrower or any of the Mexican Guarantors shall be sold or issued after the Closing Date, whether by such Person or a stockholder of such Person, where such sale is previously consented to in writing by the Majority Banks or all of the Banks, as applicable, in accordance (S)10.5.2, then as soon as practicable the Mexican Borrower shall prepay the Mexican Loans in accordance with
                  (S)4.2.7. in an amount equal to 100% of the Net Cash Proceeds of such sale or issuance of stock, options or warrants.

                  4.2.4.   Mandatory Prepayments from Debt Offerings.
                           -----------------------------------------

                           (a) In the event that the US Borrower or any US
                  Restricted Subsidiary shall after the Closing Date incur any Indebtedness for borrowed money not otherwise permitted under
                  (S)10.1 hereof where the incurrence of such Indebtedness is previously consented to in writing by the Majority Banks, then simultaneously with receipt by the US Borrower or such Restricted Subsidiary of the Net Cash Proceeds of such debt issuance, the US Borrower shall prepay the US Loans and Reimbursement Obligations in accordance with (S)4.2.7 in an amount equal to the Net Cash Proceeds of such debt issuance.

                           (b) In the event that the Australian Borrower, GWIA
                  or any Restricted Subsidiary of GWIA shall after the Closing Date incur any Indebtedness for borrowed money not otherwise permitted under (S)10.1 hereof where the incurrence of such Indebtedness is previously consented to in writing by the Majority Banks, then simultaneously with receipt by the Australian Borrower , GWIA or such Restricted Subsidiary of GWIA of the Net Cash Proceeds of such debt issuance, the Australian Borrower shall prepay the Australian Revolving Credit Loans in accordance with (S)4.2.7 in an amount equal to the Net Cash Proceeds of such debt issuance.

                           (c) In the event that the Canadian Borrower or any of
                  the Canadian Guarantors shall after the Closing Date incur any Indebtedness for borrowed money not otherwise permitted under
                  (S)10.1 hereof where the incurrence of such Indebtedness is previously consented to in writing by the Majority Banks, then the Canadian Borrower shall elect an option with regard to the application of such Net Cash Proceeds of such debt issuance in accordance with (S)4.2.7.

                           (d) In the event that the Mexican Borrower, or any of
                  the Mexican Guarantors shall after the Closing Date incur any Indebtedness for borrowed money not otherwise permitted under
                  (S)10.1 hereof where the incurrence of such Indebtedness is previously consented to in writing by the Majority Banks, then simultaneously with receipt by the Mexican Borrower or such Mexican Guarantor of the Net Cash Proceeds of such debt issuance, the Mexican Borrower shall prepay the Mexican Loans in accordance with (S)4.2.7 in an amount equal to the Net
                  Cash Proceeds of such debt issuance.

                  4.2.5. Mandatory Repayment by Australian Borrower. Upon the
                         ------------------------------------------
         expiration of an Interest Period with respect to any Australian Revolving Credit Loan, the Australian Borrower shall pay the Outstanding principal of such Australian Revolving Credit Loan, together with any and all accrued and unpaid interest thereon; provided
                                                                        --------
         that if Australian Borrower shall give the Australian Agent and the Administrative Agent at least two (2) days written notice of such election, the Australian Borrower may redraw the Outstanding principal amount of such Australian Revolving Credit Loan without repaying such Outstanding principal amount upon the expiration of the applicable Interest Period; provided that no BBSW Rate Loan may be renewed as such
                          --------
         when any Default or Event of Default has occurred and is continuing, but if the Outstanding principal of such Australian Revolving Credit Loan, together with any and all accrued and unpaid interest thereon is not paid by the Australian Borrower on the expiration of the relevant Interest Period, such Australian Revolving Credit Loan shall be automatically renewed and converted to an Australian Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the any of the Agents active on the Australian Borrower's account have actual knowledge. In the event that the Australian Borrower fails to provide any such notice with respect to the redrawing of any BBSW Rate Loan as such, then, at the discretion of the Australian Agent such BBSW Rate Loan shall be automatically redrawn for 90 days. The Australian Agent shall notify the Australian Banks and the Administrative Agent promptly when any such automatic renewal contemplated by this (S) 4.2.5 is scheduled to occur.

                  4.2.6. Mandatory Prepayment From Excess Cash Flow. For each
                         ------------------------------------------
         fiscal year ending on or after December 31, 2000, the Mexican Borrower shall make a prepayment of principal on the Mexican Term Loan (or, if the Mexican Term Loan shall have been repaid in full, the US Borrower shall make a prepayment of principal on the US Term Loan) in an amount equal to fifty percent (50%) of Consolidated Excess Cash Flow for such fiscal year; provided that no such prepayment shall be required
                      -------- ----
         hereunder if the Funded Debt to EBITDAR Ratio for such fiscal year is less than 3.25 to 1.00 and no Default or Event of Default is continuing at the time the prepayment is due. Any such prepayment shall be due ninety (90) days after the end of each applicable fiscal year.

                  4.2.7.  Application of Repayments.
                          -------------------------

                          (a) Prior to a Default or Event of Default, all
                  mandatory prepayments of the US Loans pursuant to this (S) 4.2 shall be applied first, to any Unpaid Reimbursement
                                   -----
                  Obligations; second to the US Term Loan; third to the US
                               ------                      -----
                  Revolving Credit Loans; and fourth to provide to the
                                              ------
                  Administrative Agent cash collateral for Reimbursement Obligations as contemplated by (S) 5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of US Loans shall be allocated among the US Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each US Bank's Notes, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, the Total US Commitment and the Total Commitment shall be permanently reduced by the aggregate amount of all mandatory repayments (other than prepayments made pursuant to (S) 4.2.1(a)). No amount repaid by the US Borrower pursuant to this (S) 4.2 may be reborrowed (other than with respect to payments made as a result of the Locomotive Sale).

                           (b) Prior to a Default or Event of Default, all
                  mandatory prepayments of the Australian Revolving Credit Loans shall be paid by the Australian Borrower to the Australian Agent, for the respective accounts of the Australian Banks for application to the

                  Australian Revolving Credit Loans. Such prepayment shall be allocated among the Australian Banks, in proportion, as nearly as practicable to the respective unpaid Outstanding principal amount of each Australian Bank's Australian Revolving Credit Loans, with adjustment to the extent practicable to equalize any prior prepayments not exactly in proportion. The Total Australian Commitment and the Total Commitment shall be permanently reduced by the aggregate amount of all mandatory prepayments (other than prepayments made pursuant to (S)4.2.1(b)). No amount repaid by the Australian Borrower pursuant to this (S)4.2 may be reborrowed (other than prepayments made pursuant to (S)4.2.1(b)).

                           (c) Prior to a Default or Event of Default, unless
                  otherwise agreed to by the Majority US Term Banks, all mandatory prepayments of the Term Loans shall be applied against the scheduled installments of principal due on the Term Loans in the inverse order of maturity.

                           (d) Prior to a Default or Event of Default, the
                  Canadian Borrower or the applicable Canadian Guarantor shall, within ninety (90) days following the receipt of any Net Cash Proceeds as set forth in (S)(S)4.2.2(c), 4.2.3(c) or 4.2.4(c), elect to either (i) expend or commit such Net Cash Proceeds to the replacement or acquisition of new assets to be used in the business carried on by the Canadian Borrower (which assets shall be subject to the Banks' perfected first priority security interest or published first-ranking hypothec) or (ii) invest such Net Cash Proceeds in Restricted Subsidiaries.

                           (e) Prior to a Default or Event of Default, all
                  mandatory prepayments of the Mexican Loans pursuant to this
                  (S)4.2 shall be applied first, to the Mexican Term Loan and
                                          -----
                  second, to the Mexican Revolving Credit Loans. Each prepayment
                  ------
                  of Mexican Loans shall be allocated among the US Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each US Bank's Mexican Revolving Credit Note or Mexican Term Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, the Total Mexican Commitment and the Total Commitment shall be permanently reduced by the aggregate amount of all mandatory repayments (other than prepayments made pursuant to (S)4.2.1(c)). No amount repaid by the Mexican Borrower pursuant to this (S)4.2 may be reborrowed.

                           (f) Upon the occurrence or continuation of a Default
                  or Event of Default, all mandatory prepayments shall be distributed in accordance with (S)29.

                  4.2.8. Reduction of Commitments. To the extent any mandatory
                         ------------------------
         prepayments are required when the Outstanding Revolving Credit Loans and Reimbursement Obligations are less than the amount of such required repayment, the amount of the Commitments shall be reduced by the Dollar Equivalent of the amount which would otherwise constitute a required prepayment hereunder, but such reduction shall not reduce any fees payable under the Fee Letters.

         4.3.  Optional Repayments of Loans.
               ----------------------------

                  (a) The US Borrower shall have the right, at its election, to repay the outstanding amount of the US Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial
                                              --------
         prepayment of the Outstanding amount of any US Loan that is a Eurocurrency Rate Loan pursuant to this (S)4.3(a) may be made only on the last day of the Interest Period relating thereto. The US Borrower shall give the Administrative Agent, no later than 10:00 a.m., Boston time, at least (i) one (1) Business Day prior written notice of any proposed prepayment of a US Loan that is a Base Rate Loan pursuant to this (S)4.3(a), (ii) two (2) Eurocurrency Business Days prior written notice of any proposed prepayment of a US Loan that is a Eurocurrency Rate Loan (other than Eurocurrency Rate Loans denominated in an Optional Currency) pursuant to this (S)(S)4.3(a) and (iii) five (5) Eurocurrency Business Days prior written notice of any proposed prepayment of a US Loan denominated in an Optional Currency pursuant to this (S)4.3(a), in each case specifying the proposed date of prepayment of such US Loans and the principal amount to be paid. Each such partial prepayment of the US Loans shall be in an integral multiple of $500,000 and shall be applied by the Administrative Agent, in the absence of instruction by the US Borrower, first to the principal of Base Rate Loans and then to the principal of Eurocurrency Rate Loans. Each partial prepayment shall be allocated among the US Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each US Bank's US Note being prepaid, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. Any optional prepayments of the US Term Loan shall be applied against the scheduled installments of principal due on the US Term Loan in the inverse order of maturity, and the US Borrower shall have no right to reborrow any amounts so prepaid.

                  (b) The Australian Borrower shall have the right, at its election, to repay the outstanding amount of the Australian Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the
                  --------
         Outstanding amount of any Australian Revolving Credit Loans pursuant to this (S)4.3(b) may be made only on the last day of the Interest Period relating thereto. The Australian Borrower shall give the Australian Agent, no later than 10:00 a.m., Sydney time, at least two (2) Australian Business Days' prior written notice of any proposed repayment of Australian Revolving Credit Loans pursuant to this
         (S)4.3(b), and shall specify the proposed date of prepayment of such Australian Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Australian Revolving Credit Loans shall be in an integral multiple of Aus.$500,000. Each partial prepayment shall be allocated among the Australian Banks, in proportion, as nearly as practicable, to the respective unpaid Outstanding principal amount of the applicable Australian Revolving Credit Loan Account of such Bank, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                  (c) The Canadian Borrower shall have the right at any time to prepay the Canadian Term Loan on or before the Maturity Date, as a whole, or in part, upon not less than five (5) US Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that (i) each partial prepayment shall be in an integral
         --------
         multiple of the Canadian Dollar Equivalent of Cdn. $500,000 thereof,
         (ii) no portion of the Canadian Term Loan bearing interest at the Canadian Eurodollar Rate may be prepaid pursuant to this (S)(S)4.3(c) except on the last day of the Interest Period relating thereto, and
         (iii) each partial prepayment shall be allocated among the US Term Banks in accordance with such US Term Banks' Canadian Term Loan Percentage. Any prepayment of principal of the Canadian Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Canadian Term Loan in the inverse order of maturity. No amount repaid with respect to the Canadian Term Loan may be reborrowed.

                  (d) The Mexican Borrower shall have the right, at its election, to repay the outstanding amount of the Mexican Loans, as a whole or in part, at any time without penalty or premium, provided that
                                                                   --------
         any full or partial prepayment of the Outstanding amount of any Mexican Loan that is a Eurocurrency Rate Loan pursuant to this (S)4.3(d) may be made only on the last day of the Interest Period relating thereto. The Mexican Borrower shall give the Administrative Agent, no later than 10:00 a.m., Boston time, at least one (1) Mexican Business Day prior written notice of any proposed prepayment of a Mexican Loan that is a Base Rate Loan pursuant to this (S)4.3(d), and two (2) Eurocurrency Business Days prior written notice of any proposed prepayment of a Mexican Loan that is a Eurocurrency Rate Loan pursuant to this
         (S)4.3(d), in each case specifying the proposed date of prepayment of such Mexican Loans and the principal amount to be paid. Each such partial prepayment of the Mexican Loans shall be in an integral multiple of $500,000 and shall be applied by the Administrative Agent, in the absence of instruction by the Mexican Borrower, first to the principal of Base Rate Loans and then to the principal of Eurocurrency Rate Loans. Each partial prepayment shall be allocated among the US Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each US Bank's Mexican Revolving Credit Note or Mexican Term Note, as the case may be, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. Any optional prepayments of the

         Mexican Term Loan shall be applied against the scheduled installments of principal due on the Mexican Term Loan in the inverse order of maturity, and the Mexican Borrower shall have no right to reborrow any amounts so prepaid.

                             5. LETTERS OF CREDIT.
                                -----------------

         5.1.  Letter of Credit Commitments.
               ----------------------------

               5.1.1. Commitment to Issue Letters of Credit. Subject to the
                      -------------------------------------
         terms and conditions hereof and the execution and delivery by the US Borrower of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on
                            ----------------------------
         behalf of the US Revolving Credit Banks and in reliance upon the agreement of the US Revolving Credit Banks set forth in (S)5.1.4 and upon the representations and warranties of the US Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the US Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as
                                             ----------------
         may be requested from time to time by the US Borrower and agreed to by the Issuing Bank; provided, however, that, after giving effect to such
                           --------  -------
         request, (a) the outstanding Letter of Credit Obligations does not exceed $10,000,000, (b) the sum of (i) the outstanding Letter of Credit Obligations and (ii) the amount of all US Revolving Credit Loans outstanding shall not exceed the Total US Commitment; and (c) the sum of (i) the Dollar Equivalent of the outstanding Letter of Credit Obligations and (ii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment. Notwithstanding the foregoing, the Issuing Bank shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the US Borrower or any of its US Restricted Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the US Borrower demonstrates to the satisfaction of the Issuing Bank that (x) such prior incurred Indebtedness was then fully secured by a prior perfected and unavoidable security interest in collateral provided by the US Borrower or such Restricted Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness was then secured or supported by a letter of credit issued for the account of the US Borrower or such Restricted Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the US Borrower or such Restricted Subsidiary. On the Closing Date the Existing Letters of Credit shall converted into Letters of Credit under this Credit Agreement.

                  5.1.2. Letter of Credit Applications. Each Letter of Credit
                         -----------------------------
         Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  5.1.3. Terms of Letters of Credit. Each Letter of Credit
                         --------------------------
         issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, (b) subject to clause (c) hereof, shall have a term of not more than one (1) year from the date of issuance, extension or renewal thereof and (c) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

                  5.1.4. Reimbursement Obligations of US Revolving Credit Banks.
                         ------------------------------------------------------
         Each US Revolving Credit Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's US Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the US Borrower pursuant to (S)5.2 (such agreement for a US Revolving Credit Bank being called herein the "Letter of Credit
                                                           ------ -- ------
         Participation" of such Bank). Without limiting the foregoing, each US
         -------------
         Bank's obligation to purchase Letter of Credit Participations shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Administrative Agent, the Issuing Bank, the US Borrower or any other Person for any reason whatsoever; (b) the occurrence and continuation of any Default or Event of Default; (c) any adverse change in the condition (financial or otherwise) of the US Borrower, any of the US Restricted Subsidiaries or any US Revolving Credit Bank; (d) any breach of any of the Loan Documents by the US Borrower, any of the US Restricted Subsidiaries or any US Revolving Credit Bank; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  5.1.5. Participations of US Revolving Credit Banks. Each such
                         -------------------------------------------
         payment made by a US Revolving Credit Bank shall be treated as the purchase by such Bank of a participating interest in the US Borrower's Reimbursement Obligation under (S)5.2 in an amount equal to such payment. Each US Revolving Credit Bank shall share in accordance with its participating interest in any interest which accrues pursuant to
         (S)5.2.

         5.2. Reimbursement Obligation of the US Borrower. In order to induce
              -------------------------------------------
the Issuing Bank to issue, extend and renew each Letter of Credit and the US Revolving Credit Banks to participate therein, the US Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Issuing Bank or (as the case may be) the US Revolving Credit Banks, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder:

              (a) except as otherwise expressly provided in (S)5.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any US Revolving Credit Bank in connection with any payment made by the Administrative Agent or any US Revolving Credit Bank under, or with respect to, such Letter of Credit;

              (b) upon the reduction (but not termination) of the Total US Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the US Revolving Credit Banks and the Issuing Bank as cash collateral for all Reimbursement Obligations; and

              (c) upon the termination of the Total US Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the US Revolving Credit Banks and the Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the US Borrower under this (S)5.2 at any time from the date such amounts become due and payable (whether as stated in this (S)5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in (S)6.10 for overdue principal on the Loans.

         5.3. Letter of Credit Payments. If any draft shall be presented or
              -------------------------
other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the US Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the US Borrower fails to reimburse the Issuing Bank as provided in (S)5.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank shall promptly thereafter notify the US Revolving Credit Banks of the amount of any such Unpaid Reimbursement Obligation and shall specify such amount required from each of the US Revolving Credit Banks. No later than 3:00 p.m. (Boston time) on the US Business Day next following the receipt of such notice, each US Bank shall make available to the Administrative Agent, at its Head Office, in immediately available funds, such Bank's US Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to (a) the average, computed for the period referred to in clause (iii) below, of the Federal Funds Effective Rate, times (b) the amount equal to such Bank's US Commitment
                -----
Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the
                                                    -----
numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's US Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Issuing Bank to the US Borrower and the US Revolving Credit Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. From and after such purchase of the applicable Letter of Credit Participations, such Unpaid Reimbursement Obligations shall be deemed to have been converted into Base Rate Loans made by the US Revolving Credit Banks.

         5.4. Obligations Absolute. The US Borrower's obligations under this
              --------------------
(S)5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the US Borrower may have or have had against the Issuing Bank, the Administrative Agent, any US Revolving Credit Bank or any beneficiary of a Letter of Credit or any other Person. The US Borrower further agrees with the Issuing Bank and the US Revolving Credit Banks that the Issuing Bank and the US Revolving Credit Banks shall not be responsible for, and the US Borrower's Reimbursement Obligations under (S)5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the US Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the US Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank and the US Revolving Credit Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.

         5.5. Reliance by Issuer. To the extent not inconsistent with (S)5.4,
              ------------------
the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the US Revolving Credit Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the US Revolving Credit Banks, holding 51% of the Total US Commitment and such request and any action taken or failure to act pursuant thereto shall be binding upon the US Revolving Credit Banks and all future holders of the US Revolving Credit Notes or of a Letter of Credit Participation.

          5.6. Letter of Credit Fee. The US Borrower shall, on the date of
               --------------------
issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, pay a fee (in each case, a "Letter of Credit Fee") to the Administrative Agent in
                      --------------------
respect of each Letter of Credit at a rate per annum equal to the face amount of such Letter of Credit multiplied by the Applicable Margin with respect to
                      ---------- --
Letters of Credit. Such Letter of Credit Fee shall be allocated pro rata
                                                                --- ----
(according to the applicable US Commitment Percentages) to each US Revolving Credit Bank. In addition, the US Borrower shall pay to the Administrative Agent, for its own account or the account of the Issuing Bank, (a) a fee at a rate per annum equal to the Maximum Drawing Amount multiplied by one-eighth of one
                                          ---------- --
percent (0.125%), such fee to be payable quarterly in arrears on the last US Business Day of each calendar quarter for such calendar quarter then ending and
(b) with respect to documentary letters of credit, standard issuance, extension, renewal, processing, negotiating, amendment and administration fees, as determined in accordance with the Issuing Bank's or the Administrative Agent's customary fees and charges for similar facilities.

                        6. CERTAIN GENERAL PROVISIONS.
                           --------------------------
         6.1.  Fees.
               ----

               (a) The Borrowers jointly and severally, in accordance with the provisions set forth in ss.6.14, agree to pay from time to time to the Agents, each for its own account, such fees (collectively, the "Agents' Fees") as are set forth in the Agents' Fee Letters.
          ------  ----

               (b) The Borrowers jointly and severally, in accordance with the provisions set forth in (S)(S)6.14, agree to pay to the Administrative Agent on the Closing Date the closing fees set forth in the Fee Letter.

         6.2.    Funds for Payments.
                 ------------------

                 6.2.1.  Payments to Agents.
                         ------------------

                         (a) The Administrative Agent shall debit an account of
                  the US Borrower with the Administrative Agent for all (i) interest payments when due as provided in (S)(S)2.7 and 3.4 with respect to the applicable Notes or otherwise due hereunder, (ii) US Commitment Fees when due as provided in
                  (S)2.2, and (iii) Letter of Credit Fees when due as provided in (S)5.6. The failure of the Administrative Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal, Reimbursement Obligations and any other amounts due hereunder or under any of the other Loan Documents in respect to the Notes shall be made to the Administrative Agent, for the respective accounts of the applicable US Banks, the Issuing Bank, as applicable, and the Administrative Agent, at the Administrative Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Administrative Agent may from time to time designate, in each case in immediately available funds.

                         (b) The Administrative Agent shall debit an account
                  of the Canadian Borrower with the Administrative Agent for all interest payments when due as provided in (S)3.4 with respect to the Canadian Term Notes or otherwise due hereunder. The failure of the Administrative Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the Canadian Term Notes shall be made to the Administrative Agent, for the respective accounts of the applicable US Term Banks and the Administrative Agent, at the Administrative Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Administrative Agent may from time to time designate, in each case in immediately available funds.

                         (c) The Australian Agent shall debit an account of the
                  Australian Borrower with the Australian Agent for all (i) interest payments when due as provided in (S)2.7 with respect to the Australian Revolving Credit Loans or otherwise due hereunder and (ii) Australian Commitment Fees when due as provided in (S)2.2. The failure of the Australian Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the Australian Revolving Credit Loans shall be made to the Australian Agent no later than

                  11:00 a.m. Sydney time, for the respective accounts of the Australian Banks and the Australian Agent, at the Australian Agent's Office or at such other location that the Australian Agent may from time to time designate, in each case in immediately available funds.

                           (d) The Administrative Agent shall debit an account of the Mexican Borrower with the Administrative Agent for all
                  (i) interest payments when due as provided in (S)(S)2.7 and
                  3.4 with respect to the applicable Mexican Loans or otherwise due hereunder, and (ii) Mexican Commitment Fees when due as provided in (S)2.2. The failure of the Administrative Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the Mexican Loans shall be made to the Administrative Agent, for the respective accounts of the applicable US Banks and the Administrative Agent, at the Administrative Agent's Mexican Lending Office or at such other location that the Administrative Agent may from time to time designate, in each case in immediately available funds.

                           (e)  The Mexican Borrower agrees that,
                  notwithstanding any Currency Restriction or the delivery of any other form of payment or form of assurance of payment to be delivered in respect of the Obligations and this Credit Agreement, any and all payments on the Mexican Loans shall be made in Dollars. In the event of any such Currency Restriction and notwithstanding the delivery of any other form of payment or form of assurance of payment, delivered in respect of this Credit Agreement, the Mexican Borrower shall (at its own expense) obtain such Dollars through (i) direct payment from the United States by the US Borrower, (ii) if legal and customary, the sale of any governmental or private bond or tradable security issued in Dollars in Mexico, or (iii) failing the mechanism described in (ii) above, any other legal and customary mechanism for the acquisition of Dollars in any exchange market. In the event such transactions to obtain Dollars must be undertaken with respect to the payment of any amounts due hereunder, interest shall continue to accrue at the interest rate applicable at the time to overdue payments pursuant to (S)6.10 hereof.

                           (f) The Mexican Borrower expressly acknowledges that the Mexican Loans hereunder shall be repaid in Dollars and that, in view of the foregoing, the parties hereto expressly agree, as an essential condition to making any Mexican Loans hereunder, that the Mexican Borrower shall and hereby does irrevocably promise to repay the Mexican Loans, the interest accrued thereon and any other Obligations of the Mexican Borrower exclusively in Dollars, expressly waiving any right that the Mexican Borrower may have to cancel or to pay the Mexican Borrower's Obligations hereunder in any other currency, instrument or other form of payment or form of assurance of payment. The Mexican Borrower hereby assumes the risk and will be liable in respect of any future circumstance (including Currency Restrictions, acts of God or force majeure) which may affect the exchange markets or mechanisms available for the purchase of Dollars or its ability to make payments in Dollars in such a way as to prohibit, hinder or make more onerous its ability to obtain Dollars in the amount payable hereunder, and promises, in any such event, to resort to any legal local or foreign exchange mechanism enabling the Mexican Borrower to pay its Obligations under this Credit Agreement and the other Loan Documents with Dollars or to rely on the US Borrowers to make payments of the Obligations of the Mexican Borrower in Dollars. The Mexican Borrower waives, therefore, to the extent permitted by law, the right to invoke any defense of payment impossibility or any other like defense and expressly acknowledges that its Obligations hereunder shall remain effective and enforceable until the Agent and the Banks receive the exact amount of Dollars owed to them by the Mexican Borrower hereunder.

                  6.2.2.  No Offset, Etc.
                          --------------

                          (a) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless any Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon a Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Borrower will pay to the applicable Agent, for the account of the applicable Banks, the Issuing Bank or (as the case may be) the applicable Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars, Canadian Dollars or Australian Dollars (as applicable) as shall be necessary to enable the applicable Banks or Agent to receive the same net amount which the applicable Banks or Agent would have received on such due date had no such obligation been imposed upon such Borrower. Such Borrower will deliver promptly to the applicable Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Borrower hereunder or under such other Loan Document.

                          (b) On or before the date it becomes a party to this Credit Agreement and from time to time thereafter upon any change in status rendering any certificate or document previously delivered pursuant to this (S)6.2.2 invalid or inaccurate, each Bank that is organized under the laws of a jurisdiction outside the United States which makes US Loans shall (if legally able to do so) deliver to the US Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 or any applicable successor form or other applicable form pertaining to any such Bank and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or subsequent version thereto, properly completed and duly executed by such Bank establishing that such payment is
                  (a) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with conduct by such Bank of a trade or business in the United States or (b) totally exempt from United States Federal withholding tax or, if due to a change in law occurring after the date such Bank became a party hereto, subject to a reduced rate of such tax under a provision of an applicable tax treaty. The US Borrower shall not be required to pay any additional amounts to any Bank pursuant to this (S)6.2.2 to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of the preceding sentence.

                  6.2.3.  Currency Matters.
                          ----------------

                          6.2.3.1.  Currency of Account.
                                    -------------------

                          (a) Dollars are the currency of account and payment for each and every sum at any time due from the US Borrower hereunder, as applicable; provided that:
                                            --------

                                (i) except as expressly provided in this Credit Agreement, each repayment of a Loan any part thereof shall be made in the currency in which such Loan is denominated at the time of that repayment;

                                (ii) each payment of interest shall be made in
                           the currency in which such principal or other sum in respect of which such interest is payable, is denominated;

                                (iii) each payment of Letter of Credit Fees and the commitment fees shall be in Dollars;

                                (iv)   each payment in respect of costs,
                           expenses and indemnities shall be made in the currency in which the same were incurred; and

                                (v) any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

                           (b) Australian Dollars are the currency of account and payment for each and every sum at any time due from the Australian Borrower hereunder; provided that:
                                                 --------

                                (i)    each payment in respect of costs,
                           expenses and indemnities shall be made in the currency in which the same were incurred; and

                                (ii) any amount expressed to be payable in a currency other than Australian Dollars shall be paid in that other currency.

                           (c) Canadian Dollars are the currency of account and payment for each and every sum at any time due from the Canadian Borrower hereunder; provided that:

                                (i)    each payment in respect of costs,
                           expenses and indemnities shall be made in the currency in which the same were incurred; and

                                (ii) any amount expressed to be payable in a currency other than Canadian Dollars shall be paid in that other currency.

                           (d) Dollars are the currency of account and payment for each and every sum at any time due from the Mexican Borrower hereunder; provided that:

                                (i)    each payment in respect of costs,
                           expenses and indemnities shall be made in the currency in which the same were incurred; and

                                (ii) any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

                           (e) No payment to any of the Agents, the Issuing Bank or any Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until such Agent, the Issuing Bank or such Bank shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Borrowers shall indemnify and reimburse such Agent, the Issuing Bank or such Bank, as the case may be, with respect to the amount of the shortfall.

                           (f) If, for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency (the "first currency") into any other currency (the "second currency") the conversion shall be made at the spot rate of exchange of the applicable Agent (as conclusively determined by such Agent) on the US, Australian, Canadian or Mexican Business Day (as the case may be) preceding the day on which the final judgment is given. If, however, on the US, Australian, Canadian or Mexican Business Day (as the case may be) following receipt by the applicable Agent in the second currency of any sum adjudged to be due hereunder (or any proportion thereof) such Agent purchases the first currency with the amount of the second currency so received and the first currency so purchased falls short of the sum originally due hereunder in the first currency (or the same proportion thereof) the applicable Borrower shall, as a separate obligation and notwithstanding any judgment, pay to such Agent in the first currency an amount equal to such shortfall.

                           6.2.3.2.  Currency Fluctuations.
                                     ---------------------

                           (a) Not later than 1:00 p.m. (Boston time) on the last US Business Day of each calendar month (the "Calculation
                                                                    -----------
                  Date"), the Administrative Agent shall determine the Dollar
                  ----
                  Equivalent as of such date of the Outstanding Revolving Credit Loans and Letter of Credit Obligations. The Dollar Equivalent so determined shall become effective on the first US Business Day immediately following such determination (a "Reset Date")
                                                                   ----------
                  and shall remain effective until the next succeeding Reset
                  Date.

                           (b) If, on any Reset Date and on the Maturity Date, the Dollar Equivalent of all Outstanding Revolving Credit Loans and Letter of Credit Obligations exceeds the Total Commitment by more than $100,000, then (i) the Administrative Agent shall give notice thereof to the Borrowers and the Banks and (ii) within three (3) US Business Days thereafter, the applicable Borrowers shall repay or prepay such Revolving Credit Loans in accordance with this Credit Agreement in an aggregate principal amount such that, after giving effect thereto, the Dollar Equivalent of the aggregate outstanding amount of all Revolving Credit Loans and Letter of Credit Obligations no longer exceeds the Total Commitment.

                    (c) Without limiting subsection (S)6.2.3.2(b), if, on any day prior to the Maturity Date, the Dollar Equivalent of all Outstanding Revolving Credit Loans and Letter of Credit Obligations exceeds the Total Commitment by five percent (5%) or more, then (i) the Administrative Agent shall give notice thereof to the Borrowers and the Banks and (ii) within three (3) US Business Days thereafter, the applicable Borrowers shall repay or prepay the Revolving Credit Loans in accordance with this Credit Agreement in an aggregate principal amount such that, after giving effect thereto, the Dollar Equivalent of the aggregate outstanding amount of all Revolving Credit Loans and Letter of Credit Obligations no longer exceeds the Total Commitment. Nothing set forth in this (S)6.2.3.2 shall be construed to require the Administrative Agent to calculate daily compliance under this (S)6.2.3.2 unless expressly requested to do so by a Bank.

                    (d) If on any Reset Date, the Dollar Equivalent of the aggregate Outstanding Letter of Credit Obligations exceeds the Letter of Credit sublimit set forth in (S)5.1.1 by more than five percent (5%), then the US Borrower shall immediately upon demand provide cash collateral to the Administrative Agent such that, after giving effect thereto, the Dollar Equivalent of the aggregate Outstanding Letter of Credit Obligations no longer exceeds the Letter of Credit sublimit set forth in (S)5.1.1.

                    (e) If on any Reset Date, the Dollar Equivalent of the aggregate Outstanding Australian Revolving Credit Loans exceeds the Total Australian Commitment by more than five percent (5%), then the Australian Borrower shall immediately upon demand provide cash collateral to the Australian Agent such that, after giving effect thereto, the Dollar Equivalent of the aggregate Outstanding Australian Revolving Credit Loans no longer exceed the Total Australian Commitment.

         6.3.  Computations. All computations of interest on Eurocurrency Rate
               ------------
Loans, Canadian Eurodollar Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest with respect to Base Rate Loans, BBSW Rate Loans, Australian Base Rate Loans and CDOR Rate Loans shall be based on a 365-day year, and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans, BBSW Rate Loans and Canadian Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a US, Australian, Canadian or Mexican Business Day (as the case may be) the due date for such payment shall be extended to the next succeeding US, Australian, Canadian or Mexican Business Day (as the case may be) and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the applicable Note Records or Australian Revolving Credit Loan Accounts, Mexican Revolving Credit Notes or Mexican Term Notes from time to time shall be considered correct and binding on the applicable Borrower unless within five (5) US, Australian, Canadian or Mexican Business Days (as the case may be) after receipt of any notice by the applicable Agent or Bank of such outstanding amount, the applicable Agent or such Bank shall notify the applicable Borrower to the contrary. With respect to the Canadian Term Loan, whenever interest is payable hereunder on the basis of a year of 365 or 360 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable hereunder multiplied by the actual number of days in the year and divided by 365 or 360, as applicable. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

     6.4.  Inability to Determine Eurocurrency Rate or Canadian Eurodollar
           ---------------------------------------------------------------
Rate. In the event, prior to the commencement of any Interest Period relating to
----
any Eurocurrency Rate Loan or Canadian Eurodollar Loan (as the case may be), the Administrative Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate or Canadian Eurodollar Rate (as the case may be) that would otherwise determine the rate of interest to be applicable to any such Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the US Borrower, the Canadian Borrower, the Mexican Borrower and the US Banks) to the US Borrower, the Canadian Borrower or the Mexican Borrower (as the case may be) and the US Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurocurrency Rate Loans shall be automatically withdrawn and, in the case of Revolving Credit Loans denominated in Dollars, shall be deemed a request for Base Rate Loans denominated in Dollars and, in the case of any Eurocurrency Rate Loan denominated in an Optional Currency, shall be withdrawn, (b) each Eurocurrency Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan and each Eurocurrency Rate Loan denominated in any Optional Currency will be required to be repaid on the last day of the then current Interest Period relating thereto, (c) each Canadian Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a CDOR Rate Loan, and (d) the obligations of the US Banks to make Eurocurrency Rate Loans or Canadian Eurodollar Rate Loans (as the case may be) shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exists, whereupon the Administrative Agent shall so notify the US Borrower, the Canadian Borrower or the Mexican Borrower (as the case may be) and the US Banks.

     6.5.  Illegality.
           ----------

           (a) Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any US Bank to make or maintain Eurocurrency Rate Loans or Canadian Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the US Borrower, the Canadian Borrower, the Mexican Borrower and the other US Banks and thereupon (i) the commitment of such Bank to make Eurocurrency Rate Loans or Canadian Eurodollar Rate Loans or convert Base Rate Loans to Eurocurrency Rate Loans shall forthwith be suspended and (ii) such Bank's then outstanding Eurocurrency Rate Loans or Canadian Eurodollar Rate Loans, if any, shall (a) if comprising Eurocurrency Rate Loans denominated in Dollars, be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law, (b) if comprising Eurocurrency Rate Loans denominated in an Optional Currency, be immediately repaid, and (c) if comprising Canadian Eurodollar Rate Loans, be converted automatically to CDOR Rate Loans. Each of the US Borrower, the Canadian Borrower and the Mexican Borrower, as the case may be, hereby agrees promptly to pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (S)6.5(a), including any interest or fees payable by such Bank to Banks of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans or its Canadian Eurodollar Rate Loans (as the case may be) hereunder.

           (b) Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Australian Bank to make or maintain BBSW Rate Loans, such Bank shall forthwith give notice of such circumstances to the Australian Borrower and the other Australian Banks and thereupon (i) the commitment of such Bank to make BBSW Rate Loans shall forthwith be suspended and (ii) such Bank's then outstanding BBSW Rate Loans, if any, shall be converted automatically to Australian Base Rate Loans on the last day of each Interest Period applicable to such BBSW Rate Loans or within such earlier period as may be required by law. The Australian Borrower hereby agrees promptly to pay the Australian Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (S)6.5(b), including any interest or fees payable by such Bank to Banks of funds obtained by it in order to make or maintain its BBSW Rate Loans hereunder.

     6.6.  Additional Costs, Etc. If any present or future applicable law, which
           ----------------------
expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank, the Issuing Bank or any of the Agents by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank, the Issuing Bank or any of the Agents to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement (including, without limitation, taxes or other charges imposed as a result of such Bank's non-resident status), the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank, the Issuing Bank or such Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank, the Issuing Bank or any Agent under this Credit Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, prudential assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank or the Issuing Bank, or

          (d) impose on any Bank, the Issuing Bank or any of the Agents any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Bank, or the Issuing Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

               (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank, the Issuing Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                (iii) to require such Bank, the Issuing Bank or such Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank, the Issuing Bank or such Agent from any of the Borrowers hereunder, then, and in each such case, the applicable Borrower will, upon demand made by such Bank, the Issuing Bank or (as the case may be) such Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank, the Issuing Bank or such Agent such additional amounts as will be sufficient to compensate such Bank, the Issuing Bank or such Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

           If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, the Australian Banks, and the result of the foregoing is to increase the cost to such Banks of making or maintaining Australian Revolving Credit Loans or the Australian Commitment or to reduce the return received by the Australian Banks in connection with such Loans or the Australian Commitment then, within 15 days of demand by the Australian Banks, the Australian Borrower shall pay the Australian Banks such additional amount or amounts as will compensate the Australian Banks for such increased cost or reduction in amount received, provided
                                                                    --------
     that the Australian Borrower shall not be required to compensate the Australian Banks for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by the Australian Banks as a result of the calculation of the interest rate applicable to such Loans. Any increased cost shall be determined and applied in the same way as for similar credit customers.

     6.7.  Capital Adequacy.
           ----------------

           If after the date hereof any Bank or any of the Agents determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or such Agent or any corporation controlling such Bank or such Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or such Agent's commitment with respect to any Loans to a level below that which such Bank or such Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may
         be) such Agent to be material, then such Bank or such Agent may notify the applicable Borrower of such fact. To the extent that the amount of such reduction in the return on capital is based on the US Commitment, Mexican Commitment, US Loans, Mexican Loans or the Canadian Term Loan and is not reflected in the interest or fees payable by the US Borrower, the Canadian Borrower or the Mexican Borrower (as the case may be), such Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which such Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If such Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which such Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. To the extent that the amount of such reduction in the return on capital is based on the Australian Commitment or the Australian Revolving Credit Loans and is not reflected in the interest or fees payable by the Australian Borrower, the Australian Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the date on which the Australian Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Australian Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Australian Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.8. Certificate. A certificate setting forth any additional amounts
              -----------
payable pursuant to (S)(S)6.6 or 6.7 and a brief explanation of such amounts which are due, submitted by any Bank, the Issuing Bank or any of the Agents to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

         6.9.  Indemnity.
               ---------

               (a) Subject to (S)6.14, the US Borrower, the Canadian Borrower and the Mexican Borrower (as the case may be) agree to indemnify each US Bank and to hold such Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by such Borrower in payment of the principal amount of or any interest on any Eurocurrency Rate Loans or Canadian Eurodollar Rate Loans or CDOR Rate Loans (as the case may be) as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to Banks of funds obtained by it in order to maintain its Eurocurrency Rate Loans or Canadian Eurodollar Rate Loans or CDOR Rate Loans (as the case may be), (ii) default by such Borrower in making a borrowing or conversion after such Borrower has given (or is deemed to have given) a US Revolving Credit Loan Request, Mexican Revolving Credit Loan Request or a Conversion Request or Continuation Request relating thereto in accordance with (S)(S)2.8, 2.9, 2.10 or 3.6 or (iii) the making of any payment of a Eurocurrency Rate Loan or Canadian Eurodollar Rate Loans (as the case may be) or the making of any conversion of any Eurocurrency Loan to a Base Rate Loan, on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans, including, without limitation, repayments required by (S)4.2.

               (b) The Australian Borrower agrees to indemnify each Australian Bank and to hold such Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Australian Borrower in payment of the principal amount of or any interest on any BBSW Rate Loans or Australian Base Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to Banks of funds obtained by it in order to maintain its BBSW Rate Loans or Australian Base Rate Loans, (ii) default by the Australian Borrower in making a borrowing after the Australian Borrower has given (or is deemed to have given) an Australian Revolving Credit Loan Request relating thereto in accordance with (S)2.8 or (iii) the making of any payment of a BBSW Rate Loan or Australian Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to Banks of funds obtained by it in order to maintain any such Loans, including, without limitation, repayments required by (S)4.2.

         6.10. Interest After Default.
               -----------------------

               6.10.1. Overdue Amounts. During the continuance of an Event of
                       ---------------
         Default, overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3%) above the Base Rate for the US Loans and the Mexican Loans and four percent (4%) above the CDOR Rate for the Canadian Term Loan and three percent (3%) above the Australian Base Rate for the Australian Revolving Credit Loans until such amount shall be paid in full (after as well as before judgment).

               6.10.2. Amounts Not Overdue. During the continuance of an
                       -------------------
         Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Banks pursuant to (S)27, bear interest at a rate per annum equal to one percent (1%) above the rate of interest otherwise applicable to such Loans.

         6.11. Replacement of Banks. If any Bank (an "Affected Bank") (a) makes
               --------------------                   -------- ----
demand upon a Borrower for (or if a Borrower is otherwise required to pay) amounts pursuant to (S)(S)6.2.3.2, 6.6, or 6.7, (b) is unable to make or maintain Eurocurrency Rate Loans as a result of a condition described in (S)6.4 or (c) defaults in its obligation to make Loans, in accordance with the terms of this Credit Agreement (such Bank being referred to as a "Defaulting Bank"), such Borrower within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing such Borrower to be required to pay such compensation or causing (S)6.4 to be applicable), or default, as the case may be, by notice (a "Replacement Notice") in writing to the applicable Agent and such Affected Bank (i) request the Affected Bank to cooperate with such Borrower in obtaining a replacement bank satisfactory to the applicable Agent and such Borrower (the "Replacement Bank"); (ii) request the non-Affected Banks to
               ----------- ----
acquire and assume all of the Affected Bank's Loans and Commitments, as provided herein, but none of such Banks shall be under an obligation to do so; or (iii) designate a Replacement Bank approved by the applicable Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Bank shall be obtained, and/or if any one or more of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitments, then such Affected Bank shall assign, in accordance with (S)20, all of its Commitments, Loans, Letter of Credit Participations, and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (A) such assignment shall be without
               --------
recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (B) prior to any such assignment, the Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under (S)(S)6.2.3.2, 6.6 or 6.7. Upon the effective date of such assignment, the applicable Borrower shall issue replacement Notes, if applicable, to such Replacement Bank and/or non-Affected Banks, as the case may be, and such institution shall become a "Bank" for all purposes under this Credit Agreement and the other Loan Documents.

         6.12. Taxes.
               -----

               (a) All payments by any of the Borrowers to or for the account of any Bank or any of the Agents hereunder or under any Loan shall be made free and clear of and without deduction for any and all taxes, which expression as used herein, includes any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing excluding Other Taxes as defined in (S)6.12(b). If any Borrower shall be required by law to deduct any taxes from or in respect of any sum payable hereunder to any Bank or any of the Agents, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this (S)6.12) such Bank or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) such Borrower shall furnish to the applicable Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

               (b)   In addition, each of the Borrowers agree to pay any
         present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Loan or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any Loan ("Other
                                                                           -----
         Taxes").
         -----

               (c) If a Bank determines in its sole and absolute discretion that it has received a credit or other benefit in respect or any such tax deduction reimbursed or made on its behalf by the Borrowers in excess of such credits or benefits to which such Bank is otherwise entitled, it shall promptly remit the same to or for the account of such Borrower; provided that no Bank shall be required to take a tax
                        --------
         reporting position pursuant to the foregoing provision which will produce any net benefit to it with respect to foreign tax payments.

         6.13. Interest Limitation. Notwithstanding any other term of this
               -------------------
Credit Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended and the Criminal Code (Canada)), so that the maximum of all amounts constituting interest under applicable law, however computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Credit Agreement or any other Loan Document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

         6.14. Concerning Joint and Several Liability of the Borrowers.
               -------------------------------------------------------

               (a) The US Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, as applicable, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this (S)6.14), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of the US Borrower.

               (b) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the US Borrower will make such payment with respect to, or perform, such Obligation.

               (c) The Obligations of the US Borrower under the provisions of this (S)6.14 constitute full recourse obligations of the US Borrower enforceable against the US Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

               (d) Except as otherwise expressly provided in this Credit Agreement, the US Borrower, to the fullest extent permitted by applicable law, hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Credit Agreement, notice of any action at any time taken or omitted by the Agents or the Banks under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. The US Borrower, to the fullest extent permitted by applicable law, hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations and all suretyship defenses generally. The US Borrower, to the fullest extent permitted by applicable law, hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, the US Borrower assents to any other action or delay in acting or failure to act on the part of the Banks with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this
(S)6.14, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations, under this (S)6.14, it being the intention of each of the US Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of the US Borrower under this (S)6.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the US Borrower under this (S)6.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers, the Agents or the Banks. The joint and several liability of the US Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, the Agents or the Banks.

               (e) The US Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Banks or the Agents with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Banks or the Agents hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

               (f) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations; provided that regularly scheduled payments of principal and
             -------- ----
interest due in respect of such indebtedness may be made when due unless and until a Default or Event of Default shall have occurred. Each Borrower hereby agrees that after the occurrences and during the continuance of any Default or

Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Borrower as trustee for the Administrative Agent and be paid over to the Administrative Agent for the pro rata accounts of the relevant Banks to be applied to repay (or be held as security for the repayment of) the Obligations or Canadian Obligations or Australian Obligations or Mexican Obligations, as applicable.

               (g) The provisions of this (S)6.14 are made for the benefit of the Agents and the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as the occasion therefor may arise and without requirement on the part of the Agents or the Banks first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this (S)6.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agents or the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers or is repaid in good faith settlement of a pending or threatened avoidance claim, or otherwise, the provisions of this (S)6.14 will forthwith be reinstated in effect, as though such payment had not been made.

                       7. GUARANTY AND COLLATERAL SECURITY
                          --------------------------------

         7.1.  Guaranty. As an inducement to the Banks and the Issuing Bank to
               --------
make the Loans and Letters of Credit (where applicable) available to the Borrowers, (a) the US Guarantors hereby unconditionally and irrevocably guarantee (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing whether for principal, interest, fees, expenses or otherwise under this Credit Agreement or any of the other Loan Documents, and (ii) the strict performance and observance by the Borrowers of all agreements, warranties and covenants applicable to the Borrowers in the Loan Documents (such Obligations collectively being hereafter referred to as the US Guarantors' "US Guaranteed
                                                                -------------
Obligations"); (b) to the fullest extent permitted by applicable law, GWI, the
-----------
Canadian Borrower, the Canadian Guarantors (other than Huron), the Mexican Borrower, the Mexican Guarantors and the Australian Guarantors hereby unconditionally and irrevocably guarantee (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Australian Obligations, and (ii) the strict performance and observance by the Australian Borrower of all agreements, warranties and covenants applicable to the Australian Borrower in the Loan Documents (such

Obligations collectively being referred to as GWI's, the Canadian Borrower's, the Canadian Guarantors' the Mexican Borrower's and Mexican Guarantors' and the Australian Guarantors' "Australian Guaranteed Obligations"); (c) to the fullest
                        ---------- ---------- -----------
extent permitted by applicable law, GWI, ASR, the Australian Guarantors, the Mexican Borrower, the Mexican Guarantors and the Canadian Guarantors (other than Huron) hereby unconditionally and irrevocably guarantee (i) the full punctual payment when due, whether at stated maturity by acceleration or others, of the Canadian Obligations, and (ii) the strict performance and observance by the Canadian Borrower of all agreements, warranties and covenants applicable to the Canadian Borrower in the Loan Documents (such obligations collectively being referred to as GWI's, ASR's, the Australian Guarantors', the Mexican Borrowers, the Mexican Guarantors' and the Canadian Guarantors' (other than Huron) "Canadian Guaranteed Obligations"); (d) to the fullest extent permitted by
--------- ---------- -----------
applicable law, GWI, ASR, the Australian Guarantors, the Canadian Borrower, the Canadian Guarantors (other than Huron) and the Mexican Guarantors hereby unconditionally and irrevocably guarantee (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Mexican Obligations, and (ii) the strict performance and observance by the Mexican Borrower of all agreements, warranties and covenants applicable to the Mexican Borrower in the Loan Documents (such Obligations collectively being referred to GWI's, ASR's, the Australian Guarantors', the Canadian Borrower's, the Canadian Guarantors', and the Mexican Guarantors' "Mexican Guaranteed Obligations"); and
                                          ------- ---------- -----------
(e) to the fullest extent permitted by applicable law, Huron hereby unconditionally and irrevocably guarantees (i) the full punctual payment when due, whether at stated maturity, acceleration or otherwise, of the GRO Obligations, and (ii) the strict performance and observance by GRO of all agreements, warranties and covenants applicable to GRO in the Loan Documents (such Obligations collectively being referred to as Huron's "GRO Guaranteed
                                                             --- ----------
Obligations"). In order to secure the Guaranteed Obligations, GWI, ASR, the
-----------
Australian Guarantors, the Canadian Borrower, the Canadian Guarantors, the Mexican Borrower and the Mexican Guarantors have fully executed and delivered the Security Documents to which they are a party to the applicable Agent. The Banks have agreed that ASR and the Australian Guarantors' guarantee of the Canadian Guaranteed Obligations and the Mexican Guaranteed Obligations shall, until further notice delivered by any Agent to ASR, be secured under the Australian Security Agreements only to the extent of Aus.$34,000,000 less the
                                                                     ----
amount of Australian Obligations outstanding at any time (the "Australian
                                                               ----------
Secured Amount"); provided, that ASR and the Australian Guarantors agree that
------- ------    --------
upon the request of any Agent, ASR and the Australian Guarantors shall appoint such Agent as attorney-in-fact to give notice increasing the Australian Secured Amount and will pay any additional stamp duty as a result thereof.

         7.2.  Guarantors Agreement to Pay Enforcement Costs, Etc. To the
               --------------------------------------------------
extent the Guarantors are permitted to do so by applicable law, each of the Guarantors guarantees that its Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, the Issuing Bank or any Agent with respect thereto. The liability of each Guarantor with regard to its Guaranteed Obligations shall be absolute and unconditional irrespective of:

               (a) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Credit Agreement or any other Loan Document;

               (b) any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of its Guaranteed Obligations;

               (c)  any change in ownership of the Borrowers;

               (d) any acceptance of any partial payment(s) from the Borrowers or any other Guarantor; or

               (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Borrowers in respect of its Obligations under any Loan Document.

         This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Banks, the Issuing Bank or the Agents upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

         7.3.  Effectiveness; Enforcement. This guaranty shall be effective and
               --------------------------
shall be deemed to be made with respect to each Loan made and each Letter of Credit issued as of the time it is made, issued or accepted, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against this guaranty. This guaranty is a continuing guaranty and shall
(a) survive any termination of this Credit Agreement, and (b) remain in full force and effect until all Commitments have expired, all Outstanding Letters of Credit have expired, matured or otherwise been terminated, and all Guaranteed Obligations and all other amounts payable hereunder have been performed and paid in full or otherwise satisfied. This guaranty is made for the benefit of the Agents, the Issuing Bank and the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Agents, the Issuing Bank or the Banks first to exercise any rights against the Borrowers, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

         7.4.  Waivers. Except as otherwise specifically provided in any of the
               -------
Loan Documents, each of the Guarantors hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, the benefit of discussion, the benefit of division, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and this guaranty and any requirement that the Banks, the Issuing Bank or the Agents protect, secure, perfect any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrowers, or any other Person. Each of the Guarantors also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

         7.5.  Expenses. Each of the Guarantors hereby promises to reimburse
               --------
(a) the Administrative Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this guaranty, the Credit Agreement and the other Loan Documents to which such Guarantor is a party, or any amendment, modification, approval, consent or waiver hereof or thereof, and (b) the Agents, the Issuing Bank and the Banks and their respective affiliates for all reasonable out-of-pocket fees and disbursements (including reasonable attorneys' fees), incurred or expended in connection with the enforcement of its Guaranteed Obligations (whether or not legal proceedings are instituted).

         7.6.  Concerning Joint and Several Liability of the Guarantors.
               --------------------------------------------------------

               (a) Each of the Guarantors (other than the Canadian Borrower, the Canadian Guarantors, the Australian Borrower, the Australian Guarantors, the Mexican Borrower and the Mexican Guarantors, each of which is acting with each of the other Guarantors as a surety only and not as a co-debtor) hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the applicable Borrower, with respect to the payment and performance of all of its Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this (S)7), it being the intention of the parties hereto that (i) all such Guaranteed Obligations shall be the joint and several Guaranteed Obligations of the US Guarantors; (ii) the Australian Guaranteed Obligations shall be the joint and several Obligations of GWI, the Canadian Borrower (as surety only), the Canadian Guarantors (as surety only), the Mexican Borrower (as surety only), the Mexican Guarantors (as surety only) and the Australian Guarantors without preferences or distinction among them; (iii) the Canadian Guaranteed Obligations shall be the joint and several Obligations of GWI, ASR (as surety only), the Australian Guarantors (as surety only), the Mexican Borrower (as surety only), the Mexican Guarantors (as surety only) and the Canadian Guarantors (other than Huron) (as surety only) without preferences or distribution among them; (iv) the Mexican Guaranteed Obligations shall be the joint and several obligations of GWI, ASR (as surety only), the Australian Guarantors (as surety only), the Canadian Borrower (as surety only), the Canadian Guarantors (as surety only) and the Mexican Guarantors without preferences or distribution among them; and (v) the GRO Guaranteed Obligations shall be the obligation of Huron.

                  (b) If and to the extent that the applicable Borrower shall fail to make any payment with respect to any of its Obligations as and when due or to perform any of its Obligations in accordance with the terms thereof, then in each such event the applicable co-Guarantors will make such payment with respect to, or perform, such Guaranteed Obligations.

                  (c) The Guaranteed Obligations of each Guarantor under the provisions of this (S)7 constitute full recourse obligations of such Guarantor enforceable against such Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

                  (d) Except as otherwise expressly provided in this Credit Agreement, each of the Guarantors hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under this Credit Agreement, notice of any action at any time taken or omitted by the Agents, the Issuing Bank or the Banks under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement and this guaranty. Each of the Guarantors hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agents, the Issuing Bank or the Banks at any time or times in respect of any Default or Event of Default by any of the Borrowers or the Guarantors in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Agents, the Issuing Bank or the Banks in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers or any other Guarantor. Without limiting the generality of the foregoing, each of the Guarantors assents to any other action or delay in acting or failure to act on the part of the Banks, the Issuing Bank or the Agents with respect to the failure by any of the Borrowers or the other Guarantor to comply with its respective Obligations or Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this (S)7, afford grounds for terminating, discharging or relieving any Guarantor, in whole or in part, from any of the Guaranteed Obligations under this (S)7, it being the intention of the Guarantors that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of each of the Guarantors under this (S)7 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of each of the Guarantors under this (S)7 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers or the Guarantors or the Banks, the Issuing Bank or the Agents. The joint and several liability of each of the Guarantors hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrowers or the Guarantors, the Banks, the Issuing Bank or the Agents.

                  (e) The US Guarantors, GWI (solely in its capacity as a Guarantor of the Australian Guaranteed Obligations, the Canadian Guaranteed Obligations and the Mexican Guaranteed Obligations under this (S)7), ASR (solely in its capacity as a Guarantor of the Canadian Guaranteed Obligations and the Mexican Guaranteed Obligations under this (S)7), the Canadian Borrower (solely in its capacity as a Guarantor of the Australian Guaranteed Obligations and the Mexican Guaranteed Obligations under this (S)7), the Canadian Guarantors (solely in their capacity as Guarantors of the Australian Guaranteed Obligations, the Canadian Guaranteed Obligations and the Mexican Guaranteed Obligations), ASR (solely in its capacity as a Guarantor of the Canadian Guaranteed Obligations and the Mexican Guaranteed Obligations under this (S)7), the Australian Guarantors (solely in their capacity as Guarantors of the Australian Guaranteed Obligations, the Canadian Guaranteed Obligations and the Mexican Guaranteed Obligations), the Mexican Borrower (solely in its capacity as Guarantor of the Canadian Guaranteed Obligations and the Australian Guaranteed Obligations under this (S)7), the Mexican Guarantors (solely in their capacity as Guarantors of the Canadian Guaranteed Obligations, the Australian Guaranteed Obligations and the Mexican Guaranteed Obligations) and the Huron (solely in its capacity as Guarantor of the GRO Guaranteed Obligations), shall be liable under the Guaranty under this (S)7 only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Credit Agreement, as it relates to the guaranty under this (S)7, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer and corporate financial assistance, and not for any greater amount. Accordingly, if any obligation under any provision of the guaranty under this (S)7 shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Agents, the Issuing Bank, and the Banks that any balance of the obligation created by such provision and all other obligations of the Guarantors under this (S)7 to the Banks, the Issuing Bank or the Agents shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Banks, the Issuing Bank and the Agents from the US Guarantors, GWI, ASR, the Canadian Borrower, the Canadian Guarantors, the Australian Guarantors, the Mexican Borrower and the Mexican Guarantors, as the case may be.

                  (f) To the extent any Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Credit Agreement (the "Benefit Amount"), then such Guarantor, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from the Borrowers and each other Guarantor such excess payment, pro rata, in accordance with the ratio of the Benefit Amount
                  --- ----
         received by each such other Guarantor to the total Benefit Amount received by all Guarantors, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that each of the Guarantors hereby agrees that it will not
         --------
         enforce any of its rights of contribution or subrogation against the other Guarantors with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Banks or the Agents with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Guarantor may have against any other Guarantor with respect to any payments to the Banks or the Agents hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Guarantor, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Guarantor therefor.

                  (g) Each of the Guarantors hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Guarantor to any other Guarantor or Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Guarantor hereby agrees that after the occurrences and during the continuance of any Default or Event of Default, such Guarantor will not demand, sue for or otherwise attempt to collect any indebtedness of any other Guarantor or Borrower owing to such Guarantor until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Guarantor as trustee for the Administrative Agent and be paid over to the Administrative Agent to be applied to repay (or be held as security for the repayment of) the Obligations.

                  (h) The provisions of this (S)7 (other than 7.6(f), which is made for the benefit of the Guarantors) are made for the benefit of the Agents, the Issuing Bank and the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against the Guarantors as often as occasion therefor may arise and without requirement on the part of the Agents, the Issuing Bank or the Banks first to marshal any of their claims or to exercise any of their rights against the Borrowers or the Guarantors or to exhaust any remedies available to them against the Borrowers or the Guarantors or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this (S)7 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the US Commitments, Australian Commitments and Mexican Commitments have expired and all outstanding Letters of Credit have expired, matured or otherwise been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Banks, the Issuing Bank or the Agents upon the insolvency, bankruptcy or reorganization of any of the Borrowers or the Guarantors, or otherwise, the provisions of this (S)7 will forthwith be reinstated in effect, as though such payment had not been made.

         Until the final payment and performance in full of all of the Obligations, no Guarantor shall exercise, and each Guarantor hereby waives any rights such Guarantor may have against any of the Borrowers or any other Guarantor arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agents, the Issuing Bank or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; such Guarantor will not claim any setoff, recoupment or counterclaim against the Borrowers or the other Guarantor in respect of any liability of the Borrowers to such Guarantor; and such Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Agents, the Issuing Bank or any Bank.

         7.7. Subrogation; Subordination. The payment of any amounts due with
              --------------------------
respect to any indebtedness of the Borrowers or GRO for money borrowed or credit received now or hereafter owed to the Guarantors is hereby subordinated to the prior payment in full of all of the Obligations. Each of the Guarantors agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrowers or GRO or any other Guarantor to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Banks, the Issuing Bank and the Agents and be paid over to the Administrative Agent, for the benefit of the Banks, the Issuing Bank, and the Agents on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions hereof.

         7.8. Currency of Payment. Each of the Guarantors shall pay its
              -------------------
respective Guaranteed Obligations in the currency in which such Obligation was incurred by the applicable Borrower or GRO, as the case may be.

         7.9. Indemnity. Each of the Guarantors, as a separate and additional
              ---------
liability further undertakes and agrees to indemnify and keep indemnified upon written demand, each of the Banks and the Agents (together and each separately in this (S)7.9 called the "Creditors") against any loss, damage, cost, charge or
                           ---------
expense whatsoever that the Creditors may suffer by reason of, in connection with, or as a consequence of:

                           (i) the non-payment of any of its Guaranteed Obligations or the non-performance or non-observance of any of its Guaranteed Obligations;

                           (ii) the liability of the Borrowers or GRO, as applicable, to pay the Guaranteed Obligations to the Creditors or to perform the Guaranteed Obligations being void, voidable or unenforceable in whole or in part, as a result of any lack of capacity, power or authority or any improper exercise of power or authority on the part of the Borrowers or GRO;

                           (iii) the Borrowers or GRO becoming insolvent, including: (x) the amount of any payment made to the Creditors which is void or voidable against any person; and (y) the amount of any interest (including capitalized interest) which does not accrue from the date of insolvency or is not recoverable by reason of the insolvency, and which would otherwise have been recoverable from the Guarantors under this Credit Agreement; or

                           (iv) the Guaranteed Obligations being (or moneys which would have been Guaranteed Obligations had they not been irrecoverable) not recoverable from the Borrowers or GRO in whole or in part and not recoverable from the Guarantors under the guarantee in this (S)7 by reason of any other fact or circumstance whatsoever and whether the transactions or any of them relating to such moneys have been void, voidable or illegal or have been subsequently avoided and whether or not any of the matters or facts relating thereto have been or ought to have been within the knowledge of the Creditors.

                       8. REPRESENTATIONS AND WARRANTIES.
                          ------------------------------

         Each of the Borrowers represents and warrants to the Banks, the Issuing Bank and the Agents as follows:

         8.1.  Corporate Authority.
               -------------------

                  8.1.1. Incorporation; Good Standing. Each of the Borrowers and
                         ----------------------------
         its Restricted Subsidiaries (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state or country of incorporation or formation, (b) has all requisite corporate or other power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Borrower or such Restricted Subsidiary.

                  8.1.2. Authorization. The execution, delivery and performance
                         -------------
         of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate or other authority of such Person, (b) have been duly authorized by all necessary corporate or other proceedings,
         (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person and (iv) do not conflict with any provision of the corporate charter, bylaws, certificate of limited partnership or partnership agreement of, or any agreement or other instrument binding upon any such Person.

                  8.1.3. Enforceability. The execution and delivery of this
                         --------------
         Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          8.2. Governmental Approvals. The execution, delivery and performance
               ----------------------
  by each of the Borrowers and each of its Restricted Subsidiaries of this Credit Agreement, the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval, consent, order, authorization or license by, or giving of notice to, or taking of any other action with respect to, any governmental agency or authority of any jurisdiction (including, without limitation, the STB), or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders, or decrees of any jurisdiction or the central bank of any jurisdiction or other fiscal, monetary or other authority, under any provision of any laws or governmental rules, regulations, orders or decrees of any jurisdiction applicable to or binding on any Borrower or any of their Restricted Subsidiaries, other than those already obtained or to be obtained on the Closing Date in connection with the Mexican Acquisition.

         8.3. Title to Properties; Leases. Except as indicated on Schedule 8.3
              ---------------------------                         -------- ---
hereto, each of the Borrowers and its Restricted Subsidiaries own all of the assets reflected in the consolidated and consolidating balance sheets of the US Borrower and its Restricted Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens and the rights of lessees and other parties lawfully in possession in the ordinary course of business.

         8.4.  Financial Statements and Projections.
               ------------------------------------

                  8.4.1. Financial Statements. There has been furnished to each
                         --------------------
         of the Banks the consolidated balance sheet of the US Borrower and its Restricted Subsidiaries as of the Balance Sheet Date, and consolidated statements of income and cash flows of the US Borrower and its Restricted Subsidiaries, in each case for the fiscal year then ended, audited by Arthur Andersen L.L.P. There has also been furnished to each of the Banks the consolidating balance sheets of each of the Audited Companies as of the Balance Sheet Date and consolidating statements of income and cash flows of each of the Audited Companies, in each case for the fiscal year then ended, audited by Arthur Andersen L.L.P. All such balance sheets, statements of income, cash flow statements and financial statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the US Borrower and its Restricted Subsidiaries, as at the close of business on the dates thereof and the results of operations for the fiscal year or other period then ended. There are no contingent liabilities of the US Borrower or its Restricted Subsidiaries as of such dates involving material amounts, to the best of the knowledge of the officers of any of the Borrowers, which were not disclosed in such balance sheet and statements and the notes related thereto.

                  8.4.2. Projections. The projections of the US Borrower and its
                         -----------
         Restricted Subsidiaries including (a) on an annual basis, consolidated balance sheets, income and cash flow statements of the US Borrower and its Restricted Subsidiaries, and consolidating balance sheets, income and cash flow statements of the Audited Companies, in each case for the period from January 1, 1999 through December 31, 2004 and (b) annual calculations of the covenants contained in (S)11 hereof for the 1999 through 2004 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the best knowledge of the Borrowers, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers of the results of operations and other information projected therein.

         8.5.  No Material Changes, Etc.; Solvency.
               -----------------------------------

                  8.5.1. Changes. Since the Balance Sheet Date there has
                         -------
         occurred no materially adverse change in the financial condition or business of the US Borrower and its Restricted Subsidiaries, as shown on or reflected in the consolidated and consolidating balance sheets of the US Borrower and its Restricted Subsidiaries as at the Balance Sheet Date, or the consolidated and consolidating statements of income for the period then ended, other than changes in the ordinary course of business that have not had any materially adverse effect on the business or financial condition of the Borrowers and their Restricted Subsidiaries. Since the Balance Sheet Date, the Borrowers have not made any Restricted Payment in excess of the amount permitted by (S)10.4 hereof.

                  8.5.2. Solvency. Both before and after giving effect to the
                         --------
         transactions contemplated by this Credit Agreement and the other Loan Documents, the US Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent. As used herein, "Solvent" shall mean
                                                           -------
         that the US Borrower and their Restricted Subsidiaries on a consolidated basis (a) have assets having a fair value in excess of their liabilities, (b) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (c) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

         8.6. Franchises, Patents, Copyrights, Etc. Each of the Borrowers and
              -------------------------------------
each of their Restricted Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without, to the best of its knowledge, conflict with any rights of others.

         8.7. Litigation. Except as set forth in Schedule 8.7 hereto, there are
              ----------
no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or their Restricted Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, would materially adversely affect the properties, assets, financial condition or business of the Borrowers and their Restricted Subsidiaries taken as a whole or materially impair the right of the Borrowers and their Restricted Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated and consolidating balance sheets of the US Borrower and its Restricted Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         8.8. No Materially Adverse Contracts, Etc. None of the Borrowers or any
              ------------------------------------
of their Restricted Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers and their Restricted Subsidiaries either individually or taken as a whole. None of the Borrowers or any of their Restricted Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the business of any Borrower or any of their Restricted Subsidiaries either individually or taken as a whole.

         8.9. Compliance with Other Instruments, Laws, Etc. None of the
              --------------------------------------------
Borrowers or any of their Restricted Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers or any of their Restricted Subsidiaries either individually or taken as whole.

         8.10. Tax Status. The Borrowers and their Restricted Subsidiaries (i)
               ----------
have made, filed or duly extended all federal, provincial, state and income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations and all estimated taxes in connection with any extensions, except those being contested in good faith and by appropriate proceedings and
(iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

         8.11. No Event of Default. No Default or Event of Default has occurred
               -------------------
and is continuing.

         8.12. Holding Company and Investment Company Acts. None the Borrowers
               -------------------------------------------
or any of their Restricted Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         8.13. Absence of Financing Statements, Etc. Except with respect to
               ------------------------------------
Permitted Liens, there is no financing statement, security agreement, registration, application for registration, chattel mortgage, hypothec, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any a(S)ets or property of any of the Borrowers or any of their Restricted Subsidiaries.

         8.14. Certain Transactions. Except as set forth on Schedule 8.14 and
               --------------------                         -------- ----
except for arm's length transactions pursuant to which any of the Borrowers or any of their Restricted Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Borrower or such Restricted Subsidiary could obtain from third parties, none of the officers, directors, or employees of any of the Borrowers or any of their Restricted Subsidiaries or other Affiliates is presently a party to any transaction with any of the Borrowers or any of their Restricted Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the best knowledge of such Person, any corporation, partnership, trust or other entity in which any officer, director, other Affiliates or any such employee has a substantial interest or is an officer, director, trustee or partner.

         8.15.  Employee Benefit Plans.
                ----------------------

                  8.15.1. In General. Each Employee Benefit Plan has been
                          ----------
         maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. Except as set forth in Schedule 8.15, the US Borrower has
                                              -------------
         heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  8.15.2. Terminability of Welfare Plans. Under each Employee
                          ------------------------------
         Benefit Plan which is an employee welfare benefit plan within the meaning of (S)3(1) or (S)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The US Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of US Borrower or such ERISA Affiliate without liability to any Person.

                  8.15.3. Guaranteed Pension Plans. Except as set forth in
                          ------------------------
         Schedule 8.15, each contribution required to be made to a Guaranteed
         -------- ----
         Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of
         (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any of the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, or where the initial valuation of any Guaranteed Pension Plan has not been completed, based on the US Borrower's reasonable estimate of the benefit liabilities and assets of such Plan, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $200,000.

                  8.15.4. Multiemployer Plans. Neither the US Borrower nor any
                          -------------------
         ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
         (S)4201 of ERISA or as a result of a sale of assets described in
         (S)4204 of ERISA. Neither the US Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA.

                  8.15.5. Canadian Plans. All contributions or premiums to be
                          --------------
         paid by the Canadian Borrower and the Canadian Guarantors under the terms of each Canadian Plan or by applicable law have been made in a timely fashion in accordance with applicable law and the terms of the Canadian Plans, and each Canadian Plan has been registered, administered, and invested in accordance with its terms and applicable law. The Canadian Borrower and the Canadian Guarantors may unilaterally amend or terminate, in whole or in part, each of their Canadian Plans. Except as set forth in Schedule 8.15, as of the date hereof, neither
                                -------------
         the aggregate going concern unfunded liability nor the aggregate solvency deficiency in respect of all the Canadian Plans which are funded plans, determined pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuations therefor, exceeds the Canadian Dollar Equivalent of $200,000. The Canadian Borrower and Canadian Guarantors have delivered to the Administrative Agent such valuations for each funded Canadian Plan.

                  8.15.6. Mexican Plans. Neither the Mexican Borrower nor any of
                          -------------
         the Mexican Guarantors has any employee benefit plans, welfare plans or pension plans.

         8.16. Use of Proceeds; Regulations U and X. The proceeds of the Loans
               ------------------------------------
shall be used by (a) the US Borrower solely to restate and refinance the Loans under the Prior Credit Agreement, for Permitted Acquisitions and for working capital and general corporate purposes, (b) the Australian Borrower to refinance its existing and for working capital and general corporate purposes, (c) the Canadian Borrower to refinance existing Indebtedness and for working capital and general corporate purposes, and (d) the Mexican Borrower to finance the Mexican Acquisition and for working capital and general corporate purposes. The US Borrower will obtain Letters of Credit solely for Permitted Acquisitions and for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         8.17. Environmental Compliance. Each of the Borrowers and their
               ------------------------
Restricted Subsidiaries have taken all reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such reasonable investigation, has determined that:

               (a) except as set forth on Schedule 8.17 attached hereto, none
                                          -------- ----
        of the Borrowers, none of their Restricted Subsidiaries nor any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act
        of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the
                                      ----
        Federal Clean Air Act, the Toxic Substances Control Act, or any Canadian, Mexican, federal, provincial, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment or otherwise relating to land use or occupation of land or buildings, heritage preservation, protection or conservation of natural or cultural sources, pollution or contamination of air, water or soil, waste or chemical disposal, toxic, hazardous, poisonous, or dangerous substances or noise or odor (hereinafter "Environmental Laws"), which
                                                  ------------- ----
        violation could have a material adverse effect on the environment or the business, assets or financial condition of the Borrowers or any of their Restricted Subsidiaries;

               (b) except as set forth in Schedule 8.17 attached hereto, none
                                          -------- ----
        of the Borrowers nor any of their Restricted Subsidiaries has received notice from any third party including, without limitation, any Canadian, Mexican, federal, provincial, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible
                                          ---
        party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. (S)6903(5) or by any applicable Environmental Laws, any hazardous substances as defined by 42 U.S.C.
        (S)9601(14) or by any applicable Environmental Laws, any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) or by any applicable Environmental Laws and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated,
          --------- ----------
        transported or disposed of has been found at any site at which a federal, provincial, state or local agency or other third party has conducted or has ordered that the Borrowers or any of their Restricted Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) except as set forth on Schedule 8.17 attached hereto: (i)
                                          -------- ----
        to the best knowledge of any of the Borrowers, no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances which would have a material adverse effect on the value of the Real Estate which in turn would have a material adverse effect on the business, assets or financial condition of any of the Borrowers or any of their Restricted Subsidiaries except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances which would have a material adverse effect on the value of the Real Estate which in turn would have a material adverse effect on the business, assets or financial condition of any Borrower or any of their Restricted Subsidiaries is located on any portion of the Real Estate except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by any Borrower, its Restricted Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) to the best knowledge of any Borrower, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any Borrower or its Restricted Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best knowledge of any Borrower, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, to the best knowledge of any Borrower, any Hazardous Substances that have been generated on any of the Real Estate after the effective date of RCRA and applicable regulations have been transported offsite only by carriers having an identification number issued by the EPA and with respect to Real Estate located in Canada, an identification number issued by any Canadian federal or provincial agency, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best knowledge of each Borrower, operating in compliance with such permits and applicable Environmental Laws; and

               (d) except as listed on Schedule 8.17 hereto, none of the
                                       -------- ----
        Borrowers and their Restricted Subsidiaries, nor any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

         8.18. Subsidiaries, Etc. Each of the Borrowers' direct and indirect
               -----------------
Subsidiaries are as set forth on Schedule 8.18 hereof and each Borrower holds
                                 -------- ----
the ownership interests in each direct and indirect Subsidiary described on
Schedule 8.18. None of the Subsidiaries of the Borrowers has any other
-------- ----
Subsidiaries except as set forth on Schedule 8.18 hereto. None of the Borrowers
                                    -------- ----
or any of their Subsidiaries is engaged in any joint venture or partnership with any other Person.

         8.19.  Capitalization.
                --------------

               (a) The US Borrower is the record and beneficial owner of all of the issued and outstanding capital stock of each of the US Restricted Subsidiaries and GWAI, GWIC, G.W. Mexico and CFCM, free and clear of all liens, other than Permitted Liens, except that (i) the US Borrower owns only 454 shares of the 458 shares of the issued and outstanding capital stock of Dansville, (ii) the US Borrower directly or indirectly, owns only 95% of GRO's outstanding equity voting interests,
         (iii) the US Borrower owns only 99.9% of the issued and outstanding capital stock of CFCM and 99% of the issued and outstanding shares of G.W. Mexico, and (iv) Rail Link, Inc. is the owner of all the issued and outstanding shares of Carolina Coastal Railway, Inc., Commonwealth Railway, Inc. and Talleyrand Terminal Railway Company, Inc. All shares of such capital stock have been validly issued, are outstanding, fully paid and nonassessable and no options, warrants or other rights to subscribe to additional shares of the capital stock of each of the US Restricted Subsidiaries, GWAI, GWIC, G.W. Mexico or CFCM have been granted or exist.

               (b) GWAI is the record and beneficial owner of all of the issued and outstanding capital stock of ASR and each of the Australian Guarantors (other than SA Rail), free and clear of all liens, other than Permitted Liens. All shares of such capital stock have been validly issued, are outstanding, fully paid and nonassessable and no options, warrants or other rights to subscribe to additional shares of the capital stock of ASR or each of the Australian Guarantors (other than SA Rail), have been granted or exist.

               (c) ASR is the record and beneficial owner of all of the issued and outstanding capital stock of SA Rail, free and clear of all liens, other than Permitted Liens. All shares of such capital stock have been validly issued, are outstanding, fully paid and nonassessable and no options, warrants or other rights to subscribe to additional shares of the capital stock of SA Rail Pty Limited have been granted or exist.

               (d) GRO is the record and beneficial owner of all of the issued and outstanding capital stock of each of the Canadian Borrower and the other Canadian Guarantors (other than Mirabel and Rail-One), free and clear of all liens, other than Permitted Liens. GWIC is the record and beneficial owner of all of the issued and outstanding capital stock of Mirabel and Rail-One, free and clear of all liens other than Permitted Liens. All shares of such capital stock have been validly issued, are outstanding, fully paid and nonassessable and no options, warrants or other rights to subscribe to additional shares of the capital stock of the Canadian Borrower or the other Canadian Guarantors have been granted or exist.

         8.20. Fiscal Year. Each of the Borrowers and their Restricted
               -----------
Subsidiaries has a fiscal year which is twelve calendar months ending on December 31 of each year.

         8.21. Operation of Railroads. Each of the Borrowers is a rail carrier
               ----------------------
or is primarily engaged in the business of providing management and administrative services to rail carriers and other entities in the transportation business, and holding stock of its Restricted Subsidiaries. Each of the US Borrower's Restricted Subsidiaries (other than Leasing, RSI, Dayton, GWIC, Management, Investors and G.W. Mexico) are primarily engaged in the railroad business in the states set forth below their respective names on
Schedule 8.21 attached hereto. RSI and Management provide management and support functions for certain of the other Restricted Subsidiaries of the US Borrower. Dayton and Investors are holding companies. Leasing is primarily engaged in the business of acquiring, rebuilding, leasing and selling locomotives and rolling stock, and in other activities related to rail transportation. G.W. Mexico manages the operations of an unaffiliated railroad. Each of the US Borrower's Restricted Subsidiaries (other than Leasing, RSI, Dayton, Management, Investors and G.W. Mexico) operates railroads in accordance with applicable laws.

         8.22. Disclosure. No representation or warranty made by any of the
               ----------
Borrowers or any of their Restricted Subsidiaries in any Loan Document to which it is a party and no document or information furnished to the Agents or the Banks by or on behalf of or at the request of any of the Borrowers or any of their Restricted Subsidiaries in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

         8.23. No Withholding. None of the Borrowers are required by the laws of
               --------------
any jurisdiction to make any deduction or withholding of any nature whatsoever from any payment to be made by way of the Borrowers hereunder other than in respect of payments of interest on the Mexican Loans, or unless the amount and likelihood such deductions or withholdings are not, in the Administrative Agent's reasonable discretion, material. Neither this Credit Agreement nor any of the other Loan Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any jurisdiction.

         8.24. Year 2000 Problem. The Borrowers and their Restricted
               -----------------
Subsidiaries have (i) reviewed the areas within their businesses and operations which could be adversely affected by failure to become "Year 2000 Compliant" (i.e. that computer applications, imbedded microchips and other systems used by the Borrowers or any of their Restricted Subsidiaries, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner, and (iii) committed adequate resources to support the Year 2000 plan of the Borrowers and their Restricted Subsidiaries. Based upon such review, the Borrowers reasonably believe that the Borrowers and their Restricted Subsidiaries will become "Year 2000 Compliant" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business or financial condition of the Borrowers or any of their Restricted Subsidiaries, either individually or taken as a whole.

                   9. AFFIRMATIVE COVENANTS OF THE BORROWERS.
                      --------------------------------------

         Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

         9.1. Punctual Payment. Each of the Borrowers will duly and punctually
              ----------------
pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, Letter of Credit Fees, Commitment Fees, Agents' Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which such Borrower or any of its Restricted Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         9.2.  Maintenance of Office.
               ---------------------

               (a) The US Borrower and the US Restricted Subsidiaries will maintain their chief executive office at 71 Lewis Street, Greenwich, CT, or at such other place in the United States of America as the US Borrower shall designate, upon thirty (30) days prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the US Borrower in respect of the Loan Documents to which the US Borrower is a party may be given or made.

               (b) The Australian Borrower and the Australian Guarantors will maintain their registered office at 320 Churchill Road, Kilburn, South Australia 5084, or at such other place in Australia as the Australian Borrower shall designate, upon thirty (30) days prior written notice to the Australian Agent and the Administrative Agent, where notices, presentations and demands to or upon the Australian Borrower in respect of the Loan Documents to which the Australian Borrower is a party may be given or made.

               (c) The Canadian Borrower and each of the Canadian Guarantors (other than Huron) will maintain their registered office at 6650 Durocher, Building No. 1, Outremont, Quebec H2B 3Z3, and Huron will maintain its registered office at 30 Oakland Avenue, Sault Ste.-Marie, Ontario, P6A 2T3, or at such other places in Canada as the Canadian Borrower shall designate, upon thirty (30) days prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the Canadian Borrower in respect of the Loan

         Documents to which the Canadian Borrower are party may be given or made.

               (d) The Mexican Borrower and each of the Mexican Guarantors will maintain their registered office at Carretera Picacho-Ajusco 130-404, Colonia Jardines en la Montana 14210, Mexico City, D.F., Mexico or at such other place in Mexico as the Mexican Borrower shall designate, upon thirty (30) days prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the Mexican Borrower in respect of the Loan Documents to which the Mexican Borrower is a party may be given or made.

         9.3.  Records and Accounts. Each Borrower will (i) keep, and cause each
               --------------------
of its Restricted Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Restricted Subsidiaries, contingencies, and other reserves.

         9.4.  Financial Statements, Certificates and Information. The Borrowers
               --------------------------------------------------
will deliver to each of the Banks:

               (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheets for the Borrowers and their Restricted Subsidiaries and the consolidating balance sheets of the Audited Companies, in each case as at the end of such year, and the related consolidated statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the period then ended, and the consolidating statements of income and cash flow for the Audited Companies for the period then ended, each setting forth in comparative form the figures for the previous fiscal year, and all such consolidated and consolidating statements to be in reasonable detail and prepared in accordance with generally accepted accounting principles, and all such consolidated and the consolidating statements for GWI to be certified without qualification by Arthur Andersen L.L.P. or by other independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such
                                                              --------
         accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Borrowers and not later than sixty (60) days after the end of the fourth fiscal quarter of the Borrowers, copies of the unaudited consolidated balance sheets of the Borrowers and their Restricted Subsidiaries and the consolidating balance sheets of the Audited Companies, in each case as at the end of such quarter, the related consolidated statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the portion of the Borrowers' fiscal year then elapsed, and the consolidating statements of income and cash flow for the Audited Companies for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officers of the Borrowers that the information contained in such financial statements fairly present the financial position of the Borrowers and their Restricted Subsidiaries on the date thereof (subject to year-end adjustments);

               (c) simultaneously with the delivery of the financial statements referred to in subsection (a) and subsection (b) above, a statement certified by the principal financial or accounting officers of the Borrowers in substantially the form of Exhibit D hereto (a "Compliance
                                                ---------            ----------
         Certificate") and setting forth in reasonable detail computations
         -----------
         evidencing compliance with (S)4.2.2 and the covenants contained in
         (S)11 and, in each case, (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature (i) filed with the Securities and Exchange Commission or (ii) sent to the stockholders of the Borrowers;

               (e) no later than January 31 of each fiscal year of the Borrowers, the annual budgets of the Borrowers and their Restricted Subsidiaries, including projected consolidated balance sheets of the Borrowers and their Restricted Subsidiaries and consolidating balance sheets of the Audited Companies for the end of such fiscal year, and consolidated statements of income and statements of cash flow of the Borrowers and their Restricted Subsidiaries and consolidating statements of income and statements of cash flow of the Audited Companies for such fiscal year; and

               (f) from time to time such other financial data and information (including accountants' management letters) as the Agents or any Bank may reasonably request.

         9.5.  Notices.
               -------

                  9.5.1. Defaults. Each Borrower will promptly notify the Agents
                         --------
         and each of the Banks in writing of the occurrence of any Default or Event of Default of which they become aware. If any Person shall give any notice or take any other action in respect of a claimed default

         (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers or any of their Restricted Subsidiaries are parties or obligors, whether as principal, guarantor, surety or otherwise, such Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  9.5.2. Environmental Events. Each Borrower will within three
                         --------------------
         (3) days of becoming aware thereof, give notice to the Administrative Agent and each of the Banks (a) of any violation of any Environmental Law that any of the Borrowers or any of their Restricted Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, provincial, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, provincial, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of any of the Borrowers or any of their Restricted Subsidiaries.

                  9.5.3. Notice of Litigation and Judgments. Each Borrower will,
                         ----------------------------------
         and will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or any of their Restricted Subsidiaries or to which any of the Borrowers or any of their Restricted Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrowers or any of their Restricted Subsidiaries that could reasonably be expected to have a materially adverse effect on such Borrower and its Restricted Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. Each Borrower will, and will cause each of their Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Banks, in writing, in form and detail satisfactory to the Administrative Agent, within ten
         (10) days of any judgment not covered by insurance, final or otherwise, against any of the Borrowers or any of their Restricted Subsidiaries in an amount in excess of $500,000.

                  9.5.4. Notification of Derailments. Each Borrower will, and
                         ---------------------------
         will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Banks in writing within three (3) days of becoming aware thereof of any derailments or other types of accidents which result (or could result) in the incurrence of costs by the Borrowers and their Restricted Subsidiaries reasonably estimated to be or exceed $1,000,000 and which could reasonably be expected to have a material adverse effect on the operations of any of the Borrowers or any of their Restricted Subsidiaries. The US Borrower shall deliver to the Administrative Agent and each of the US Banks all reports filed with the FRA regarding any occurrence referred to in this (S)9.5.4. The Australian Borrower shall deliver to the Australian Agent, the Administrative Agent and each of the Australian Banks, the Canadian Borrower shall deliver to the Administrative Agent and each of the US Banks and the Mexican Borrower shall deliver to the Administrative Agent and each of the US Banks, all reports filed with relevant governmental authorities to which derailments or other types of accident relating to railway operations are obliged to be reported.

     9.6.  Corporate Existence; Maintenance of Properties. Each Borrower will
           ----------------------------------------------
do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Restricted Subsidiaries and will not, and will not cause or permit any of its Restricted Subsidiaries to, convert to a limited liability company or a limited liability partnership. Each Borrower (a) will cause all of its properties and those of its Restricted Subsidiaries used or useful in the conduct of its business or the business of their Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of each Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Restricted Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this (S)9.6 shall prevent any of the Borrowers from
--------
discontinuing or reducing the level of the operation or maintenance of any of its properties or any of those of its Restricted Subsidiaries if such discontinuance is, in the reasonable judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrowers and their Restricted Subsidiaries on a consolidated basis. Specifically, but not in limitation of the foregoing, the US Borrower and each of its US Restricted Subsidiaries will maintain such an appropriate FRA Class rating on its railroad lines as is reasonable and prudent in light of all the relevant facts and circumstances.

     9.7.  Insurance.  Each Borrower will, and will cause each of its Restricted
           ---------
Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to their properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as described on Schedule 9.7 hereto and as may be reasonable and prudent.
   ------------

     9.8.  Taxes. Each Borrower will, and will cause each of its Restricted
           -----
Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Restricted Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that each Borrower and each of their Restricted Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     9.9.  Inspection of Properties and Books, Etc.
           ----------------------------------------

           9.9.1.  General. Each Borrower shall permit the Banks, through the
                   -------
     Administrative Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Restricted Subsidiaries, to examine the books of account of the Borrowers and their Restricted Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Restricted Subsidiaries with, and to be advised as to the same by, their officers, all at such reasonable times and intervals as the Administrative Agent or any Bank may reasonably request.

           9.9.2.  Communications with Accountants. The Borrowers authorize the
                   -------------------------------
     Administrative Agent and, if accompanied by the Administrative Agent, the Banks, to communicate directly with the Borrowers' independent certified public accountants and authorize such accountants to disclose to the Administrative Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers or any of their Restricted Subsidiaries. At the request of the Administrative Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this (S)9.9.2.

     9.10. Compliance with Laws, Contracts, Licenses, and Permits. Each Borrower
           ------------------------------------------------------
will, and will cause each of its Restricted Subsidiaries to, comply with (a) the applicable laws and regulations wherever their business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws,
(c) all material agreements and instruments by which they or any of their properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers or any of their Restricted Subsidiaries may fulfill any of their obligations hereunder or any of the other Loan Documents to which such Borrower or such Restricted Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Restricted Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Restricted Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Banks with evidence thereof.

     9.11. Employee Benefit Plans. The US Borrower will (i) within three (3)
           ----------------------
days of receipt of a written request by the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) within three (3) days of receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA. The Canadian Borrower and the Canadian Guarantors will (i) within three (3) days of receipt of a written request by the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial valuation submitted to the relevant authorities in respect of each funded Canadian Plan and (ii) within three (3) days of receipt or dispatch, furnish to the Administrative Agent any material correspondence from or to the relevant authorities or any other person in respect of any Canadian Plan. The Mexican Borrower and each of the Mexican Guarantors will within three (3) days of establishment of any employee benefit plans or following receipt of a written request by the Administrative Agent, furnish to the Administrative Agent all documents relating to any such employee benefit plans.

     9.12. Use of Proceeds. Each Borrower will use the proceeds of the Loans and
           ---------------
the US Borrower will obtain Letters of Credit solely for the purposes set forth in (S)8.16 hereof.

     9.13. Further Assurances.  Each Borrower will, and will cause each of its
           ------------------
Restricted Subsidiaries to, cooperate with the Banks and the Agents and execute such further instruments and documents as the Banks or the Agents shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

     9.14. Additional Subsidiaries. The Borrowers shall cause each Restricted
           -----------------------
Subsidiary created or acquired after the Closing Date to execute and deliver to the Administrative Agent for the benefit of the Banks, the Issuing Bank (in the case of the US Restricted Subsidiaries) and the Agents, an Instrument of Adherence (Guaranty), in substantially the form of Exhibit E hereto (an
                                                   ---------
"Instrument of Adherence (Guaranty)"), whereby such Restricted Subsidiary
 ---------------------------------
becomes a party to the applicable Loan Documents, together with legal opinions in form and substance satisfactory to the Administrative Agent to be delivered to the Administrative Agent and the Banks opining as to the authorization, validity and enforceability of such Guaranty, and as to such other matters as the Administrative Agent may request. In addition, the Borrowers shall immediately upon the acquisition or creation of any new Subsidiary, notify the Banks thereof and provide the Administrative Agent and the Banks with an updated
Schedule 8.18 hereto to reflect the formation or
-------------
acquisition of each new Subsidiary. The Borrowers shall inform the Administrative Agent in writing within one (1) US Business Day of the delivery of an updated Schedule 8.18 whether the newly formed or acquired Subsidiary is a
              -------------
Restricted Subsidiary or an Unrestricted Subsidiary under this Credit Agreement, provided that the acquisition of such Subsidiary is a Permitted Acquisition
--------
under (S)10.3(i) and no Default or Event of Default exists or would be created as a result thereof. Notwithstanding the other provisions of this (S)9.14, any Restricted Subsidiary in which any of the Borrowers or any of the Restricted Subsidiaries have collectively invested less than $100,000 and so long as such Restricted Subsidiary shall not have (a) assets in excess of $100,000, (b) annual revenue in excess of $100,000 or (c) liabilities in excess of $100,000, such Restricted Subsidiary shall not be required to become a party to the Guaranty. In the event that any Unrestricted Subsidiary's assets (other than assets acquired solely with the proceeds of Investments permitted by (S)10.3(k)) ever have a fair market value in excess of $100,000, such Unrestricted Subsidiary shall become a Restricted Subsidiary hereunder, the Borrowers shall cause such Unrestricted Subsidiary to become a Guarantor hereunder and shall cause such Unrestricted Subsidiary to comply with the provisions of this
(S)9.14.

     10. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.
         -------------------------------------------

     Each Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligations to issue, extend or renew any Letters of Credit:

     10.1.  Restrictions on Indebtedness. The Borrowers will not, and will not
            ----------------------------
permit any of their Restricted Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Banks, the Issuing Bank and the Agents arising under any of the Loan Documents;

            (b) current liabilities of the Borrowers or their Restricted Subsidiaries incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

            (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)9.8;

            (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any

     Borrower or any of their Restricted Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (f) Indebtedness in respect of the CSX Remaining Debt, provided that the aggregate principal amount of such Indebtedness shall not exceed $8,922,105;

            (g) Indebtedness of any of the Borrowers or any of their Restricted Subsidiaries to any of the Borrowers or any of their other Restricted Subsidiaries consisting of rights of reimbursement, contribution, subrogation and the like in connection with the joint and several obligations of the Borrowers and their Restricted Subsidiaries under the Loan Documents;

            (h) Indebtedness incurred (other than under this Credit Agreement) or assumed in connection with the acquisition after the date hereof of any real or personal property by the Borrowers or their Restricted Subsidiaries (including Indebtedness in respect of Capitalized Leases), provided that
                                                                --------
     the aggregate principal amount of such Indebtedness of (i) the US Borrower and its Restricted Subsidiaries shall not exceed the aggregate amount of $12,000,000 at any one time, (ii) the Australian Borrower and the Australian Guarantors shall not exceed the aggregate Dollar Equivalent amount of $4,000,000 at any time, (iii) GRO and its Restricted Subsidiaries shall not exceed the aggregate Dollar Equivalent amount of $2,500,000 at any one time, and (iv) the Mexican Borrower and the Mexican Guarantors shall not exceed the aggregate Dollar Equivalent amount of $100,000 at any one time;

            (i) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto;
                  -------------

            (j) Indebtedness of (i) the US Borrower to any of the US Guarantors or any of the US Guarantors to the US Borrower or any of the other US Guarantors, (ii) the Australian Borrower to any of the Australian Guarantors or any of the Australian Guarantors to the Australian Borrower or any of the other Australian Guarantors, (iii) the Canadian Borrower to any of the Canadian Guarantors or any of the Canadian Guarantors to the Canadian Borrower or any of the other Canadian Guarantors or (iv) the Mexican Borrower to any of the Mexican Guarantors or any of the Mexican Guarantors to the Mexican Borrower or any other Mexican Guarantor;

            (k) Indebtedness of the Borrowers with respect to Rate Hedging Agreements provided that such Rate Hedging Agreements are in form and
                --------
     substance acceptable to the Administrative Agent;

            (l) Indebtedness in respect of performance, surety, statutory, insurance, appeal or similar bonds obtained in the ordinary course of business;

            (m) Indebtedness of the Borrowers and their Restricted Subsidiaries in respect of operating leases;

            (n) Indebtedness under the Willamette Valley Note not to exceed $400,000 in principal amount outstanding at any time;

            (o) Indebtedness the Borrowers or any of their Restricted Subsidiaries in respect of guaranties of obligations in connection with Permitted Acquisitions and other Investments permitted by (S)10.3(i) and
     (k) and for the operation of any of their Restricted Subsidiaries (in each case, to the extent the underlying Indebtedness with respect thereto is otherwise permitted under this (S)10.1), not to exceed $10,000,000 in aggregate for all such permitted at any time; and

            (p) other Indebtedness not included in the foregoing provisions of this (S)10.1 not to exceed $1,000,000 in the aggregate at any time outstanding.

     10.2.  Restrictions on Liens.  Each Borrower will not, and will not permit
            ---------------------
any of its Restricted Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, hypothec, prior claim (within the meaning of the Civil Code of Quebec), charge, restriction or other security interest of any kind upon any of their property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority or preference whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that such Borrower and
                                                --------
any of its Restricted Subsidiaries may create or incur or suffer to be created or incurred or to exist:

          (a) liens in favor of the Administrative Agent or the Australian Agent for the benefit of the Banks and the Agent under the Loan Documents;

          (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)10.1(d);

          (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any of the Borrowers or any of their Restricted Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower and its Restricted Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business, of any of the Borrowers individually or of the Borrowers and their Restricted Subsidiaries on a consolidated basis;

          (g)  liens existing on the date hereof and listed on Schedule 10.2
                                                               -------------
     hereto;

          (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by (S)10.1(h), incurred or assumed in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

          (i) the CSX Mortgages and the CSX Security Agreements solely to the extent that the CSX Remaining Debt is permitted under (S)10.1(f);

          (j)  liens consisting of deposits to secure Indebtedness permitted by
     (S)10.1(l) hereof;

           (k) liens on the rights of WPR under Section 14.05 of its lease with Southern Pacific Transportation Company dated as of 12/30/92 to secure Indebtedness permitted by (S)10.1(n) hereof;

           (l) (i) liens on the equipment, fixtures and improvements of the US Borrower and the US Restricted Subsidiaries placed in or upon the premises leased pursuant to the Corpus Christi Lease, provided that the US Borrower
                                                  --------
     or any US Restricted Subsidiary shall not make expenditures with respect to such equipment, fixtures and improvements with respect to such premises in excess of $300,000 and (ii) liens of the Port of Corpus Christi Authority of Nueces County, Texas on the two locomotives owned by Rail Link, Inc. and numbered as RLIX 547 and RLIX 475;

           (m) liens on ASR's track infrastructure granted to the South Australian Minister for Transport and Urban Planning, on the terms in effect as of the Closing Date;

           (n) liens on the capital stock of any Unrestricted Subsidiary so long as such liens are otherwise non-recourse to the Borrowers and their Restricted Subsidiaries; and

           (o)  other liens not included in the foregoing provisions of this
     (S)10.2 securing Indebtedness permitted by (S)10.1(p) so long as the fair market value of the assets encumbered by such liens does not exceed $1,000,000 in the aggregate.

     10.3. Restrictions on Investments.  Each Borrower will not, and will not
           ---------------------------
permit its Restricted Subsidiaries to, make or permit to exist or to remain outstanding any Investment except the Borrowers and their Restricted Subsidiaries may make or permit to exist or to remain outstanding Investments in:

           (a) marketable direct or guaranteed obligations of the United States of America or the Commonwealth of Australia or Canada that mature within one (1) year from the date of purchase by a Borrower;

           (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks, Australia banks, Canada banks having total assets in excess of $1,000,000,000;

           (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

          (d)  Investments existing on the date hereof and listed on Schedule
                                                                     --------
     10.3 hereto;
     ----

          (e) Investments with respect to Indebtedness permitted by (S)10.1(j) so long as such entities remain Restricted Subsidiaries of a Borrower;

          (f) Investments between (i) the US Borrower and any of (A) the US Guarantors, (B) ASR (so long as it is the Australian Borrower), (C) Quebec (so long as it remains the Canadian Borrower) and (D) CFCM (so long as it remains the Mexican Borrower) or (ii) the Australian Borrower and any of the Australian Guarantors or (iii) the Canadian Borrower and any of the Canadian Guarantors or (iv) the Mexican Borrower and any of the Mexican Guarantors;

          (g) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $750,000 in the aggregate at any time outstanding;

          (h) Investments by any of the Borrowers or any of their Restricted Subsidiaries consisting of rights of reimbursement, contribution, subrogation and the like in connection with the joint and several obligations of such Restricted Subsidiaries under the Loan Documents; and

          (i) Other Investments constituting or made in connection with acquisitions by the Borrowers or any Restricted Subsidiary of the Borrowers (with the proceeds of a capital contribution from such Borrower or otherwise) of any other Person, or of any business, division or operating unit of any other Person (whether by way of a purchase of assets or capital stock) (each such acquisition satisfying all the conditions and requirements of this paragraph (i) being referred to herein as a "Permitted Acquisition"); provided that:

               (i) the aggregate Purchase Price for (A) any one Permitted Acquisition (or group of related acquisitions) shall not exceed the Dollar Equivalent of (x) $25,000,000, for any domestic Person or any business, division or operating unit of any domestic Person or (y) $10,000,000 for any business, division or operating unit of any non-domestic Person which is (I) not domiciled in an Emerging Market or
          (II) is domiciled in an Emerging Market acceptable to the Majority Banks, and (B) all such Permitted Acquisitions shall not exceed the Dollar Equivalent of $50,000,000 in any period of twelve consecutive months;

               (ii) such Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent (based on, among other things, operating and financial projections and pro
                                                          ---
          forma financial statements delivered to the Administrative Agent and
          -----
          certified by the chief financial officer of such Borrower) that, after giving pro-forma effect to the Permitted Acquisition and the incurrence of any Indebtedness in connection therewith, all covenants (including all covenants contained in (S)11) contained herein (1) would have been satisfied on a Pro Forma Basis as at the end of and for the most recent fiscal quarter, and (2) will be satisfied on a Pro Forma Basis for the next four fiscal quarters ending after the date of such Investment;

               (iii) with respect to any such Permitted Acquisition:

                     (A) such Borrower shall have delivered to the Administrative Agent and the Banks reasonable (and, in any event, fifteen (15) days) prior written notice of such acquisition, which notice shall provide the Administrative Agent with a reasonably detailed description of the proposed acquisition, and shall include true and complete copies of (to the extent available at such time but in any event prior to the closing of any such Permitted Acquisition) all instruments and agreements executed or delivered or to be executed or delivered by such Borrower or any of its Restricted Subsidiaries in connection with such acquisition, all of which shall be reasonably satisfactory in form and substance to the Administrative Agent;

                     (B) the business and assets so acquired shall be acquired by such Borrower or any of its Restricted Subsidiaries free and clear of all liens (other than Permitted Liens) and Indebtedness (other than Indebtedness permitted by (S)10.1(h) or otherwise consented to in writing by the Majority Banks) and the business so acquired shall be substantially the same line of business as that presently conducted by such Borrower and its Restricted Subsidiaries or lines of business reasonably related thereto;

                     (C) no contingent obligations or liabilities will be incurred or assumed in connection with such acquisition which could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrowers and their Restricted Subsidiaries, taken as a whole;

                     (D) in the case of any acquisition of capital stock, (x) the acquired Person shall become a Restricted Subsidiary of a Borrower (or of any existing Restricted Subsidiary of such Borrower) or shall be merged with and into such Borrower or any existing Restricted Subsidiary of such Borrower; and such Borrower or the applicable

                           Restricted Subsidiary and such acquired Person shall have become a Guarantor hereunder, shall have granted a first priority perfected security interest or first ranking hypothec over all of its assets and shall have otherwise complied with all the applicable provisions of (S)9.14 and (y) the board of directors (or other applicable governing body) of the acquired Person shall have approved such proposed acquisition;

                           (iv) no Default or Event of Default shall exist
                    immediately prior to such Permitted Acquisition or would result from such Permitted Acquisition and provided further that if such Permitted Acquisition would result in a change in control of the acquired Person, such Investment shall have been approved by the board of directors of such Person prior to the making of such Investment;

                           (v) all computations required to satisfy the conditions specified in subparagraphs (i), (ii) and (iv) above shall be reasonably satisfactory to the Majority Banks; and

                           (vi) with respect to any Permitted Acquisition, any
                    debt instruments or preferred stock evidencing, governing or issued in connection with such Investment shall be reasonably satisfactory to the Administrative Agent and shall be permitted by this Credit Agreement;

                    (j) Investments consisting of deposits made in connection with a Permitted Acquisition; and

                    (k) Investments not otherwise permitted by this (S)10.3 in an aggregate amount not to exceed the Dollar Equivalent of $10,000,000 at any time, so long as no Default or Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom.

          10.4.     Distributions and Restricted Payments. Each Borrower will
                    -------------------------------------
not, and will not permit any of its Restricted Subsidiaries to, make any Restricted Payments, provided however that (a) the Borrowers' Restricted
                     -------- -------
Subsidiaries may make Distributions to a Borrower or other Restricted Subsidiaries and (b) so long as no Default or Event of Default shall have occurred and be continuing, and so long as none would result after giving effect thereto, (i) the Borrowers may make Restricted Payments in an aggregate amount for all such Restricted Payments by the Borrowers not to exceed, during any period of four consecutive quarters, the lesser of (A) $5,000,000 or (B) fifty percent (50%) of Consolidated Net Income for the period of four consecutive fiscal quarters most recently ended, and (ii) the US Borrower may make Restricted Payments in connection with the Stock Repurchase Agreement.

     10.5.  Merger, Acquisitions and Disposition of Assets.
            -----------------------------------------------

            10.5.1. Mergers and Acquisitions. Each Borrower will not, and
                    ------------------------
     will not permit any of its Restricted Subsidiaries to, become a party to any merger, amalgamation or consolidation other than the merger, amalgamation or consolidation of (i) a Restricted Subsidiary of the Borrowers into any other Restricted Subsidiary, (ii) a Restricted Subsidiary of any Borrower with and into such Borrower, or (iii) two or more Restricted Subsidiaries of the Borrowers with each other. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, agree to or effect any asset acquisition or stock acquisition except
     (a) the acquisition of assets in the ordinary course of business consistent with past practices; (b) Capital Expenditures, provided that no Default or
                                                    --------
     Event of Default has occurred and is continuing prior to or immediately after giving effect to such Capital Expenditure; and (c) Permitted Acquisitions.

            10.5.2. Disposition of Assets. Each Borrower will not, and
                    ---------------------
     will not permit any of its Restricted Subsidiaries to, become a party to or agree to or effect any disposition of assets or stock or other equity interests, other than the disposition of assets in the ordinary course of business, consistent with past practices, and sale-leasebacks to the extent permitted under (S)10.6. Notwithstanding the foregoing, if no Default or Event of Default exists or will occur as a result of such disposition or sale, (a) the Borrowers and their Restricted Subsidiaries may lease, sell or otherwise dispose of, for cash, assets (other than stock and other equity interests); provided that the aggregate net book value (at the time
                        --------
     of disposition thereof and after giving effect to the contemplated disposition) of all such assets shall not exceed $10,000,000 during any period of twelve consecutive months, provided that, for the 1999 fiscal
                                          --------
     year, in addition to the above permitted annual dispositions, the US Borrower and its US Restricted Subsidiaries may sell or transfer certain locomotives, with an aggregate net book value (at the time of disposition thereof) of $7,800,000 (the "Locomotive Sale"); and (b) the Borrower and
                                  ---------- ----
     their Restricted Subsidiaries may sell up to 49% of the capital stock of Restricted Subsidiaries (i) with the prior written consent of the Majority Banks so long as the purchaser or purchasers of such capital stock pledge such capital stock to the Administrative Agent or Australian Agent, as the case may be, as security for the applicable Obligations and (ii) with the prior written consent of all of the Banks if such capital stock will not thereafter be pledged by the purchaser or purchasers thereof. Any asset or stock dispositions permitted under this (S)10.5.2 shall be subject to the prepayment provisions of (S)4.2.

     10.6.  Sale and Leaseback. After the Closing Date, each Borrower will
            ------------------
not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any of the Borrowers or any Restricted Subsidiary of a Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that a Borrower or any Restricted Subsidiary of a Borrower intends to use for substantially the same purpose as the property being sold or transferred, provided that any Borrower or any of their Restricted Subsidiaries may enter
--------
into such sale-leaseback transactions to the extent that the aggregate net book value (at the time of disposition thereof and after giving effect to the contemplated disposition) of the assets sold in connection with all such sale-leasebacks (other than the BPR Sale/Leaseback, which is additionally permitted hereunder) does not exceed (a) with respect to the US Borrower, $10,000,000 in the aggregate for any calendar year, (b) with respect to the Canadian Borrower, $2,500,000 in the aggregate for any calendar year, (c) with respect to the Australian Borrower at any time, $2,500,000 in the aggregate for any calendar year and (d) with respect to the Mexican Borrower at any time, $15,500,000 in the aggregate during the term of this Agreement; provided, in the
                                                                --------
case of the Mexican Borrower , that the Net Cash Proceeds of such sale - leaseback transactions are applied to prepay the Mexican Loans in accordance with (S)4.2.2(d).

     10.7.  Compliance with Environmental Laws. Except in compliance with all
            ----------------------------------
applicable Environmental Laws, each Borrower will not, and will not permit any of its Restricted Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     10.8.  CSX Remaining Debt. Each Borrower will not, and will not permit
            ------------------
any of its Restricted Subsidiaries to, amend, supplement or otherwise modify the terms of the CSX Remaining Debt, the CSX Security Agreements or the CSX Mortgages except with the written consent of the Administrative Agent and on terms no less favorable to the Borrowers than the existing terms under such agreements (including, without limitation, fees and expenses to be paid in connection therewith).

     10.9.  Employee Benefit Plans. Except as set forth on Schedule 8.15,
            ----------------------                         -------------
none of the Canadian Borrower, the Canadian Guarantors, the US Borrower nor any ERISA Affiliate will,

            (a)  engage in any "prohibited transaction" within the meaning of
     (S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Borrowers or any of their Restricted Subsidiaries; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (S)302 of ERISA, whether or not such deficiency is or may be waived; or

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrowers or any of their Restricted Subsidiaries pursuant to (S)302(f) or
     (S)4068 of ERISA;

            (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than $200,000;

            (e) fail to contribute to any Canadian Plan any amount required to be contributed thereto in accordance with applicable law or the terms of such Canadian Plan; or

            (f) permit or take any action which would result in the aggregate going concern unfunded liability or the aggregate solvency deficiency in respect of all the Canadian Plans which are funded plans, determined pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuations therefor, to exceed the Canadian dollar equivalent of $200,000.

     10.10. Business Activities. Each Borrower will not, and will not permit any
            -------------------
of its Restricted Subsidiaries, to engage directly or indirectly (whether through Restricted Subsidiaries or otherwise) in any type of business not engaged in by such Borrower or such Restricted Subsidiary on the Closing Date, unless incidental or related to any type of business engaged in by such Borrower or such Restricted Subsidiaries on such date.

     10.11. Capitalization. Each Borrower will not, and will not permit any of
            --------------
its Restricted Subsidiaries to, authorize, issue or sell any capital stock or partnership interests, grant any options, warrants or other rights to purchase any capital stock or in any way change the capitalization of any of its Restricted Subsidiaries in such a manner as to cause such Borrower to own directly or indirectly less than one hundred percent of the capital stock or partnership interests, as the case may be, of each of its Restricted Subsidiaries (except as set forth in (S)8.19 or (S)10.5.2). Each Borrower will not issue any capital stock having debt-like features (such as mandatory cash dividends, mandatory redemption provisions or other provisions which create monetary obligations on such Borrower payable in cash during a period when Loans may be outstanding) except to the extent that such capital stock, if classified as Indebtedness of such Borrower, would be permitted by (S)10.1 hereof.

     10.12. Fiscal Year. Each Borrower will not, and will not permit its
            -----------
Restricted Subsidiaries to, change the date of the end of their fiscal year from that set forth in (S)8.20 hereof.

     10.13. Negative Pledges. None of the Borrowers nor any of their Restricted
            ----------------
Subsidiaries will enter into any agreement (excluding this Credit Agreement and the Loan Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets whether now owned or hereafter acquired other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by (S)10.2.

     10.14. Transactions with Affiliates. Each Borrower will not, and will not
            ----------------------------
permit any of its Restricted Subsidiaries to, engage in any transaction with any Affiliate (other than (i) for services as employees, officers and directors and (ii) stock options awarded to employees and directors pursuant to incentive compensation plans operated by such Borrower involving not more than 25% of the common stock of such Borrower), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of such Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

                   11. FINANCIAL COVENANTS OF THE BORROWERS.
                       ------------------------------------

     Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

     11.1.  Funded Debt to EBITDAR Ratio. The Borrowers will not permit the
            ----------------------------
Funded Debt to EBITDAR Ratio at any time during any period described in the table set forth below to exceed the ratio set forth opposite such period in such table:


                          Period                            Ratio
                          ------                            -----
               Closing Date - 6/30/2000                   3.60:1.00
                   7/1/2000 - 3/31/2001                   3.35:1.00
                   4/1/2001 - 3/31/2002                   3.00:1.00
                4/1/2002 - and thereafter                 2.75:1.00

     11.2.  Cash Flow Coverage. As of the end of each fiscal quarter of the
            -------------------
Borrowers and their Restricted Subsidiaries, the Borrowers will not permit the ratio of (a) the sum of (i) Consolidated EBITDA for the preceding four consecutive fiscal quarters, minus (ii) the amount of Capital Expenditures made
                             -----
by the Borrowers and their Restricted Subsidiaries during such period, minus
                                                                       -----
(iii) cash tax payments made by the Borrowers and their Restricted Subsidiaries during such period to (b) the sum of (i) Consolidated Total Interest Expense for such period, plus (ii) all regularly scheduled payments required to be made
             ----
during such period in respect of principal on long-term Consolidated Funded Debt (other than principal payments on the CSX Remaining Debt made with the proceeds of a refinancing of the CSX Remaining Debt on terms satisfactory to the Administrative Agent and the Majority Banks) to be less than 1.15:1.00.

     11.3. Net Worth. The Borrowers will not, at any time, permit the
           ---------
Consolidated Net Worth of the Borrowers and their Restricted Subsidiaries at any time to be less than the sum of (a) $61,000,000 plus, (b) on a cumulative basis, 50% of positive Consolidated Net Income of the Borrowers and their Restricted Subsidiaries for each fiscal quarter subsequent to June 30, 1999.

     11.4.  Minimum Quarterly EBITDA. The Borrowers will not permit (a)
            ------------------------
Consolidated EBITDA for the fiscal quarter ending December 31, 1999 to be less than $9,000,000, (b) Consolidated EBITDA for the period of two fiscal quarters ending March 31, 2000 to be less than $18,000,000, (c) Consolidated EBITDA for the period of three fiscal quarters ending June 30, 2000 to be less than $27,000,000, and (d) Consolidated EBITDA for the period of four fiscal quarters ending September 30, 2000 to be less than $36,000,000.

     11.5.  Calculation of Financial Covenants. To the extent a Permitted
            ----------------------------------
Acquisition has occurred in any period being tested in the covenants contained in this (S)11, the calculations of such covenants, to the extent applicable, will be tested on a Pro Forma Basis.

                            12. CLOSING CONDITIONS.
                                ------------------

     The obligations of certain of the Banks to convert their claims against the US Borrower and certain of its Restricted Subsidiaries with respect to the Prior Credit Agreement into Obligations under this Credit Agreement, to amend and restate the Prior Credit Agreement and to make the initial Loans and the Issuing Bank to convert any existing letters of credit into Letters of Credit under this Credit Agreement and issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date. From and after the Closing Date, all of the obligations of the US Borrower and certain of its Restricted Subsidiaries under or in respect of the Prior Credit Agreement shall be evidenced solely by the terms of this Credit Agreement and the other Loan Documents.

     12.1.  Loan Documents, etc.
            -------------------

            (a) each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document; and

            (b) the Administrative Agent shall have received true and complete copies of the Mexican Acquisition Documents.

     12.2.  Certified Copies of Charter Documents. Each of the Banks shall
            -------------------------------------
have received from each of the Borrowers and each of their Restricted Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete and in full force and effect on the Closing Date, of each of
(i) its charter or other organizational documents as in effect on such date of certification, and (ii) its by-laws, as in effect on such date of certification.

     12.3.  Corporate or Other Action. All corporate or other action necessary
            -------------------------
for the valid execution, delivery and performance by each of the Borrowers and each of their Restricted Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

     12.4.  Incumbency Certificate. Each of the Banks shall have received
            ----------------------
from each of the Borrowers and each of their Restricted Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Restricted Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each Borrower or such Restricted Subsidiary, each of the Loan Documents to which such Borrower or such Restricted Subsidiary is or is to become a party; (ii) in the case of the US Borrower, Australian Borrower and Mexican Borrower, to make Loan Requests and, in the case of the US Borrower, Canadian Borrower and Mexican Borrower, Conversion Requests and, in the case of the US Borrower, to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

     12.5. Validity of Liens. The Security Documents shall be effective to
           -----------------
create in favor of the applicable Agent a legal, valid and enforceable first priority or first-ranking (except for Permitted Liens entitled to priority under applicable law and except for the unsecured portion of ASR and the Australian Guarantors guaranty of the Canadian Guaranteed Obligations and the Mexican Guaranteed Obligations) security interest or hypothec in the Collateral. All filings (including, without limitation, documents required to be filed with the STB, the Mexican Railway Registry (Registro Ferrovario Mexicano), UCC-1 financing statements, UCC fixture financing statements, Australian Securities and Investment Commission statements, applications for registration in the Register of Personal and Movable Real Rights of the Province of Quebec and financing statements under the Personal Property Security Act (Ontario), recordings, registrations, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to perfect, protect and preserve or publish such security interests or hypothecs shall have been duly effected or the instruments or other documents to be recorded, registered, delivered or filed shall have been delivered (without any conditions applying to such delivery) to the Administrative Agent or its agents. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

     12.6.  Perfection Certificates and Lien Search Results. The Administrative
            -----------------------------------------------
Agent shall have received from each of the Borrowers and their Restricted Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC, STB and other lien searches with respect to its Collateral, indicating no encumbrances other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

     12.7.  Certificates of Insurance. The Administrative Agent shall have
            -------------------------
received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Documents and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer) showing the Administrative Agent as additional insured or loss payee, as applicable.

     12.8.  Opinion of Counsel. Each of the Banks and the Administrative
            ------------------
Agent shall have received a favorable legal opinion addressed to the Banks and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Administrative Agent, from:

            (a) Harter, Secrest & Emery LLP, counsel to the US Borrower and the US Restricted Subsidiaries;

            (c) local counsel to certain US Restricted Subsidiaries in the state of Virginia;

            (c) local counsel to the Australian Borrower and the Australian Guarantors;

            (d) local counsel to the Canadian Borrower and the Canadian Guarantors (including a (S)525 opinion); and

            (e)  local counsel to the Mexican Borrower and the Mexican
     Guarantor.

     12.9.  Payment of Fees. The Borrowers shall have paid to the Administrative
            ---------------
Agent all fees pursuant to (S)6.1 and the US Borrower shall have paid all interest and fees under the Prior Credit Agreement in accordance with
(S)30.3 hereof. The Borrowers shall have reimbursed the Administrative Agent for, or paid directly, all fees, costs and expenses incurred by the Administrative Agent's Special Counsel, the Australian Counsel, the Canadian Counsel and the Mexican Counsel in connection with the closing of the transactions contemplated hereby and all other fees payable under the Fee Letters, and shall pay the fees of Bingham Dana, LLP, Australian Counsel, the Canadian Counsel and the Mexican Counsel.

     12.10. Disbursement Instruction. The Administrative Agent shall have
            ------------------------
received disbursement instructions from the Borrowers with respect to the proceeds of the initial Loans.

     12.11. Closing Certificate. The Borrowers shall have delivered to the
            -------------------
Administrative Agent a certificate, dated as of the Closing Date, stating that, as of such date (a) the representations and warranties set forth herein or in any other Loan Document are true and correct (b) no Default or Event of Default has occurred and is continuing, and (c) the conditions set forth in this (S)12 have been satisfied.

     12.12. Closing Date Funded Debt to EBITDAR Ratio. The Administrative
            -----------------------------------------
Agent shall have received evidence that on the Closing Date (immediately after to giving effect to any borrowings under this Credit Agreement), the Funded Debt to EBITDAR Ratio, determined on a Pro Forma Basis, shall not exceed 3.60:1.00.

     12.13. Completion of Mexican Acquisition. The Administrative Agent shall
            ---------------------------------
have received a certificate from the Secretary of the Mexican Borrower and a letter of opinion from local counsel to the Mexican Borrower to the effect that (other than the payment of the purchase price to be paid from the initial borrowing of the Mexican Loans on the Closing Date), all of the conditions set forth in the Mexican Acquisition Documents, if any, have been satisfied, and such acquisition is valid under the laws of the United Mexican States.

                       13. CONDITIONS TO ALL BORROWINGS.
                           ----------------------------

     The obligations of the Banks to make any Revolving Credit Loans and of the Issuing Bank to issue, extent or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     13.1.  Representations True; No Event of Default. Each of the
            -----------------------------------------
representations and warranties of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     13.2.  No Legal Impediment. No change shall have occurred in any law or
            -------------------
regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

     13.3.  Governmental Regulation. Each Bank shall have received such
            -----------------------
statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     13.4.  Proceedings and Documents. All proceedings in connection with the
            -------------------------
transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agents and the Administrative Agent's Special Counsel and the Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

                   14. EVENTS OF DEFAULT; ACCELERATION; ETC.
                       ------------------------------------

     14.1.  Events of Default and Acceleration. If any of the following
            ----------------------------------
events ("Events of Default" or, if the giving of notice or the lapse of time or
         -----------------
both is required, then, prior to such notice or lapse of time, "Defaults") shall
                                                                --------
occur:

            (a) any Borrower shall fail to pay any principal of its Loans or the US Borrower shall fail to pay any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) any Borrower shall fail to pay any interest on its Loans, Commitment Fee, any Letter of Credit Fee, Agents' Fees, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for three (3) days;

            (c) any of the Borrowers or any of their Restricted Subsidiaries shall fail to comply with any of the covenants contained in (S)(S)9, 10 or 11;

                  (d) any of the Borrowers or any of their Restricted Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)14.1) for fifteen (15) days after written notice of such failure has been given to the applicable Borrower by the applicable Agent;

                  (e) any representation or warranty of any of the Borrowers or any of their Restricted Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) any of the Borrowers or any of their Restricted Subsidiaries shall fail to pay when due, or within any applicable period of grace, any obligation for borrowed money or credit received (including without limitation the CSX Remaining Debt) or in respect of
          ---------
         any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received (including without limitation, the CSX Remaining Debt) or in respect of
          ---------
         any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) any of the Borrowers or any of their Restricted Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator, administrator or receiver of any of the Borrowers or any of their Restricted Subsidiaries or of any substantial part of the assets of any of the Borrowers or any of their Restricted Subsidiaries or shall commence any case or other proceeding relating to any of the Borrowers or any of their Restricted Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrowers or any of their Restricted Subsidiaries and the Borrowers or any of their Restricted Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers or any of their Restricted Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or any Restricted Subsidiary of the Borrowers in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any of the Borrowers or any of their Restricted Subsidiaries that, with other outstanding final judgments, undischarged, against any of the Borrowers or any of their Restricted Subsidiaries exceeds in the aggregate $2,000,000;

                  (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded, or the Administrative Agent's security interests, hypothecs or liens in a substantial portion of the Collateral shall cease to be perfected or published, or shall cease to have the priority or rank contemplated in the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers or any of their Restricted Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the US Borrower or any of its US Restricted Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (l) any of the Borrowers or any of their Restricted Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (m) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the US Borrower or any of its Restricted Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the US Borrower and its Restricted Subsidiaries taken as a whole;

                  (n) (i) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrowers or any of their Restricted Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrowers and their Restricted Subsidiaries taken as a whole, or (ii) there shall occur the loss, suspension or revocation of the Concession or there shall occur any event that would permit the loss, suspension or revocation of the Concession;

                  (o) any of the Borrowers or any of their Restricted Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any of the Borrowers or any of their Restricted Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or such Restricted Subsidiary having a fair market value in excess of $2,000,000;

                  (p) (i) the Fuller Immediate Family shall, at any time, cease to maintain beneficial ownership and control of at least twenty-five percent (25%) of the voting interests of GWI, (ii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than the Fuller Immediate Family shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than twenty-five percent (25%) of the outstanding shares of the common stock of GWI, (iii) during any period of twelve consecutive calendar months, individuals who were directors of GWI on the first day of such period shall cease to constitute a majority of the board of directors of GWI, or (iv) any of the Borrowers shall at any time own directly or indirectly less than 100% of the shares of the capital stock or partnership interests, as the case may be, of each of their Restricted Subsidiaries, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such Person, except as otherwise consented to by the applicable Banks pursuant to (S)10.5.2, and except as otherwise described in
         (S)8.19; or

                  (q) the Canadian Borrower shall fail to comply with the requirements of (S)4.2.7(d) and has not otherwise prepaid the Canadian Term Loan with the Net Cash Proceeds referred to in such (S)4.2.7(d), or does not make such prepayment within 5 days of such failure;

         then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in (S)(S)14.1(g) or
--------
14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank.

         14.2. Termination of Commitments. If any one or more of the Events of
               --------------------------
Default specified in (S)(S)14.1(g) or 14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Administrative Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve any Borrower of any of its Obligations.

         14.3. Remedies. In case any one or more of the Events of Default shall
               --------
have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to (S)14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte
                                                              -- -----
appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agents or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                 15.  SETOFF.
                                      ------

     Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to any of the Borrowers and any securities or other property of any of the Borrowers in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of any of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of any Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, the Australian Revolving Credit Loan Accounts held by the Australian Agent on its behalf, or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, such Australian Revolving Credit Loan Accounts held by the Australian Agent on its behalf, or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from such Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank or the Australian Revolving Credit Loan Accounts held by the Australian Agent on its behalf, or constituting Reimbursement Obligations owed to such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Loans made by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Loans made by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims,
                                       --- -----
subrogation or otherwise as shall result in each Bank receiving in respect of the Loans made by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any
                                                  --------
part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                16. THE AGENTS.
                                    ----------

         16.1.  Authorization.
                -------------

                (a) The Agents are authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agents, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not
                           --------
         expressly assumed herein or therein shall be implied to have been assumed by the Agents.

                  (b) The relationship between the Agents and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agents and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agents and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agents with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agents.

         16.2. Employees and Agents. The Agents may exercise their powers and
               --------------------
execute their duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to their rights and duties under this Credit Agreement and the other Loan Documents. The Agents may utilize the services of such Persons as the Agents in their sole discretion may reasonably determine.

         16.3. No Liability. Neither of the Agents nor any of their
               ------------
shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agents or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

         16.4. No Representations.
               ------------------

               16.4.1. General. The Agents shall not be responsible for the
                       -------
         execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Obligations, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any of the Borrowers or any of their Restricted Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Obligations or to inspect any of the properties, books or records of any of the Borrowers or any of their Restricted Subsidiaries. The Agents shall not be bound to ascertain whether any notice, consent, waiver or request delivered to any of them by any of the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agents have not made nor do they now make any representations or warranties, express or implied, nor do they assume any liability to the Banks, with respect to the credit worthiness or financial conditions of any of the Borrowers or any of their Restricted Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agents or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  16.4.2. Closing Documentation, Etc. For purposes of
                          ---------------------------
         determining compliance with the conditions set forth in (S)(S)12 and 13, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Administrative Agent or the Arranger active upon the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Arranger to such effect on or prior to the Closing Date.

         16.5.    Payments.
                  --------

                  16.5.1. Payments to Agents. A payment by any of the Borrowers
                          ------------------
         to the Agents hereunder or any of the other Loan Documents for the account of any Bank or the Issuing Bank shall constitute a payment to such Bank or the Issuing Bank. The Agents agree promptly to distribute to each Bank and the Issuing Bank, as the case may be, such Bank's or Issuing Bank's pro rata share of payments received by the Agents for
                        --- ----
         the account of the Banks or the Issuing Bank except as otherwise expressly provided herein or in any of the other Loan Documents.

                  16.5.2. Distribution by Agents. If in the opinion of any the
                          ----------------------
         Agents the distribution of any amount received by it in such capacity hereunder, under the Notes, this Credit Agreement or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agents is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agents its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               16.5.3. Delinquent Banks. Notwithstanding anything to the
                       ----------------
         contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the applicable Agent its applicable pro rata share (if any) of any Loan or to purchase
                              --- ----
         its applicable pro rata amount (if any) of any Letter of Credit
                        --- ----
         Participation or (ii) to comply with the provisions of (S)16 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata (based on all applicable
                                        --- ----
         outstanding Loans and Unpaid Reimbursement Obligations) share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a
                                        ---------- ----
         Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of the applicable outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining applicable nondelinquent Banks for application to, and reduction of, their respective applicable pro rata
                                                                       --- ----
         shares of all then applicable outstanding Loans and Unpaid Reimbursement Obligations so affected by such delinquency. The Delinquent Bank hereby authorizes the Agents to distribute such payments to the nondelinquent Banks in proportion to their respective applicable pro rata shares of all such applicable outstanding Loans and
                    --- ----
         Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks so affected by such delinquency, the applicable Banks' respective pro rata shares
                                                               --- ----
         of all such applicable outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         16.6. Holders of Notes. The Administrative Agent may deem and treat the
               ----------------
payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         16.7.  Indemnity. The Banks ratably (computed by reference to each
                ---------
Bank's percentage of the principal amount of the Outstanding Loans on such date (including the unfunded portion of the Commitments), or, if no such principal is Outstanding, each Bank's percentage of the Total Commitment) agree hereby to indemnify and hold harmless the Agents, their affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agents or such affiliate has not been reimbursed by the Borrowers as required by (S)17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agents' or such affiliate's actions taken hereunder or thereunder, except to the extent the Borrowers have indemnified the Agents for the same in accordance with (S)18, and except to the extent that any of the same shall be directly caused by the Agents' or such affiliate's willful misconduct or gross negligence.

         16.8.  Agents as Banks. In their individual capacity, the Agents shall
                ---------------
each have the same obligations and the same rights, powers and privileges in respect to their Commitments and the Loans made by them, and as the holder of any of the Notes or Australian Obligations or Mexican Obligations and as the purchaser of any Letter of Credit Participations, as they would have were it not also the Agents.

         16.9.  Resignation. An Agent may resign at any time by giving sixty
                -----------
(60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after such retiring Agent's giving of notice of resignation, then such retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such retiring Agent, and such retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         16.10. Notification of Defaults and Events of Default. Each Bank hereby
                ----------------------------------------------
agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agents thereof. The Agents hereby agrees that upon receipt of any notice under this (S)16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         16.11. Duties of Documentation Agent. The Documentation Agent as such
                -----------------------------
shall have no duties or responsibilities to the Borrowers, the Guarantors, the Banks, the Issuing Bank or the Agents hereunder.

         16.12. Quebec Security. For greater certainty, and without limiting the
                ---------------
powers of the Administrative Agent hereunder or under any of the Canadian Security Documents, each of the Banks, the Issuing Bank and the Agents hereby acknowledges that the Administrative Agent shall, for purposes of holding any security granted by the Canadian Borrower or any Canadian Guarantor on their respective property pursuant to the laws of the Province of Quebec to secure payment of the Quebec Bond, be the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Banks, the Issuing Bank and the Agents and in particular for all present and future holders of the Quebec Bond. Each of the Agents, the Issuing Bank and the Banks hereby irrevocably constitutes, to the extent necessary, the Administrative Agent as the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by the Canadian Borrower or any Canadian Guarantor in the Province of Quebec to secure the Quebec Bond. Each US Eligible Assignee or Australian Eligible Assignee shall be deemed to have confirmed and ratified the constitution of the Administrative Agent as the holder of such irrevocable power of attorney (fonde de pouvoir) by execution of the relevant Assignment and Acceptance. Notwithstanding the provisions of
Section 32 of the Special Corporate Powers Act (Quebec), the Administrative Agent may acquire and be the holder of the Quebec Bond. The Canadian Borrower and the Canadian Guarantors hereby acknowledge that the Quebec Bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec. The Administrative Agent hereby acknowledges and accepts the Deeds of Hypothec and agrees to be bound by the provisions thereof.

                                17.  EXPENSES.
                                     --------

         Each of the Borrowers jointly and severally agrees, in accordance with the provisions set forth in (S)6.14, to pay (i) any taxes (including any interest and penalties in respect thereto) payable by the Agents, the Issuing Bank, the Arranger or any of the Banks (other than taxes based upon or measured by any of the Agent's or any Bank's income or profits) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify each Agent, the Issuing Bank, the Arranger and each Bank with respect thereto), (ii) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel, the Australian Counsel, the Canadian Counsel, the Mexican Counsel and any local counsel to the Agents incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, provided that such counsel shall provide the Borrowers with
              --------
invoices reflecting the expenses incurred in connection with the foregoing,
(iii) all reasonable out-of-pocket expenses

(including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank, the Issuing Bank or the Agents, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or any Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or any of their Restricted Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's, the Issuing Bank's or the Agents' relationship with the Borrowers or any of their Restricted Subsidiaries except in connection with a claim that any of the Borrowers has against any of the Banks, the Issuing Bank and the Agents and in which claim such Borrower is the prevailing party after entry of a final non-appealable judgment or order,
(iv) all reasonable fees, expenses and disbursements of any Bank or the Agents incurred in connection with UCC searches, STB searches, UCC filings or STB filings, if any, and the Australian, Canadian and Mexican equivalents thereof, if any, and (v) all reasonable costs of conducting commercial finance examinations of the Borrowers' properties, including the applicable daily time charges of the Administrative Agent's commercial finance examiners, agents, consultants and representatives engaged in such examinations and appraisals as in effect from time to time, and reasonable out-of-pocket travel and other related expenses provided that so long as no Default or Event of Default has
                 --------
occurred and is continuing, the costs of such commercial finance examinations shall be limited to a maximum of (A) $15,000 for the first such examination and
(B) $10,000 for each subsequent commercial finance examination. The covenants of this (S)17 shall survive payment or satisfaction of all other Obligations.

                             18.  INDEMNIFICATION.
                                  ---------------

         Each of the Borrowers jointly and severally agrees, in accordance with the provisions set forth in (S)6.14, to indemnify and hold harmless the Agents, the Issuing Bank, the Arranger and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(i) any actual or proposed use by any of the Borrowers or any of their Restricted Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrowers or any of their Restricted Subsidiaries comprised in the Collateral, (iii) any of the Borrowers or any of their Restricted Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iv) with respect to the Borrowers and their Restricted Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding other than as a result of the gross negligence or willful misconduct of the Agents, the Issuing Bank, the Arranger or any Bank. In the event that any claim is made against the Agents, the Issuing Bank, the Arranger or any Bank for which indemnity is provided under this (S)18, the Agents, the Issuing Bank, the Arranger or such Bank shall provide prompt notice to the Borrowers of any such claim not otherwise known to the Borrowers, but the failure of the Agents, the Issuing Bank, the Arranger or such Bank to provide such notice shall not impair the liability of any Borrower with respect to its indemnification for such claim except to the extent that such Borrower has been actually prejudiced by such failure. In litigation, or the preparation therefor, the Banks, the Issuing Bank, the Arranger and the Agents shall be entitled to select their own counsel and to participate in the defense and the investigation of such claim, action or proceeding and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this (S)18 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this (S)18 shall survive payment or satisfaction in full of all other Obligations.

                        19. SURVIVAL OF COVENANTS, ETC.
                            --------------------------

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of a Borrower or any of its Restricted Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks, the Issuing Bank and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agents has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank, the Issuing Bank or the Agents at any time by or on behalf of the Borrowers or any of their Restricted Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Restricted Subsidiary hereunder.

                       20. ASSIGNMENT AND PARTICIPATION.

         20.1. Conditions to Assignment by Bank. Except as provided herein, each
               --------------------------------
US Bank may assign to one or more US Eligible Assignees and each

Australian Bank may assign to one or more Australian Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest, if any, in the risk relating to any Letters of Credit); provided that (i) the Administrative Agent and, so long as no Default or Event
--------
of Default shall have occurred and be continuing, the Borrowers, shall have given prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations in respect of the Loans, (iii) each assignment shall be in a minimum amount of $2,500,000 (or less, if such assignment would be of all of such Bank's interests, rights and obligations in respect of its Commitment, Loans and Letter of Credit Participations), (iv) so long as no Default or Event of Default shall have occurred and be continuing, BKB shall retain an interest under this Credit Agreement, (v) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an
                                                        ---------
"Assignment and Acceptance"), together with any Notes subject to such assignment, and (vi) no US Term Bank may make any assignment of all or a portion of its interests, rights and obligations in the Canadian Term Loan to an assignee who is not dealing at "arms length" with the Canadian Borrower (as such term is defined in the Income Tax Act of Canada). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in (S)20.3, be released from its obligations under this Credit Agreement. Such release shall not include any claims which the Borrowers may have against such Bank arising prior to the date of such assignment.

         20.2. Certain Representations and Warranties; Limitations; Covenants.
               --------------------------------------------------------------
By executing and delivering an Assignment and Acceptance, the Borrowers, the Banks (including the assignee Bank) and the applicable Agent confirm to and agree with each other as to the following paragraphs (c), (e), (f), (g), (h) and
(i) hereof and the Banks (including the assignee Bank) and the applicable Agent confirm to and agree with each other as to the following paragraphs (a), (b) and
(d);:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection, priority, publication or rank of any security interest, hypothec or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Restricted Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Restricted Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in (S)8.4 and (S)9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an US Eligible Assignee or an Australian Eligible Assignee, as applicable;

                  (f) such assignee appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) if applicable, such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of
                        --- ----
         outstanding Letters of Credit.

         20.3. Register. The Administrative Agent shall maintain a copy of each
               --------
Assignment and Acceptance delivered to it and a register or similar list (the

"Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

         20.4. New Notes. Upon its receipt of an Assignment and Acceptance
               ---------
executed by the parties to such assignment, together with the Notes (if any) subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the applicable Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, new Notes to the order of the US Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning US Bank has retained some portion of its obligations hereunder, a new Note or Notes to the order of the assigning US Bank in the amounts equal to the amounts retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this (S)20.4, the applicable Borrowers shall provide a certificate to the assignee Bank and the assignor Bank, if applicable, entitling such Banks to rely with respect to the new Notes on the resolutions authorizing the execution and delivery of the surrendered Notes as conclusively authorizing the execution and delivery of the new Notes. The surrendered Notes shall be cancelled and returned to the Borrowers.

         20.5. Participations. Each Bank may sell participations to one or more
               --------------
banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided
                                                                      --------
that (i) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (ii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any Commitment Fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         20.6. Disclosure. The Borrowers agree that in addition to disclosures
               ----------
made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or
--------
participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         20.7. Assignee or Participant Affiliated with the Borrowers. If any
               -----------------------------------------------------
assignee Bank is an Affiliate of any of the Borrowers or any of their Subsidiaries, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to (S)14.1 or (S)14.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of any of the Borrowers, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to (S)14.1 or (S)14.2 to the extent that such participation is beneficially owned by any Borrower or any Affiliate of any Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

         20.8. Miscellaneous Assignment Provisions. Any assigning Bank shall
               -----------------------------------
retain its rights to be indemnified pursuant to (S)18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee of a US Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, on or before the date on which it becomes a party to this Credit Agreement, deliver to the US Borrower and the Administrative Agent the certification referred to in (S)6.2.2(b). If any Administrative Agent or the Issuing Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrowers and with the consent of the Borrowers and the Majority Banks, appoint another Bank to act as a Administrative Agent or Issuing Bank, as the case may be, hereunder. Anything contained in this (S)20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under
(S)4 of the Federal Reserve Act, 12 U.S.C. (S)341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         20.9. Assignment by Borrower. None of the Borrowers shall assign or
               ----------------------
transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                               21. NOTICES, ETC.
                                   ------------

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the US Borrower or any US Guarantor, at Genesee & Wyoming Inc., 71 Lewis Street, Greenwich, CT, Attention: Mark W. Hastings, Treasurer and Chief Financial Officer, or at such other address for notice as the US Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Australian Borrower or an Australian Guarantor, at 71 Lewis Street, Greenwich, Connecticut 06830, Attn: Mark W. Hastings, or at such other address for notice as the Australian Borrower shall last have furnished in writing to the Person giving the notice;

                  (c) if to the Canadian Borrower or any Canadian Guarantor, at 71 Lewis Street, Greenwich, Connecticut 06830, Attn: Mark W. Hastings, or such other address for notice as the Canadian Borrower shall last have furnished in writing to the Person giving notice;

                  (d) if to the Mexican Borrower or any Mexican Guarantor, at 71 Lewis Street, Greenwich, Connecticut 06830, Attn: Mark W. Hastings, or such other address for notice as the Mexican Borrower shall last have furnished in writing to the Person giving notice;

                  (e) if to the Administrative Agent, at 100 Federal Street, Transportation Division, Boston, Massachusetts 02110, USA, Attention:
         Dexter Freeman, Director, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;

                  (f) if to the Australian Agent, at an address to be designated to the Australian Borrower and the Administrative Agent, or such other address for notice as the Australian Agent shall last have furnished in writing to the Person giving the notice; and

                  (g) if to any Bank, at such Bank's address set forth on
         Schedule II hereto, or such other address for notice as such Bank shall
         -----------
         have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                              22. GOVERNING LAW.
                                  -------------

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN (S)21.

                                23.  HEADINGS.
                                     --------

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                              24.  COUNTERPARTS.
                                   ------------

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                          25. ENTIRE AGREEMENT, ETC.
                              ---------------------

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in (S)27.

                        26. WAIVER OF JURY TRIAL, ETC.
                            -------------------------

         Each of the Borrowers and the Guarantors hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrowers and the Guarantors hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary or punitive damages or any damages other than, or in addition to, actual damages and waives all suretyship defenses generally. Each of the Borrowers and the Guarantors (i) certifies that no representative, agent or attorney of any Bank or such Agent has represented, expressly or otherwise, that such Bank or such Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agents and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                    27. CONSENTS, AMENDMENTS, WAIVERS, ETC.
                        ----------------------------------

         Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any of the Borrowers or any of their Restricted Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, the rates of interest on the Loans (other than interest accruing pursuant to (S)6.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) or the amount of the Commitment Fees or Letter of Credit Fees may not be decreased without the written consent of each Bank affected thereby; the term of the Loans, the amount of the Commitment of any Bank, the timing of payment of any principal, interest, fees, and Reimbursement Obligations may not be changed without the written consent of the Borrowers and of each Bank affected thereby; principal may not be forgiven without the written consent of the Borrowers and the written consent of each Bank affected thereby; (S)20.9 may not be amended without the written consent of each Bank affected thereby; the release of a substantial part of the Collateral (other than in accordance with (S)10.5.2) shall not be permitted without the consent of all the Banks; the release of any Guarantor shall not be permitted without the consent of the Majority Banks, provided that the release of any Guarantor having total assets in excess of ten
--------
percent (10%) of the consolidated total assets of the

Borrowers and their Restricted Subsidiaries shall not be permitted without the consent of all of the Banks; the Maturity Date may not be postponed without the written consent of each Bank affected thereby; this (S)27 and the definition of Majority Banks may not be amended, without the written consent of all of the Banks; and the amount of the Agents' Fee or any Letter of Credit Fees or any other fees payable for the Agents' account and (S)16 may not be amended without the written consent of the applicable Agents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                              28.  SEVERABILITY.
                                   ------------

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                           29. PARI PASSU TREATMENT.
                               --------------------

                  (a) Subject to (S)31 and notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.

                  (b) Following the occurrence and during the continuance of any Event of Default, each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower (pursuant to (S)15 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, and other Obligations held by it as a result of which the unpaid principal portion of the Notes, Loans and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes, Loans and Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes, Loans and Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes, Loans, Obligations and participations in Notes, Loans and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes, Loans and Obligations then Outstanding as the principal amount of the Notes, Loans and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes, Loans and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or
         --------
         adjustments shall be made pursuant to this (S)29 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

                  (c) Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes, Loans and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

                  (d) Nothing contained in this (S)29 shall impair, as between any Borrower and any Bank, the obligation of such Borrower to pay to such Bank all amounts payable in respect of such Bank's Notes, Loans, and other Obligations as and when the same shall become due and payable in accordance with the terms thereof.

                        30. TRANSITIONAL ARRANGEMENTS.
                            -------------------------

         30.1. Prior Credit Agreement Superseded. On the Closing Date, this
               ---------------------------------
Credit Agreement shall supersede the Prior Credit Agreement in its entirety, except as provided in this (S)30. On the Closing Date, the rights and obligations of the parties evidenced by the Prior Credit Agreement shall be evidenced by the Credit Agreement and the other Loan Documents, the "Loans" as defined in the Prior Credit Agreement shall be converted to US Revolving Credit Loans as defined herein and the Existing Letters of Credit issued by the Administrative Agent for the account of the US Borrower or any of its Restricted Subsidiaries prior to the Closing Date shall converted into Letters of Credit under this Credit Agreement.

         30.2. Return and Cancellation of Prior Notes. As soon as reasonably
               --------------------------------------
practicable after the Closing Date, the Banks under the Prior Credit Agreement will promptly return to the US Borrower, marked "Substituted" or "Cancelled", as the case may be, any notes held by the Banks pursuant to the Prior Credit Agreement.

         30.3. Interest and Fees under Superseded Agreement. All interest and
               --------------------------------------------
fees and expenses, if any, owing or accruing under or in respect of the Prior Credit Agreement through the Closing Date shall be calculated as of the Closing Date (pro rated in the case of any fractional periods), and shall be paid on the

Closing Date. Commencing on the Closing Date, the Commitment Fees hereunder shall be payable by the Borrowers to the Agents for the account of the Banks in accordance with (S)2.2.

                   31. Distribution of Collateral Proceeds.
                       -----------------------------------

         In the event that, following the acceleration of any of the Obligations, any of the Agents or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, fees, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Agents of all or any of the rights, remedies, powers and privileges of the Agents under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agents against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

                  (b) Second, to all other Obligations in accordance with (S)29;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts and any Australian, Canadian or Mexican equivalent; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

               BORROWERS:               GENESEE & WYOMING INC.


                                                /s/ Mark W. Hastings
                                        By:___________________________________
                                           Name:   Mark W. Hastings
                                           Title: Vice President and Treasurer
                                                   and Chief Financial Officer

                                        AUSTRALIA SOUTHERN
                                        RAILROAD PTY. LIMITED,
                                         ACN 079 444 296,


                                                /s/ Mortimer B. Fuller III
                                        By:__________________________________
                                           Name: Mortimer B. Fuller III
                                           Title: Chairman, Board of Directors


                                        QUEBEC GATINEAU RAILWAY INC.


                                                /s/ Mark W. Hastings
                                        By:__________________________________
                                           Name: Mark W. Hastings
                                           Title: Treasurer


                                        COMPANIA DE FERROCARRILES CHIAPAS -
                                         MAYAB, S.A. de C.V.


                                                /s/ Mark W. Hastings
                                        By:_________________________________
                                           Name: Mark W. Hastings
                                           Title: Financial Director

                  BANKS: BANKBOSTON, N.A, individually, as Administrative Agent and as Issuing Bank


                                                /s/ Dexter Freeman
                                        By:_________________________________
                                           Name: Dexter Freeman
                                           Title: Director


                                        THE FIRST NATIONAL BANK OF
                                         CHICAGO,  individually and as
                                        Documentation Agent and as Australian
                                        Agent


                                                /s/ Aaron Lanski
                                        By:_________________________________
                                           Name: Aaron Lanski
                                           Title: Assistant Vice President


                                        THE BANK OF NOVA SCOTIA


                                                /s/ W. Brown
                                        By:_________________________________
                                           Name: W. J. Brown
                                           Title: Vice President


                                        FIRST UNION NATIONAL BANK


                                                /s/ Theresa Marie Smith
                                        By:_________________________________
                                           Name: Theresa Marie Smith
                                           Title: Vice President


                                        FLEET BANK, N.A.


                                                /s/ Charles M. Sabino
                                        By:_________________________________
                                           Name: Charles M. Sabino
                                           Title: Senior Vice President

                                        LaSALLE BANK NATIONAL ASSOCIATION

                                                /s/ Terri A. Maurer
                                        By:_________________________________
                                           Name: Terri A. Maurer
                                           Title: Vice President


                          US GUARANTORS: BRADFORD INDUSTRIAL RAIL, INC.


                                                /s/  David J. Collins
                                        By:_________________________________
                                           Name: David J. Collins
                                           Title: Vice President


                                        THE DANSVILLE AND MOUNT
                                         MORRIS RAILROAD COMPANY

                                                /s/ David J. Collins
                                        By:_________________________________
                                           Name: David J. Collins
                                           Title: President


                                        GENESEE & WYOMING RAILROAD
                                         SERVICES, INC.

                                                /s/  David J. Collins
                                        By:_________________________________
                                           Name: David J. Collins
                                           Title: Vice President / Secretary

                                        GENESEE AND WYOMING
                                          RAILROAD COMPANY
                                        GWI RAIL MANAGEMENT
                                          CORPORATION
                                        GWI CANADA, INC.
                                        ROCHESTER & SOUTHERN
                                          RAILROAD, INC.
                                        ALLEGHENY & EASTERN
                                          RAILROAD, INC.
                                        BUFFALO & PITTSBURGH
                                          RAILROAD, INC.
                                        PITTSBURG & SHAWMUT RAILROAD,
                                          INC.
                                        LOUISIANA & DELTA
                                          RAILROAD, INC.
                                        ILLINOIS & MIDLAND RAILROAD, INC.
                                        PORTLAND & WESTERN
                                          RAILROAD, INC.
                                        WILLAMETTE & PACIFIC
                                          RAILROAD, INC.
                                        GOLDEN ISLES TERMINAL
                                          RAILROAD, INC.
                                        SAVANNAH PORT TERMINAL
                                          RAILROAD, INC.
                                        CAROLINA COASTAL RAILWAY, INC.
                                        COMMONWEALTH RAILWAY,
                                          INCORPORATED
                                        CORPUS CHRISTI TERMINAL
                                          RAILROAD, INC.
                                        RAIL LINK, INC.
                                        TALLEYRAND TERMINAL RAILROAD
                                          COMPANY, INC.

                                                /s/  Mark W. Hastings
                                        By:_________________________________
                                           Name:   Mark W. Hastings
                                           Title: Treasurer


                                        GWI LEASING CORPORATION

                                                /s/ Mark W. Hastings
                                        By:_________________________________
                                           Name:   Mark W. Hastings
                                           Title: President / Treasurer

              AUSTRALIAN
              GUARANTORS:               GENESEE & WYOMING
                                        AUSTRALIA PTY. LIMITED

                                                /s/ Mortimer B. Fuller III
                                        By:________________________________
                                           Name: Mortimer B. Fuller III
                                           Title: Chairman, Board of Directors


              MEXICAN
              GUARANTORS:               G.W. MEXICO, S.A. de C.V.

                                                /s/ Mark W. Hastings
                                        By:________________________________
                                           Name: Mark W. Hastings
                                           Title: Financial Director


              CANADIAN
              GUARANTORS:               GENESEE RAIL-ONE INC.

                                                 /s/ Mark W. Hastings
                                        By:________________________________
                                           Name:   Mark W. Hastings
                                           Title: Treasurer


                                        MIRABEL RAILWAY INC.

                                                /s/ Mark W. Hastings
                                        By:________________________________
                                           Name:   Mark W. Hastings
                                           Title: Treasurer


                                        HURON CENTRAL RAILWAY INC.

                                                /s/ Mark W. Hastings
                                        By:________________________________
                                           Name:   Mark W. Hastings
                                           Title: Treasurer

                                        RAIL-ONE INC.

                                                /s/ Mark W. Hastings
                                        By:________________________________
                                           Name: Mark W. Hastings
                                           Title: Treasurer